UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Clear Channel Outdoor Holdings, Inc.

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Clear Channel

Clear Channel Outdoor

A LETTER FROM OUR CEO AND INDEPENDENT CHAIR OF THE BOARD

Dear Fellow Stockholders:

On behalf of Clear Channel Outdoor Holdings, Inc.’s Board of Directors, it is our pleasure to invite you to our first annual meeting of stockholders as an independent, pure-play, outdoor advertising company.

This has been a transformative year for Clear Channel Outdoor, and we are proud of our progress and the extraordinary efforts of our global team. Like so many other companies, the last months have brought a number of challenges and uncertainties. COVID-19 is a major global disruption but we are proud of the way our people have responded and, with their drive and dedication together with the support of our stockholders and Board of Directors, we know our team has the focus, energy and ambition to weather these turbulent and unprecedented times and take the business to the next level. We believe we can now fully chart our own course to build on our momentum, fulfill our ambition and pursue the opportunities in front of us.

Thank you for your continued support and confidence in Clear Channel Outdoor. We hope you will join us for our Annual Meeting webcast on May 19, 2020.

Sincerely,

C. William Eccleshare	W. Benjamin Moreland
Worldwide Chief Executive Officer and Director	Chair of the Board

NOTICE OF

2020

ANNUAL

MEETING OF

STOCKHOLDERS

AND

PROXY

STATEMENT

Tuesday, May 19, 2020

9:00 a.m., Eastern Time

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

As a stockholder of Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor” or the “Company”), you are hereby given notice that the annual meeting of stockholders of Clear Channel Outdoor will be held by means of a live webcast, at www.meetingcenter.io/266328988, on May 19, 2020, at 9:00 a.m. Eastern Time, for the following purposes:

1.	to elect John Dionne, Andrew Hobson and Joe Marchese to serve as directors for a three year term;

2.	to approve an advisory resolution on executive compensation;

3.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Clear Channel Outdoor for the year ending December 31, 2020; and

4.	to transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 23, 2020 are entitled to notice of and to vote at the annual meeting.

If you plan to attend the annual meeting, please follow the voting and registration instructions set forth in this proxy statement.

Your attention is directed to the accompanying proxy statement. In addition, although mere participation in the annual meeting will not revoke your proxy, if you participate in the annual meeting webcast, you may revoke your proxy and vote during the meeting. To ensure that your shares are represented at the annual meeting, please submit your vote by Internet, telephone or mail, whether or not you plan to attend the annual meeting.

By Order of the Board of Directors

Lynn A. Feldman

Executive Vice President, General Counsel and Secretary

San Antonio, Texas

April 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2020 The Proxy and Annual Report are available at: www.envisionreports.com/cco

Notice and Proxy Statement 2020

Proxy Statement Summary

This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

2020 Annual Meeting Information

Date and Time: Tuesday, May 19, 2020 at 9:00 a.m. Eastern Time	Location: www.meetingcenter.io/266328988	Record Date: March 23, 2020	Proxy Mail Date: On or about April 8, 2020

HOW TO VOTE

By Internet: Visit the website listed on your proxy card	By Phone: Call the telephone number on your proxy card	By Mail: Sign, date and return your proxy card in the enclosed envelope	During the Annual Meeting: Participate in the Annual Meeting webcast

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission:

Admission to the Annual Meeting is limited to stockholders as of the record date. If you plan to attend the annual meeting, please follow the registration instructions set forth in this proxy statement.

ANNUAL MEETING AGENDA AND VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation		Page Reference (for more details)
Proposal 1	Election of Directors	✓	FOR	17
Proposal 2	Approval of an advisory resolution on executive compensation	✓	FOR	76
Proposal 3	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2020	✓	FOR	77

In this Proxy Statement, “we,” “our,” “us,” “Clear Channel Outdoor” and the “Company” refer to Clear Channel Outdoor Holdings, Inc. and the “Annual Meeting” refers to the 2020 Annual Meeting of Stockholders. We first made this Proxy Statement and form of proxy card available to stockholders on or about April 8, 2020.

NEW CHAPTER AS A STAND-ALONE, INDEPENDENT PUBLIC COMPANY WITH INDEPENDENT BOARD AND NEW EXECUTIVE MANAGEMENT TEAM

On May 1, 2019, we successfully completed our separation (the “Separation”) from iHeartMedia, Inc. (“iHeartMedia”), and we became a stand-alone, independent public company. The Separation from iHeartMedia was a significant milestone for us, as we ceased to be a controlled company, and marked a new chapter for our company under the leadership of Mr. C. William Eccleshare, our Worldwide Chief Executive Officer, and our Board of Directors. On the date of the Separation, a new Board was elected, fully independent board committees were formed and an experienced and dedicated executive management team with significant Company and industry knowledge was appointed. The Separation has given us the stability and the mandate to continue to invest in our business, to continue to build our leading market position and to pursue opportunities to strengthen our capital structure and improve our financial flexibility.

2019 PERFORMANCE HIGHLIGHTS

+13.6%* * Excluding FX		+7%* * Excluding FX
DIGITAL DISPLAY REVENUE INCREASED IN 2019 ACCOUNTS FOR 29.1% OF REVENUE	DIGITAL COVERAGE IN ALL TOP 20 DMAs	AMERICAS DIVISION REVENUE INCREASED IN 2019

+9.1%*
REDUCED NET DEBT BY OVER $360M* IN 2019 * See Appendix A for reconciliation of non-GAAP financial information	AMERICAS DIVISION OIBDAN INCREASED IN 2019 * See Appendix A for reconciliation of non-GAAP financial information	GLOBAL AND US OOH INDUSTRY OUTPERFORMING OTHER FORMS OF TRADITIONAL MEDIA (Global & US data sourced from MAGNA Dec. 2019 Report)

ii Notice and Proxy Statement 2020

DIRECTOR NOMINEES

Below is information about each of our Director nominees:

Name	Age		Independent Director	Committee Memberships
John Dionne	56	Senior Advisor to the Blackstone Group L.P.; Senior Lecturer in the Finance Unit at the Harvard Business School	✓	AC; NCGC
Andrew Hobson	58	Partner and Chief Financial Officer at Innovatus Capital Partners, LLC	✓	AC
Joe Marchese	39	Chief Executive Officer at Attention Capital	✓	NCGC

AC = Audit Committee

NCGC = Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE HIGHLIGHTS

The Board of Directors (the “Board”) of Clear Channel Outdoor believes that good governance is key to achieving long-term stockholder value, and that the Company’s long-term success requires the Company’s commitment to a robust framework of guidelines and practices that serves the best interest of the Company and all of our stockholders. Below are some key highlights of our corporate governance framework:

✓  7 out of 9 of our directors are independent.

✓  The Board is led by an independent, non-executive Chair.

✓  After 2023, all of our directors will be elected annually.

✓  All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined by the NYSE listing standards and applicable SEC rules.

✓  Each Board committee operates under a written charter that has been approved by the Board, and is reviewed annually.

✓  The Board conducts periodic executive sessions, where independent directors meet without management.

✓  The Nominating and Corporate Governance Committee oversees an annual self-evaluation process for the Board and each standing committee, and is responsible for proposing any modification or alterations in Board or committee practices or procedures.

✓  Our Code of Business Conduct and Ethics, which applies to all employees as well as officers and all members of the Board, reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability.

Notice and Proxy Statement 2020 iii

CORPORATE SOCIAL RESPONSIBILITY

Clear Channel Outdoor’s Board and management team are committed to the Company’s guiding principle of making a difference in the communities we serve. Clear Channel Outdoor strives to behave ethically and responsibly as a company, an employer, and business partner, and we endeavor to use our resources and products to drive meaningful change. We believe addressing the challenges that affect people’s daily lives is critical for influencing greater societal change. Our support extends to both local and national organizations as they:

•	improve health and public safety;

•	ensure a sustainable environment;

•	promote arts, education and cultural diversity; as well as

•	support market-by-market advertising standards.

This collaboration works to inspire citizens to make a difference within their own communities, and helps us to meet our commitment to being a responsible business, which creates value for our clients, our communities, our people and, ultimately, our stockholders.

Health and Safety Highlights	Sustainable Environment Highlights

Our Americas division aids non-profits and law enforcement agencies as they make our communities safer.

•   Since 2007, we have partnered with federal and local law enforcement which has led to the direct apprehension of fugitives.

•   Since 2013, we have partnered with Polaris to combat human trafficking with campaigns in cities across America.

•   We use our billboards to communicate emergency information to the mass public instantly.

•   We use media across the country to help recover abducted children through the distribution of AMBER alerts.

We are very focused on operating our business in ways that minimize the potential for causing harm to the environment, and are committed to employing ecologically friendly construction techniques, materials and operational procedures.

•   We have converted our posters and the majority of our bulletin products to a recyclable Polyethylene (PE) Substrates.

•   Nearly 100% of our PE posters are recycled annually.

•   Up to 98% of our digital billboard components are recyclable, leaving minimal impact on landfills.

•   We converted 11,000 display panels in 10 major U.S. cities to LED lights, decreasing energy consumption by more than 60%.

Arts, Education & Diversity Highlights	Advertising Standards

As an ethical business we are delighted to help address critical issues affecting the communities we serve such as education and literacy, and music and art.

•   We engaged in a cross-media communication project to broadcast music performances of artists of RADIO ITALIA LIVE - THE CONCERT through Clear Channel kiosks in Corso Como and Corso Garibaldi in Milan, Italy.

•   We held a panel event during Black History Month called Clear Channel Presents: “Celebrating Role Models and Smashing Stereotypes” and, in partnership with Spotify, took our celebration of LGBTQ+ Pride globally during events in 14 cities across the Pride season

•   As part of our Equity program, we partnered with the Women’s Forum for the Economy and Society and Women 7, organizations aimed at promoting a greater gender mix in all power organizations in society and advocating for the adoption of political and financial measures that promote gender equality.

For over a century we have been committed to delivering our advertisers’ messages to the consumer. This requires both a defense of free speech and a sensitivity to contemporary standards and concerns. We recognize the need to balance these demands and adhere to a high standard of advertising.

•   We established exclusionary zones which prohibit advertisements of all products illegal for sale to minors.

•   We continue our traditional commitment at both the national and local levels to display public service messages for worthy community causes.

•   We encourage diversity of advertised goods and services in all markets.

iv Notice and Proxy Statement 2020

Ethics and Compliance

Clear Channel Outdoor is committed to maintaining the highest standards of compliance, ethics, honesty, openness and accountability in our business operations. We maintain a Code of Business Conduct & Ethics (the “Code”) that sets forth standards for our officers, directors, employees, interns, contractors and agents throughout our corporate structure. Training on the Code is mandatory upon employment and is provided on an annual basis. Highlights from our Code include:

•	No-retaliation policy for anyone who, acting in good faith, notifies us of a possible violation of the Code, our policies or the law.

•	Commitment to human rights and labor protections in all of our operations, and the expectation that our business partners uphold the same standards.

•	Anti-corruption policy that prohibits offering, attempting to offer, authorizing or promising any bribe or kickback for the purpose of obtaining or retaining business or an unfair advantage.

We are also committed to safeguarding and maintaining the privacy of personal information and honor CCPA, GDPR, and data privacy rights requests. We maintain on our website a Privacy Policy describing how we collect, protect, store, use, and dispose of personal information automatically collected and/or voluntarily provided through interaction with the Company’s website, and we offer those with privacy concerns the right to request that we do not sell their personal information and honor their requests within legally prescribed time frames.

EXECUTIVE COMPENSATION HIGHLIGHTS

On May 1, 2019, in connection with the Separation, our new Compensation Committee was formed. With the Separation, the newly formed Compensation Committee, with support from our independent compensation consultant, has re-evaluated our compensation practices to ensure they support the objectives of our business, align with market practice and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation. Certain post-Separation highlights include:

•	We continued our practice of annual incentive plan awards tied to Company and division performance and individual performance targets.

•

We implemented a new long-term incentive (LTI) program that provides for annual equity awards for our executive team members made up of 50% restricted stock units and 50% performance stock units which vest based on our relative total shareholder return over a three-year period.

•	We increased the compensation of some of our executive officers in recognition of their new roles and expanded responsibilities following the Separation.

•	We implemented new executive stock ownership guidelines requiring executives to hold common stock with a value equal to a specified multiple of base salary within five years.

•

We reviewed and updated our executive compensation peer group to consist of companies similar in size and complexity as us, companies in the media or similar industries and companies that are in competition with us for executive talent.

Notice and Proxy Statement 2020 v

Clear Channel Outdoor Holdings, Inc. 2020 Proxy Statement

This proxy statement contains information related to the annual meeting of stockholders of Clear Channel Outdoor Holdings, Inc. (referred to herein as “Clear Channel Outdoor,” “CCOH,” “Company,” “we,” “our” or “us”) to be held on Tuesday, May 19, 2020, beginning at 9:00 a.m. Eastern Time, at www.meetingcenter.io/266328988, and at any postponements or adjournments thereof. On or about April 8, 2020, we will begin to mail to our stockholders either a notice containing instructions on how to access this proxy statement and our annual report online, or a printed copy of these proxy materials. The Company will bear the costs of preparing and mailing the proxy materials and other costs of the proxy solicitation made by the Board of Directors of Clear Channel Outdoor (the “Board”).

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Clear Channel Outdoor is making these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these proxy materials to you by mail in connection with Clear Channel Outdoor’s annual meeting of stockholders (the “annual meeting”), which will take place on May 19, 2020. The Board is soliciting proxies to be used at the annual meeting. You also are invited to attend the annual meeting webcast and are requested to vote on the proposals described in this proxy statement.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the notice.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	There are three proposals scheduled to be voted on at the annual meeting:

•	the election of the nominees for director named in this proxy statement;

•	the approval of an advisory resolution on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2020.

Q:	WHICH OF MY SHARES MAY I VOTE?

A:

All shares of common stock owned by you as of the close of business on March 23, 2020 (the “Record Date”) may be voted by you. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee. As of the Record Date, there were 466,419,652 shares of common stock outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most stockholders of Clear Channel Outdoor hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Notice and Proxy Statement 2020 1

Stockholder of Record: If your shares are registered directly in your name with Clear Channel Outdoor’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Computershare on behalf of Clear Channel Outdoor. As the stockholder of record, you have the right to grant your voting proxy directly to Clear Channel Outdoor or to vote during the annual meeting.

Beneficial Owner: If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and also are invited to attend the annual meeting webcast. However, since you are not the stockholder of record, you may not vote these shares during the annual meeting, unless you obtain a legal proxy from your broker, bank or other nominee giving you the right to vote the shares and register for the meeting in accordance with the instructions set forth below.

Q:	WHAT CONSTITUTES A QUORUM?

A:

The holders of a majority of the total voting power of Clear Channel Outdoor’s common stock entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the annual meeting. Votes “withheld,” abstentions and “broker non-votes” (described below) are counted as present for purposes of establishing a quorum.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:

Under New York Stock Exchange (“NYSE”) rules, brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote.” If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to the election of directors. Your broker will send you directions on how you can instruct your broker to vote.

As described above, if you do not provide your broker with voting instructions and the broker is not permitted to vote your shares on a proposal, a “broker non-vote” occurs. Broker non-votes will be counted for purposes of establishing a quorum at the annual meeting and will have no effect on the vote on any of the proposals at the annual meeting.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?

A:

We are hosting the annual meeting by means of a live webcast. You will not be able to attend the meeting in person. You are entitled to participate in the annual meeting only if you were a stockholder of record of Clear Channel Outdoor as of the close of business on the record date, or if you hold a legal proxy from the record holder for the annual meeting.

Stockholder of Record: You will be able to listen to the annual meeting, submit questions and vote by going to www.meetingcenter.io/266328988 and clicking on “I have a Control Number.” The password for the meeting is CCO2020.

Beneficial Owner: If you wish to attend the annual meeting, you must register in advance. See “HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?” below.

We encourage you to access the meeting website prior to the start time to allow ample time for check in. The virtual annual meeting will begin promptly at 9:00 a.m., Eastern Time.

Q:	HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?

A:	Stockholder of Record: You do not need to register. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. See “HOW CAN I ATTEND THE ANNUAL MEETING?” above.

2 Notice and Proxy Statement 2020

Beneficial Owner: If you wish to register to attend the annual meeting, you must provide our transfer agent, Computershare Trust Company, N.A. (“Computershare”) with your name, email address and a copy of a legal proxy from your broker, bank or other nominee reflecting your beneficial stock ownership in Clear Channel Outdoor. Registration requests must be in writing and be mailed to:

Computershare Investor Services

Clear Channel Outdoor Holdings, Inc. — Legal Proxy

462 South 4th Street, Suite 1600

Louisville, KY 40202

Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2020. You will receive an email from Computershare acknowledging your registration along with a Control Number.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

•

By Internet—If you have Internet access, you may submit your proxy by going to www.envisionreports.com/cco and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by Internet. Internet voting is available until 11:59 p.m., Eastern Time, on May 18, 2020.

•

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Time, on May 18, 2020.

•

By Mail—You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

Q:	WHAT IF I RETURN MY PROXY CARD WITHOUT SPECIFYING MY VOTING CHOICES?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:	WHAT IF I ABSTAIN FROM VOTING OR WITHHOLD MY VOTE ON A SPECIFIC PROPOSAL?

A:	If you withhold your vote on the election of directors, it will have no effect on the outcome of the vote on the election of directors.

If you abstain from voting on (i) the approval of an advisory resolution on executive compensation or (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020, it will have the same effect as a vote “against” this proposal.

Abstentions are counted as present for purposes of determining a quorum.

Notice and Proxy Statement 2020 3

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY CARD OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices and voting instruction cards you receive.

Q:	WHAT ARE CLEAR CHANNEL OUTDOOR’S VOTING RECOMMENDATIONS?

A:	The Board recommends that you vote your shares “FOR”:

•	the nominees for director named in this proxy statement;

•	the approval of an advisory resolution on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2020.

Q:	WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS AND APPROVE EACH PROPOSAL?

A:

The directors will be elected by a plurality of the votes properly cast. The approval of an advisory resolution on executive compensation and the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2020 will require the affirmative vote of the holders of at least a majority of the total voting power of the voting stock present in person (virtually) or by proxy at the annual meeting and entitled to vote on the matter.

Q:	WHERE CAN I FIND A LIST OF STOCKHOLDERS OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:

A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, at our corporate offices at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by sending the Secretary of Clear Channel Outdoor a proxy card dated later than your last submitted proxy card, by authorizing a new proxy to vote on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted) notifying the

Secretary of Clear Channel Outdoor in writing, or voting during the annual meeting. If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker or other nominee to change your vote or revoke your proxy.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	Clear Channel Outdoor will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K, which we anticipate filing with the SEC by May 26, 2020.

Q:	MAY I ACCESS CLEAR CHANNEL OUTDOOR’S PROXY MATERIALS FROM THE INTERNET?

A:	Yes. These materials are available at www.envisionreports.com/cco.

4 Notice and Proxy Statement 2020

The Board of Directors and Corporate Governance

Our Board is responsible for overseeing the direction of Clear Channel Outdoor and for establishing broad corporate policies. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the Board are kept informed of Clear Channel Outdoor’s business through discussions with the Chief Executive Officer, the Chief Financial Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from Board committees and by otherwise participating in Board and committee meetings.

During 2019, we separated from, and ceased to be controlled by, iHeartMedia, Inc. (“iHeartMedia”), our former parent company, and its subsidiaries (collectively, the “iHeart Group”), through a series of transactions (the “Separation”) effected in connection with iHeartMedia’s emergence from bankruptcy proceedings. Prior to the Separation, our board of directors consisted of Blair E. Hendrix, Harvey L. Tepner, Daniel G. Jones, Olivia Sabine, Paul Keglevic, Vicente Piedrahita and Dale W. Tremblay. On May 1, 2019, the effective date of the Separation (the “Effective Date”), the number of directors was increased to nine and C. William Eccleshare, our Worldwide Chief Executive Officer, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon were appointed as members of our Board.

COMPOSITION OF THE BOARD OF DIRECTORS

Our Board is currently divided into three classes serving staggered three year terms. Our amended certificate of incorporation provides for a phase out of the classification of the Board. Directors elected at this annual meeting will be elected for a three-year term expiring at our 2023 annual meeting of stockholders. Directors elected at our 2021 annual meeting of stockholders will be elected for a two-year term expiring at our 2023 annual meeting of stockholders. Directors elected at our 2022 annual meeting of stockholders will be elected for a one-year term expiring at our 2023 annual meeting of stockholders.

From and after our 2023 annual meeting of the stockholders, the Board will no longer be classified and each director will be elected for a one-year term. In case of any increase or decrease, from time to time, in the number of directors prior to our 2023 annual meeting of stockholders, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, the number of directors added to or eliminated from each class will be apportioned so that the number of directors in each class thereafter shall be as nearly equal as possible, but in no case will a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

BOARD MEETINGS

From January 1, 2019 to April 30, 2019, the pre-Separation Board held 3 meetings. From May 1, 2019 to December 31, 2019, the Board held 10 meetings and also acted by written consent. All of our incumbent directors attended at least 75% of the aggregate of all meetings of the Board held during the periods in which they served during 2019. All of our incumbent directors also attended at least 75% of the aggregate of all meetings of the Board committees on which they served during 2019.

STOCKHOLDER MEETING ATTENDANCE

Clear Channel Outdoor encourages, but does not require, directors to attend the annual meeting of stockholders. In 2020, a Board meeting will be held immediately following the annual meeting. Clear Channel Outdoor did not hold an annual meeting of stockholders in 2019.

INDEPENDENCE OF DIRECTORS

Our Board currently consists of nine directors, one of whom currently serves as our Worldwide Chief Executive Officer. For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with Clear Channel Outdoor. Pursuant to our governance guidelines (the “Governance Guidelines”), the Board has undertaken its annual review of director independence.

Notice and Proxy Statement 2020 5

The Board has adopted the following standards for determining the independence of its members:

1.  A director must not be, or have been within the last three years, an employee of Clear Channel Outdoor. In addition, a director’s immediate family member (“immediate family member” is defined to include a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and anyone (other than domestic employees) who shares such person’s home) must not be, or have been within the last three years, an executive officer of Clear Channel Outdoor.

2.  A director or immediate family member must not have received, during any 12 month period within the last three years, more than $120,000 in direct compensation from Clear Channel Outdoor, other than director or committee fees and pension or other forms of deferred compensation for prior service (and no such compensation may be contingent in any way on continued service).

3.  A director must not be a current partner or employee of a firm that is Clear Channel Outdoor’s internal or external auditor. In addition, a director must not have an immediate family member who is (a) a current partner of such firm or (b) a current employee of such a firm and personally works on Clear Channel Outdoor’s audit. Finally, neither the director nor an immediate family member of the director may have been, within the last three years, a partner or employee of such a firm and personally worked on Clear Channel Outdoor’s audit within that time.

4.  A director or an immediate family member must not be, or have been within the last three years, employed as an executive officer of another company where any of Clear Channel Outdoor’s present executive officers at the same time serve or served on that company’s compensation committee.

5.  A director must not be a current employee, and no director’s immediate family member may be a current executive officer, of a material relationship party (“material relationship party” is defined as any company that has made payments to, or received payments from, Clear Channel Outdoor for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues).

6. A director must not own, together with ownership interests of his or her family, ten percent (10%) or more of a material relationship party.

7.  A director or immediate family member must not be or have been during the last three years, an executive officer of a charitable organization (or hold a similar position), to which Clear Channel Outdoor makes contributions in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

8.  A director must be “independent” as that term is defined from time to time by the rules and regulations promulgated by the SEC, by the listing standards of the NYSE and, with respect to at least two members of the compensation committee, by the applicable provisions of, and rules promulgated under, the Internal Revenue Code of 1986, as amended (collectively, the “Applicable Rules”). For purposes of determining independence, the Board will consider relationships with Clear Channel Outdoor and any parent or subsidiary in a consolidated group with Clear Channel Outdoor or any other company relevant to an independence determination under the Applicable Rules.

The above independence standards conform to, or are more exacting than, the director independence requirements of the NYSE applicable to Clear Channel Outdoor. The above independence standards are set forth on Appendix A of the Governance Guidelines.

The Board has affirmatively determined that all current directors (other than Mr. Eccleshare and Ms. Yoon) are independent under the listing standards of the NYSE, as well as Clear Channel Outdoor’s independence standards set forth above. In addition, the Board has determined that each member currently serving on the Compensation Committee is independent under the heightened independence standards for compensation committee members under the listing standards of the NYSE and the rules and regulations of the SEC, and that each member currently serving on the Audit Committee is independent under the heightened independence standards required for audit committee members by the listing standards of the NYSE and the rules and regulations of the SEC. In making these determinations, the Board reviewed information provided by the directors and by Clear Channel Outdoor with regard to the directors’ business and personal activities as they relate to Clear Channel Outdoor and its affiliates. In the ordinary course of business during 2019, Clear Channel Outdoor entered into purchase and sale transactions for

6 Notice and Proxy Statement 2020

products and services with certain entities affiliated with members of the Board, as described below, and the following transactions were considered by the Board in making their independence determinations with respect to Mr. Marchese, Mr. Hobson and Mr. Moreland:

•	a company for which Mr. Marchese serves as a director paid us approximately $1.3 million during 2019 for outdoor advertising services;
•	a company for which Mr. Hobson serves as a director paid us $134,500 during 2019 for outdoor advertising services;
•	a company for which Mr. Moreland serves as a director paid us approximately $76,000 during 2019 for outdoor advertising services and rental fees, and we paid that company $1,000 for rental fees; and
•	a hospital for which Mr. Moreland serves as a director paid us approximately $1.2 million during 2019 for outdoor advertising services.

All of the payments described above are for arms-length, ordinary course of business transactions and we generally expect transactions of a similar nature to occur during 2020. The Board has concluded that such transactions or relationships do not impair the independence of the directors.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session including only independent directors at least once a year. Clear Channel Outdoor’s independent directors met separately in executive session at least one time during 2019.

COMMITTEES OF THE BOARD

The Board has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee. Each committee consists solely of independent directors and is governed by a written charter. The committee charters are available on our website at www.investor.clearchannel.com.

The table below provides membership information for each committee of the Board as of December 31, 2019:

Board Committee Membership

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
C. William Eccleshare
John Dionne
Lisa Hammitt
Andrew Hobson
Thomas C. King
Joe Marchese
W. Benjamin Moreland	«
Mary Teresa Rainey
Jinhy Yoon
2019 Meetings Held	4	3	2

« = Chair of the Board                 = Committee Chair                 = Committee member

Notice and Proxy Statement 2020 7

The Audit Committee

The Audit Committee consists of Andrew Hobson, Mary Teresa Rainey and John Dionne, each of whom is independent as defined under the rules of the NYSE and Rule 10A-3 of the Exchange Act. Andrew Hobson has been designated as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Clear Channel Outdoor. The Audit Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing an audit report or to perform other audit, review or attest services and all fees and other terms of their engagement;

•	review and discuss reports regarding the independent registered public accounting firm’s independence;

•	review with the independent registered public accounting firm the annual audit scope and plan;

•	review with management, the director of internal audit and the independent registered public accounting firm the budget and staffing of the internal audit department;

•

review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the independent registered public accounting firm the critical accounting policies and practices used;

•

review with management, the independent registered public accounting firm and the director of internal audit Clear Channel Outdoor’s internal accounting controls and any significant findings and recommendations;

•	discuss guidelines and policies with respect to risk assessment and risk management;

•	oversee Clear Channel Outdoor’s policies with respect to related party transactions; and

•	review with management and the General Counsel the status of legal and regulatory matters that may have a material impact on Clear Channel Outdoor’s financial statements and compliance policies.

The full text of the Audit Committee’s charter can be found on our website at www.investor.clearchannel.com.

The Compensation Committee

The Compensation Committee consists of Thomas C. King, Lisa Hammitt and Joe Marchese, each of whom is independent under the rules of the NYSE and further qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are not current or former employees of Clear Channel Outdoor, are not eligible to participate in any of Clear Channel Outdoor’s executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 under the Exchange Act. The Compensation Committee administers Clear Channel Outdoor’s incentive-compensation plans and equity-based plans, determines compensation arrangements for all executive officers and makes recommendations to the Board concerning compensation for our directors. The Compensation Discussion and Analysis section of this proxy statement provides additional details regarding the basis on which the Compensation Committee determines executive compensation.

The Compensation Committee’s primary purposes, which are discussed in detail within its charter, are to:

•

assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and Clear Channel Outdoor;

•

review and approve corporate goals and objectives relevant to the compensation of Clear Channel Outdoor’s executive officers, evaluate the performance of the executive officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation level of the executive officers based on this evaluation;

8 Notice and Proxy Statement 2020

•	review and adopt, and/or make recommendations to the Board with respect to, incentive-compensation plans for executive officers and equity-based plans;

•

review and discuss with management the Compensation Discussion and Analysis to be included in Clear Channel Outdoor’s proxy statement and determine whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis in the proxy statement;

•	prepare the Compensation Committee report for inclusion in Clear Channel Outdoor’s proxy statement; and

•	recommend to the Board the appropriate compensation for the non-employee members of the Board.

The Compensation Committee has the ability, under its charter, to select and retain, at the expense of Clear Channel Outdoor, independent legal and financial counsel and other consultants necessary to assist the Compensation Committee as the Compensation Committee may deem appropriate, in its sole discretion. The Compensation Committee also has the authority to select and retain any compensation consultant to be used to survey the compensation practices in Clear Channel Outdoor’s industry and to provide advice so that Clear Channel Outdoor can maintain its competitive ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to approve related fees and retention terms for any of its counsel and consultants.

During 2019, the Compensation Committee engaged an independent compensation consultant, Willis Towers Watson (“Willis”), to provide executive compensation benchmarking data, and incentive and retention compensation design advice. The Compensation Committee requested and evaluated responses from Willis addressing its independence in accordance with applicable NYSE rules and concluded that Willis’ work does not raise any conflict of interest or independence concerns.

The full text of the Compensation Committee’s charter can be found on our website at www.investor.clearchannel.com.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mary Teresa Rainey, Joe Marchese, Lisa Hammitt and John Dionne, each of whom is independent under the rules of the NYSE. The Nominating and Corporate Governance Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	oversee the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•	develop and recommend corporate governance guidelines.

The full text of the Nominating and Corporate Governance Committee’s charter can be found on our website at www.investor.clearchannel.com.

DIRECTOR NOMINATING PROCEDURES

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, developing qualification standards and other criteria for selecting nominees and reviewing background information for candidates for the Board, including those recommended by stockholders. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Corporate Governance Guidelines, which specify, among other things, that the Board of the Company seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate mix of experience, skills and expertise to oversee the Company’s businesses. Directors should: (i) have experience in positions with a high degree of responsibility; (ii) be leaders in the organizations with which they are affiliated; (iii) have the time, energy, interest and willingness to serve as a member of the Board; and (iv) be selected based upon contributions they can make to the Board and management. Our directors play a critical role in guiding our strategic direction and overseeing our management. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term.

Notice and Proxy Statement 2020 9

Pursuant to the iHeartMedia’s modified fifth amended Plan of Reorganization (the “iHeartMedia Plan of Reorganization”), a board selection committee consisting of certain holders of interests and creditors in iHeartMedia’s bankruptcy cases (the “iHeart Chapter 11 Cases”) selected C. William Eccleshare, John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey and Jinhy Yoon to be nominated and elected to our Board as of the Effective Date.

The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our bylaws.

BOARD LEADERSHIP STRUCTURE

The Board exercises its discretion in combining or separating the position of chair and CEO as it deems appropriate in light of prevailing circumstances. Mr. Eccleshare currently serves as our CEO and Mr. Moreland currently serves as our independent Chair of the Board. The CEO is responsible for the strategic direction, day-to-day leadership, and performance of the Company, while the Chair of the Board provides overall leadership to our Board. The leadership structure allows the CEO to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. Our Board believes that this leadership structure provides an appropriate allocation of roles and responsibilities and is in the best interests of stockholders at this time.

SELF-EVALUATION

Our Board conducts an annual self-evaluation process to determine whether the Board, its committees, and the directors are functioning effectively. This includes survey materials as well as individual, private conversations between each director and the Chair. The survey materials solicit feedback on organizational issues, business strategy and financial matters, board structure and meeting administration. The directors use their private discussions with the Chair to provide feedback, identify themes for the Board to consider, suggest specific action steps and review Board agendas. In addition, focus areas identified through the evaluation are incorporated into the Board’s agenda for the following year to monitor progress. Annually, the Nominating and Corporate Governance Committee reviews progress against focus areas identified in the self-evaluation. Each committee also conducts its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the committee members, including the committee chair.

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RISK MANAGEMENT

Our Board has overall responsibility for the oversight of our risk management process. Our risk management philosophy strives to:

•	timely identify the material risks that we face;

•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board committee;

•	implement appropriate and responsive risk management strategies consistent with our risk profile; and

•	integrate risk management into our decision-making.

We have designated the Audit Committee to oversee risk management. The Audit Committee reports to the Board regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes. The Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day operations.

SUCCESSION PLANNING

At least annually, the Compensation Committee reviews the Company’s talent management and succession plan, including with respect to Chief Executive Officer and other executive positions. This includes the review and evaluation of development plans for potential successors to the Chief Executive Officer role and other key positions. Developing talent at all levels is a priority for the Company. We are focused on providing the Board with additional opportunities to interact with senior management, including providing informal feedback sessions where directors meet with groups of senior management below the executive level which gives management unique access to the Board and also facilitates a deeper understanding of the organization by the Board. The Company also offers various talent development programs throughout the organization focused on building leadership and management skills, career development and other areas.

CORPORATE GOVERNANCE

Our corporate governance practices are established and monitored by our the Board. The Board, with assistance from its Nominating and Corporate Governance Committee, periodically assesses our governance practices in light of legal requirements and governance best practices.

Our primary governing documents include:

•	Governance Guidelines

•	Board Committee Charters

○	Audit Committee Charter

○	Compensation Committee Charter

○	Nominating and Corporate Governance Committee Charter

Notice and Proxy Statement 2020 11

•	Code of Business Conduct and Ethics

These documents are available on our website at www.investor.clearchannel.com. We encourage our stockholders to read these documents, as we believe they illustrate our commitment to good governance practices. Certain key provisions of these documents are summarized below.

12 Notice and Proxy Statement 2020

GOVERNANCE GUIDELINES

We operate under Governance Guidelines that set forth our corporate governance principles and practices on a variety of topics, including director qualifications, the responsibilities of the Board, independence requirements and the composition and functioning of the Board. Our Governance Guidelines are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors. The Governance Guidelines include the following key practices to assist the Board in carrying out its responsibility for the business and affairs of Clear Channel Outdoor:

1.	Director Responsibilities
The basic responsibility of a director is to exercise his or her business judgment and act in what he or she reasonably believes to be in the best interests of Clear Channel Outdoor and its stockholders. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

2.	Self-Evaluation Process
The Board and each standing committee of the Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee is responsible for overseeing the self-evaluation process and for proposing any modification or alterations in Board or committee practices or procedures.

3.	Executive Sessions of Non-Management Directors
The non-management directors and/or the independent directors meet periodically in executive session without management participation.

4.	Board Access to Senior Management
Directors have complete access to Clear Channel Outdoor’s management, employees and its independent advisors and can initiate contact or meetings through the CEO or any other executive officer.

5.	Board Access to Independent Advisors
The Board and each Board committee have the power to retain independent legal, financial or other advisors as they may deem necessary, at our expense.

6.	Board Tenure
The Board believes that term limits on director service and a predetermined retirement age impose arbitrary restrictions on Board membership. Instead, the Board believes directors who, over a period of time, develop an insight into Clear Channel Outdoor and its operations provide an increasing contribution to Clear Channel Outdoor as a whole. The annual board performance evaluation is a primary determinant for Board tenure.

7.	Directors Who Change Their Current Job Responsibilities
A director who changes the nature of the job he or she held when he or she was elected to the Board shall promptly notify the Board of the change. This does not mean that such director should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these circumstances.

8.	Service on Multiple Boards
To enable the Board to assess a director’s effectiveness and any potential conflicts of interest, any director who serves on more than three other public company boards must advise the Chair in advance of accepting an invitation to serve as a member of another public company board.

9.	Management Development and Succession Planning
The Board or a committee of the Board will periodically consider management development and succession planning, including short-term succession planning for certain of Clear Channel Outdoor’s most senior management positions.

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BOARD COMMITTEE CHARTERS

Each standing committee of the Board operates under a written charter that has been adopted by the Board. We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The committee charters set forth the purpose, responsibilities of the respective committee and discuss matters such as committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every other year, or more frequently as the applicable committee may determine, and are updated as needed. More information on the committees, their respective roles and responsibilities, and their charters can be found under “The Board of Directors and Corporate Governance—Committees of the Board.”

CODE OF BUSINESS CONDUCT AND ETHICS

Business Conduct and Ethics (the “Code of Conduct”) applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K. Our Code of Conduct is publicly available on our website at www.investor.clearchannel.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.investor.clearchannel.com.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact an individual director, the Chair, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to the following address:

Board of Directors

c/o Secretary

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

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Security Ownership of Certain Beneficial Owners and Management

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of Clear Channel Outdoor’s common stock as of March 23, 2020 for: (1) each director currently serving on our Board and each of the nominees for director; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to Clear Channel Outdoor to beneficially own more than 5% of any class of Clear Channel Outdoor’s outstanding shares of common stock. At the close of business on March 23, 2020, there were 466,419,652 shares of Clear Channel Outdoor’s common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Each share of Clear Channel Outdoor common stock is entitled to one vote on matters submitted to a vote of the stockholders. Each share of our common stock is entitled to share equally on a per share basis in any dividends and distributions by us.

Name and Address of Beneficial Owner(a)	Number of Shares of Common Stock	Percent of Common Stock(b)
Holders of More than 5%:
PIMCO(c)	104,258,819	22.4%
The Vanguard Group(d)	31,329,253	6.7%
Mason Capital Management LLC(e)	23,881,508	5.1%

Named Executive Officers, Executive Officers and Directors:
C. William Eccleshare(f)	1,499,750	*
Brian D. Coleman(g)	220,977	*
Scott R. Wells(h)	981,643	*
Lynn A. Feldman(i)	229,820	*
Jason A. Dilger(j)	99,728	*
Robert W. Pittman	356,936	*
Richard J. Bressler	146,219	*
John Dionne(k)	53,788	*
Lisa Hammitt(l)	41,840	*
Andrew Hobson(m)	241,840	*
Thomas King(n)	53,482	*
Joe Marchese(o)	67,688	*
W. Benjamin Moreland(p)	476,770	*
Mary Teresa Rainey(q)	41,840	*
Jinhy Yoon	—	—
All directors and executive officers as a group (13 individuals)(r)	4,009,166	*

*	Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(c)

As reported on a Schedule 13D/A filed on August 2, 2019. The shares of Clear Channel Outdoor’s common stock reported in the Schedule 13D/A may be deemed to be beneficially owned by one or more of the following persons: PIMCO Income Fund (the “Income Fund”), Global Investors Series plc (“Global Income Fund”) and Pacific Investment Management Company LLC (“PIMCO”). The address of the principal business office of PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(d)

As reported on a Schedule 13G/A filed with respect to Clear Channel Outdoor’s common stock on February 12, 2020. The shares of Clear Channel Outdoor’s common stock reported in the Schedule 13G/A may be deemed to be owned by one or more of The Vanguard Group, Inc. and its wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The business address of each reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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(e)

As reported on a Schedule 13G filed on March 12, 2020, 23,181,508 shares of Clear Channel Outdoor’s common stock reported in the Schedule 13G may be deemed to be owned by one or more of Mason Capital Management LLC, Kenneth M. Garschina and Michael E. Martino, and 700,000 shares of Clear Channel Outdoor’s common stock reported in the Schedule 13G are owned by Mr. Martino. The business address of each reporting person is Mason Capital Management LLC, 110 East 59th Street, New York, New York 10022.

(f)

Represents 406,714 shares of common stock, vested stock options representing 988,870 shares of common stock and 104,166 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Eccleshare as of March 23, 2020.

(g)	Represents 60,125 shares of common stock, 104,602 shares of restricted stock and 56,250 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Coleman as of March 23, 2020.

(h)

Represents 116,176 shares of common stock, 471,180 shares of restricted stock, vested stock options representing 310,954 shares of common stock and 83,333 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Wells as of March 23, 2020.

(i)

Represents 33,212 shares of common stock, 144,576 shares of restricted stock, vested stock options representing 8,282 shares of common stock and 43,750 unvested RSUs that will vest within 60 days of March 23, 2020 held by Ms. Feldman as of March 23, 2020.

(j)

Represents 14,060 shares of common stock, 41,647 shares of restricted stock, vested stock options representing 34,646 shares of common stock and 9,375 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Dilger as of March 23, 2020.

(k)	Represents 41,840 shares of common stock and 11,948 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Dionne as of March 23, 2020.

(l)	Represents 41,840 shares of common stock held by Ms. Hammitt as of March 23, 2020.

(m)	Represents 241,840 shares of common stock held by Mr. Hobson as of March 23, 2020.

(n)	Represents 41,840 shares of common stock and 11,642 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. King as of March 23, 2020.

(o)	Represents 56,353 shares of common stock and 11,335 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Marchese as of March 23, 2020.

(p)	Represents 461,452 shares of common stock and 15,318 unvested RSUs that will vest within 60 days of March 23, 2020 held by Mr. Moreland as of March 23, 2020.

(q)	Represents 41,840 shares of common stock, held by Ms. Rainey as of March 23, 2020.

(r)

As of March 23, 2020, all of our directors and executive officers as a group were the beneficial owners of our common stock as follows: (1) 1,557,292 shares of common stock held by such persons; (2) 762,005 shares of restricted stock held by such persons, (3) vested stock options and stock options that will vest within 60 days after March 23, 2020, collectively representing 1,342,752 shares of common stock; and (4) 347,117 RSUs that will vest within 60 days after March 23, 2020.

16 Notice and Proxy Statement 2020

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the persons listed as nominees below for election as directors at the annual meeting of stockholders. Messrs. Dionne, Hobson and Marchese are currently directors and are standing for re-election. The directors elected at the annual meeting will serve a three year term or until his successor shall have been elected and qualified, subject to earlier death, resignation or removal. The directors are to be elected by a plurality of the votes cast at the annual meeting. Each nominee has indicated a willingness to serve as directors if elected. Should any nominee become unavailable for election, discretionary authority is conferred on the proxies to vote for a substitute. Management has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Our directors, including our director nominees, are from diverse professional backgrounds and possess the relevant combination of experience, skills and qualifications that contribute to a well-functioning board that is equipped to oversee the Company’s business and represent stockholder interests through sound judgment and utilizing the group’s varied experience. The diversity of characteristics, and expertise, skill, and experience, that the Nominating and Corporate Governance Committee and the Board seek in the composition of the Board, as well as the individual experiences, skills and characteristics of our Board members are highlighted in the following charts and director qualifications matrix.

DIRECTOR QUALIFICATIONS MATRIX

Accounting and Financial Reporting				6

Senior Executive Management					9

Business Development and Investments			5

Media Industry				6

Technology Executive	3

Advertising and Research			5

Banking and Financial Services	3

Risk Management				6

Public Company Governance		4

International	3

Notice and Proxy Statement 2020 17

The following information, which is as of April 1, 2020, is furnished with respect to each of the nominees for election at our annual meeting and each of the other continuing members of our Board.

The Board recommends that you vote “FOR” the Class III director nominees named below. Properly submitted proxies will be so voted unless stockholders specify otherwise.

NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2023 (CLASS III)

Title: Director Age: 56 Board Committees: • Audit • Nominating and Corporate Governance

John Dionne

Professional Experience:

Mr. Dionne has served a Senior Advisor to the Blackstone Group L.P., an investment firm, since July 2013 and a Senior Lecturer in the Finance Unit at the Harvard Business School since January 2014. He is also a director of Caesars Entertainment, Cengage Learning Holdings II, Inc., and Pelmorex Corp. Until he retired from his position as a Senior Managing Director of Blackstone in 2013, Mr. Dionne was most recently Global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Mr. Dionne began his career with Price Waterhouse and holds an M.B.A. from the Harvard Business School and a BS degree in Accounting, Economics, and Finance from The University of Scranton.

Qualifications:

Mr. Dionne was selected to serve as a director because of his significant financial experience.

Title: Director Age: 58 Board Committees: • Audit

Andrew Hobson

Professional Experience:

Mr. Hobson has served as Partner and Chief Financial Officer at Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc., a media company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson has served as chairman of the board of directors of Cumulus Media, Inc. since June 2018. Mr. Hobson holds a B.S.E. in both Finance and Accounting, magna cum laude, from University of Pennsylvania – The Wharton School.

Qualifications:

Mr. Hobson was selected to serve as a director because of his extensive experience in the media industry and background in finance and accounting.

18 Notice and Proxy Statement 2020

Title: Director Age: 39 Board Committees: • Nominating and Corporate Governance

Joe Marchese

Professional Experience:

Mr. Marchese has served as the chief executive officer of Attention Capital, a media and technology holding company, since August 2019, and is the co-founder and chairman of Human Ventures Co. From 2015 to 2019, he served as President of Advertising Revenue for Fox Networks Group, a television broadcasting company, a role in which he oversees advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic. Mr. Marchese was previously co-founder and CEO of true[X], an ad engagement technology company, from May 2013 until it was acquired by 21st Century Fox in February 2015. Prior to co-founding true[X], Mr. Marchese has spent time as a media executive, management consultant and multiple time entrepreneur. In 2016, Mr. Marchese was inducted into the American Advertising Federation’s Advertising Hall of Achievement. Since February 2020, Joe has served as a director of Cox Media Group. He graduated from Bentley University in Waltham, Massachusetts with a bachelor’s degree in Economics and Finance.

Qualifications:

Mr. Marchese was selected to serve as a director because of his extensive experience in the advertising industry.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2021 (CLASS I)

Title: Worldwide Chief Executive Officer and Director Age: 64 Board Committees: • None

C. William Eccleshare

Professional Experience:

Mr. Eccleshare has served as our Worldwide Chief Executive Officer since the Separation. Prior thereto, Mr. Eccleshare served as the Chief Executive Officer—International division at each of iHeartMedia, iHeartMedia Capital I, LLC, iHeartCommunications and CCOH and was appointed to this position on March 2, 2015. Prior to such time, he served as Chief Executive Officer—Outdoor of iHeartMedia, iHeartCommunications and CCOH since January 24, 2012 and as Chief Executive Officer—Outdoor of iHeartMedia Capital I, LLC since April 26, 2013. Prior to January 24, 2012, he served as Chief Executive Officer—Clear Channel Outdoor—International of iHeartMedia and iHeartCommunications since February 17, 2011 and as Chief Executive Officer—International of the CCOH since September 1, 2009. Previously, he was Chairman and CEO of BBDO EMEA from 2005 to 2009. Prior thereto, he was Chairman and CEO of Young & Rubicam EMEA since 2002. Since 2016, Mr. Eccleshare has served as a director of Centaur Media PLC, an information, events and marketing company publicly traded in the U.K. Since 2017, he has served as a director of Britvic PLC, a soft drinks producer in the U.K. Mr. Eccleshare has an MA in History from Trinity College, University of Cambridge.

Qualifications:

Mr. Eccleshare was selected to serve as a director because of his extensive experience in the outdoor advertising business gained through the course of his career, as well as his insight into the Company.

Notice and Proxy Statement 2020 19

Title: Director Age: 57 Board Committees: • Compensation • Nominating and Corporate Governance

Lisa Hammitt

Professional Experience:

Ms. Hammitt currently serves as the Global Vice President, Data and Artificial Intelligence at VISA Inc., a credit card processing and data services company, and was appointed to the position in December of 2017. Ms. Hammitt served as the Chief Executive Officer and Founder of Beseeq, Inc., an artificial intelligence-driven advertising start-up, from September 2016 through December 2017. Ms. Hammitt served as Vice President of Cloud Marketplace and SaaS at IBM, a computer hardware, software and service company, from June 2015 through August 2016. Prior to IBM, Ms. Hammitt was a Vice President of Business Operations for Salesforce Community Cloud, a SaaS services Company, from August 2012 through May 2015. Before Salesforce, she headed mergers and acquisitions in Information Management and Cloud Computing at IBM and HP. Ms. Hammitt serves as the board chair of Beseeq Inc. and is a board member of Quantum Thought. She also holds board advisor and advisor seats at SumoLogic, IEEE and Brighton Park Capital. Ms. Hammitt received BAs from UC Berkeley in French and Political Science and completed graduate course work in Artificial Intelligence at Stanford University.

Qualifications:

Ms. Hammitt was selected to serve as a director because of her background in artificial intelligence and advertising

Title: Director Age: 64 Board Committees: • Audit • Nominating and Corporate Governance

Mary Teresa Rainey

Professional Experience:

Ms. Rainey OBE was founder of Rainey, Kelly Campbell Roalfe/Y&R, a major UK advertising agency, which is now part of the WPP group, and served as CEO of Rainey, Kelly Campbell Roalfe/Y&R from 1993 to 2003 and Chair from 2003 to 2005. She was also an early investor in and Executive Chair of Th_nk Ltd, a digital strategy agency, from 2006 until 2016. Prior to that, she spent 8 years in the U.S. with Chiat/Day Advertising as SVP Director of Planning. Ms. Rainey currently serves as a Non-Executive Board Director and member of the Audit, Compensation and Governance committees of Hays plc, an international recruitment company publicly traded in the U.K. She is also an investor in Charlotte Street Partners, a UK based public affairs consulting company. Between 2015-2017, Ms. Rainey served as a board director and member of the compensation committee of Pinewood Studios, a UK publicly traded international film studio, and from 2012-2018 she was Vice Chair of Channel 4 Television, a major U.K. broadcaster, where she also served on both the Audit and Ethics committees. Ms. Rainey is a MA Hons graduate of Glasgow University.

Qualifications:

Ms. Rainey was selected to serve as a director for her various executive and entrepreneurial experiences, her reputation as an internationally respected advertising leader, her extensive experience in the advertising industry and her board level experience in various listed companies.

20 Notice and Proxy Statement 2020

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2022 (CLASS II)

Title: Director Age: 59 Board Committees: • Compensation

Thomas C. King

Professional Experience:

Mr. King has served as an Operating Partner at Atlas Merchant Capital, a private equity fund, since November 2018. From December 2009 through March 2016, Mr. King held several senior roles at Barclays, an investment banking firm, including serving as Chief Executive Officer of Investment Banking and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee which oversees all of the Barclays plc businesses. Mr. King served as a director of Leerink Partners until its sale in January 2019. Since December 2018, Mr. King has also served on the board of directors of Panmure Gordon, a British corporate and institutional investment bank. Since March 2020, Mr. King has served as a director of Digital Landscape Group, Inc. He holds a BA in Economics from Bowdoin College and an MBA in finance from University of Pennsylvania - The Wharton School.

Qualifications:

Mr. King was selected to serve as a director because of his experience in investment banking and knowledge of the financial markets.

Title: Chair Age: 56 Board Committees: • Compensation

W. Benjamin Moreland

Professional Experience:

Mr. Moreland is a private investor and retired CEO of Crown Castle International Corp. (NYSE: CCI), a provider of wireless infrastructure in the U.S., where he remains a member of the board of directors. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 through December 2017, and was President and Chief Executive Officer from July 2008 through May 2016. From 2000 through 2008, Mr. Moreland was Chief Financial Officer. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. Mr. Moreland is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of Calpine Corporation (NYSE: CPN) from 2009 until its privatization in March 2018, and Monogram Residential Trust (NYSE: MORE) from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership. Mr. Moreland serves as a director on the board of directors of Houston Methodist Hospital. He holds a BBA from The University of Texas at Austin and an MBA from The University of Houston.

Qualifications:

Mr. Moreland was selected to serve as a director for his varied executive experience, financial and transactional acumen and strategic insight.

Notice and Proxy Statement 2020 21

Title: Director Age: 48 Board Committees: • None

Jinhy Yoon

Professional Experience:

Ms. Yoon is an Executive Vice President and Credit Analyst at PIMCO, an investment manager, covering technology, media and telecom companies. Prior to joining PIMCO in 2010, she was an equity research analyst at J.P. Morgan Securities in San Francisco, focusing on the semiconductor capital equipment sector. Previously, Ms. Yoon covered integrated oil companies and independent refiners as an equity analyst at Bear Stearns and was a corporate attorney with Simpson Thacher & Bartlett in New York. She holds a J.D. from Columbia University School of Law and a Bachelor of Business Administration degree from the University of Notre Dame. She is also a retired Certified Public Accountant (CPA) with two years of public accounting experience.

Qualifications:

Ms. Yoon was selected to serve as a director because of her extensive investment experience, as well as her accounting and legal background.

22 Notice and Proxy Statement 2020

A Message from our Compensation Committee

The Compensation Committee of the Board of Directors oversees Clear Channel Outdoor Holdings, Inc.’s executive compensation philosophy and reviews and approves compensation for our named executive officers (NEOs). While Clear Channel Outdoor management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies and programs.

2019 was an eventful year for Clear Channel Outdoor. On May 1, 2019, the company successfully completed separation (the “Separation”) from iHeartMedia, Inc. (“iHeartMedia”), and became a stand-alone, independent public company. The Separation from iHeartMedia was a significant milestone, as Clear Channel Outdoor ceased to be a controlled company, and marked a new chapter under the leadership of Mr. Eccleshare and the Board of Directors. Separation involved significant activities by the new leadership team beyond the normal business-as-usual activities of running a public company. On the date of the Separation, our new Compensation Committee was formed. Since Separation, we have begun to re-evaluate our compensation practices to ensure they support the objectives of the business, align with market practice and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation.

The Separation has given Clear Channel Outdoor the ability to set strategy and continue to invest in the business and build a leading market position, as well as to pursue opportunities to strengthen capital structure and improve financial flexibility. As a newly-formed independent company, Clear Channel Outdoor has achieved several financial milestones in 2019, including:

•   Americas division revenue increased by 7%;

•   Americas division OIBDAN increased by 9.1%*;

•   Net debt was reduced by more than $360 million; and*

•   Digital display revenue increased by 13.6%, accounting for 29.1% of total 2019 revenue.

Compensation determinations for our NEOs in 2019 were based in part on this performance, and were driven in part by circumstances surrounding iHeartMedia’s bankruptcy proceedings and the risks associated with the Separation. In addition, Clear Channel Outdoor approved an increase in the compensation for some of its NEOs in recognition of their new roles and expanded responsibilities following the Separation. Accordingly, actions related to the Separation affected the compensation of our NEOs in 2019. As we move forward as an independent company, Clear Channel Outdoor will continue to refine its executive compensation program based on competitive market practice, Company performance and stockholder feedback.

In addition, we are committed to strong governance practices for executive compensation. We implemented new executive stock ownership guidelines requiring executives to hold common stock with a value equal to a specified multiple of base salary within five years. In addition, we reviewed and updated our executive compensation peer group to consist of companies similar in size and complexity as Clear Channel Outdoor, companies in the media or similar industries and companies that are in competition with Clear Channel Outdoor for executive talent.

More details are provided on the following pages, and we look forward to getting stockholder feedback in the near future. Thank you for your continued engagement.

Thomas C. King

Compensation Committee

Thomas C. King (Chair)

Lisa Hammitt

Joe Marchese

*  See Appendix A for reconcilliation of non-GAAP financial information

Notice and Proxy Statement 2020 23

Compensation Discussion and Analysis

Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor,” the “Company,” “we” or “us”), a Delaware corporation, is one of the world’s largest outdoor advertising companies, providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays. Through our extensive display inventory and technology-based enhancements, we have the ability to deliver innovative, effective marketing campaigns for advertising partners globally.

We are focused on building the leadership position of our diverse global assets and maximizing our financial performance while serving our local communities. We intend to continue to execute upon our long-standing outdoor advertising strategies, while closely managing expenses and focusing on achieving operating efficiencies throughout our businesses.

Recent Company Developments

On May 1, 2019, we successfully completed our separation (the “Separation”) from iHeartMedia, Inc. (“iHeartMedia”), and Clear Channel Outdoor became an independent, publicly-traded company. Prior to the Separation, approximately 90% of Clear Channel Outdoor’s common stock was owned, and 99% of the voting power was held, by iHeartMedia, and pursuant to the Corporate Services Agreement between Clear Channel Outdoor and iHeartCommunications, Inc. (“iHeartCommunications”), certain executive officers of iHeartMedia served as Clear Channel Outdoor’s executive officers.

Prior to May 1, 2019, all compensation decisions for Clear Channel Outdoor’s NEOs (other than Messrs. Pittman, Bressler and Coleman) were made by the Compensation Committee of Clear Channel Outdoor as constituted prior to the Separation, and compensation decisions for Messrs. Pittman, Bressler and Coleman were made by iHeartMedia’s Compensation Committee. Prior to May 1, 2019, Mr. Pittman served as our Chief Executive Officer, Mr. Bressler served as our Chief Financial Officer, and Mr. Coleman served as our Treasurer. The Compensation Committee of Clear Channel Outdoor had no involvement in recommending or approving any compensation for Messrs. Pittman, Bressler and Coleman prior to May 1, 2019. On May 1, 2019, as a result of the Separation, Messrs. Pittman and Bressler ceased to serve as Clear Channel Outdoor’s executive officers. Mr. Coleman was appointed as Clear Channel Outdoor’s Chief Financial Officer effective May 1, 2019.

On May 1, 2019, in connection with the Separation, a new Board of Directors was elected and Clear Channel Outdoor’s new Compensation Committee was formed. All compensation decisions for Clear Channel Outdoor’s executive officers on and after May 1, 2019 were made by Clear Channel Outdoor’s Compensation Committee appointed in connection with the Separation. As used in this Compensation Discussion and Analysis, all references to “Compensation Committee” mean Clear Channel Outdoor’s pre-Separation Compensation Committee prior to May 1, 2019, and Clear Channel Outdoor’s post-Separation Compensation Committee on and after May 1, 2019.

Compensation determinations for our NEOs in 2019 were driven in part by circumstances surrounding iHeartMedia’s bankruptcy proceedings and the Separation. In connection with the Separation, iHeartMedia and Clear Channel Outdoor made compensation decisions intended to motivate and retain its executives, taking into account the risks and uncertainties associated with iHeartMedia’s bankruptcy cases and the Separation of Clear Channel Outdoor from iHeartMedia. In addition, Clear Channel Outdoor approved an increase in the compensation for some of its executive officers in recognition of their new roles and expanded responsibilities following the Separation. Accordingly, actions related to the Separation affected the compensation of our NEOs in 2019. As we move forward as an independent company, Clear Channel Outdoor will continue to refine its executive compensation program based on competitive market practice, Company performance and stockholder feedback.

24 Notice and Proxy Statement 2020

Our Named Executive Officers (NEOs)

Our named executive officers (NEOs) are C. William Eccleshare, our President and Worldwide Chief Executive Officer, Brian D. Coleman, our Chief Financial Officer and Treasurer, Scott R. Wells, our Executive Vice President and Chief Executive Officer of the Americas division, Lynn A. Feldman, our Executive Vice President, General Counsel and Corporate Secretary and Jason A. Dilger, our Senior Vice President and Chief Accounting Officer. Our NEOs also include Robert W. Pittman, our former Chief Executive Officer and Richard J. Bressler, our former Chief Financial Officer, who each ceased operating in their role in connection with the Separation effective May 1, 2019.

All references in this Compensation Discussion and Analysis (“CD&A”) to compensation policies and practices for our executive officers should be read to exclude the compensation policies and practices applicable to Messrs. Pittman and Bressler and any other executive officers whose compensation was determined by iHeartMedia’s Compensation Committee (including Mr. Coleman for the period from January 1, 2019 through April 30, 2019), other than with respect to Clear Channel Outdoor equity awards provided to those individuals. Accordingly, except as otherwise indicated below, references in this CD&A to our NEOs are intended to include:

Named Executive Officer	Title
C. William Eccleshare	President and Worldwide Chief Executive Officer of Clear Channel Outdoor
Brian D. Coleman	Chief Financial Officer and Treasurer of Clear Channel Outdoor
Scott R. Wells	Executive Vice President and Chief Executive Officer of the Americas division (CCOA)
Lynn A. Feldman	Executive Vice President, General Counsel and Corporate Secretary of Clear Channel Outdoor
Jason A. Dilger	Senior Vice President and Chief Accounting Officer of Clear Channel Outdoor

Compensation of Officers Employed by iHeartMedia

In 2019, Robert W. Pittman, our former Chief Executive Officer, and Richard J. Bressler, our former Chief Financial Officer, were employed by and received compensation from iHeartMedia. In addition, until May 1, 2019, Brian D. Coleman was employed by and received compensation from iHeartMedia. Accordingly, the 2019 compensation for Messrs. Pittman and Bressler, and the compensation for Mr. Coleman for the period from January 1, 2019 through April 30, 2019, was set by iHeartMedia’s Compensation Committee. Clear Channel Outdoor’s Compensation Committee had no involvement in recommending or approving this compensation.

As described below under “Certain Relationships and Related Party Transactions—Relationships and Related Party Transactions Prior to the Separation—Corporate Services Agreement,” a portion of the 2019 compensation for Messrs. Bressler and Coleman was allocated to us in recognition of their services provided to us pursuant to a Corporate Services Agreement between us and iHeartCommunications. Those allocated amounts are reflected in the Summary Compensation Table that follows, along with any compensation that we or our subsidiaries provided to them directly. See footnote (g) to the Summary Compensation Table for a description of the allocations. These allocations were made based on Clear Channel Outdoor’s OIBDAN (as defined below) as a percentage of iHeartMedia’s OIBDAN for the prior year for Mr. Bressler and Clear Channel Outdoor’s revenue as a percentage of iHeartMedia’s revenue for the prior year for Mr. Coleman. For purposes of these allocations, OIBDAN is defined as: consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in the Statement of Operations: income tax benefit (expense); other income (expense), net; equity in earnings (loss) of nonconsolidated affiliates; interest expense; interest income on the Due from iHeartCommunications Note; other operating income, net; depreciation and amortization; and impairment charges. Mr. Pittman’s compensation was paid by iHeartMedia and was not allocated to us.

Our Executive Compensation Philosophy

To ensure our leaders are driven to deliver sustained business results and achieve our financial, operational and strategic objectives, our executive compensation program is designed to link business priorities with performance. We also believe it is important to strongly align our executives’ interests with those of our stockholders by emphasizing variable pay, with a specific focus on achieving Company results that drive shareholder returns.

Our executive compensation programs are based on a pay-for-performance philosophy and are designed to:

•  Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;

•  Align the interests of our executives with those of our stockholders;

•  Reward executives for sustained business results that drive stockholder value (pay-for-performance); and

•  Balance “best practices” in executive compensation design, local market practice and Company strategy.

Notice and Proxy Statement 2020 25

SUMMARY OF OUR 2019 DECISIONS

The Compensation Committee makes decisions regarding our NEOs’ total compensation (base salary, annual bonus objectives, opportunities and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes these decisions for 2019, as well as updates to the compensation programs for 2019 and 2020.

Factors that Guided Total Compensation Decisions

•  Our executive compensation philosophy

•  Degree of achievement of key strategic financial and operational goals for 2019 (for annual incentive award payments made in early 2020 and equity grant decisions)

•  Recommendations of our Worldwide CEO (other than with respect to his own compensation)

•  Advice of an independent compensation consultant

•  Market pay practices

•  Historical iHeartMedia and Clear Channel Outdoor compensation

2019 Compensation Program Changes

New Long-Term Incentive Program

At the time of the 2019 annual grant which occurred on October 15, 2019 this year, we introduced a new long-term incentive (LTI) program made up of 50% restricted stock units (RSUs) and 50% performance stock units (PSUs) for our executive team members.

With the Separation of Clear Channel Outdoor, we had an opportunity to evaluate our equity grants to ensure they support the objectives of our business, align with market practice, and provide incentive to deliver key financial metrics that are explicitly linked with shareholder value creation.

To support these objectives, we selected Relative Total Shareholder Return (TSR) compared to the S&P 600 Index as the performance metric for PSU awards because it rewards long-term shareholder value creation, aligning the interests of our executives and shareholders. The TSR of the Company will be measured at the end of the performance period (defined at grant) and requires outperformance relative to the companies in the S&P 600 Index (i.e., 60th percentile performance) in order for our PSUs to pay out at target levels. See page 40 for more information.

New Compensation Peer Group

In connection with becoming an independent company following Separation, we updated our peer group. Our new peer group consists of companies determined to be similar in size (primarily revenue and market capitalization) and complexity as Clear Channel Outdoor; companies in the media or similar industries, including broadcasting, outdoor advertising, marketing/advertising and publishing; and those companies that are in competition with Clear Channel Outdoor for executive talent. See page 40 for more information.

26 Notice and Proxy Statement 2020

Key 2019 Compensation Decisions See page 34 for more information

Base Salary Decisions

Effective January 1, 2019, Ms. Feldman received a 3.6% base salary merit increase, her first base salary increase since joining the Company in 2016.

Effective May 1, 2019, all Clear Channel Outdoor NEOs received base salary increases in connection with their new roles post-Separation, taking into account competitive market data for their new roles at an independent, publicly-traded company.

•  Mr. Eccleshare received a base salary increase of 25.0% (applied retroactively to January 1, 2019).

•  Mr. Wells received a base salary increase of 20.0%.

•  Mr. Coleman received a base salary increase of 8.3%.

•  Ms. Feldman received a base salary increase of 16.3%.

•  Mr. Dilger received a base salary increase of 18.0%.

2015 Executive Incentive Plan (Annual Incentive Plan) Decisions

For 2019, annual incentive plan objectives were established by the pre-Separation Compensation Committee at the beginning of the fiscal year for CCOA. Both the CCOA and CCOH annual incentive plan objectives were formally approved by the post-Separation Compensation Committee.

As a result of strong business performance across the Americas offset by below-target International performance during these time periods, along with the achievement of their individual performance objectives, NEOs earned annual incentive payouts between 96% and 142% of their individual target opportunities, paid in February 2020.

Equity Grant Decisions

On May 22, 2019, Mr. Coleman and Ms. Feldman received one-time equity grants with a fair market value of $546,022 and $218,410, respectively, in recognition of their new roles post-Separation and pursuant to their respective employment agreements, which were negotiated with the pre-Separation Compensation Committee. These equity grants were made up of restricted stock units that vest 50% on the third anniversary of the grant and the remaining 50% on the fourth anniversary of the grant.

On June 3, 2019, in recognition of Mr. Eccleshare’s new role as Worldwide Chief Executive Officer and pursuant to his employment agreement, which was negotiated with the pre-Separation Compensation Committee, he received a one-time equity grant with a fair market value of $5,929,549 with 75% of this grant in stock options and 25% in restricted stock units. Both the stock options and RSUs will vest in three equal installments on December 31 of 2019, 2020 and 2021.

On October 15, 2019, and in connection with the redesign of a new post-Separation long-term incentive program, Messrs. Eccleshare, Wells, Coleman and Dilger and Ms. Feldman received equity grants with a fair market value ranging from $134,999 to $1,500,000. The value received factored the named executive officer’s performance during their tenure at Clear Channel Outdoor, including during the prior year, their long-term potential, retention considerations, the grant values of any prior 2019 grants, and market practices for comparable positions. With this grant, we are moving closer to market median grant values for each individual’s position.

The October 15, 2019 equity grants consisted of 50% restricted stock units and 50% performance stock units. The restricted stock units vest in three equal installments on April 1 of 2020, 2021 and 2022. The performance stock units are earned based on Relative Total Shareholder Return (TSR) achievement against the S&P 600 Index for the period from October 1, 2019 through March 31, 2022. These October 2019 grants vest over 2.5 years to align with the vesting schedules of future annual grants, which we anticipate will take place during the first half of each year, and will vest over three years.

Notice and Proxy Statement 2020 27

2020 Compensation Program Changes

New Executive Stock Ownership Guidelines

Effective January 1, 2020, we implemented a formal stock ownership guideline policy for select senior executives. Stock ownership requirements are based on a multiple of base salary for our NEOs and other highly compensated executives with a base salary of at least $500,000. The requirement for NEOs will be 5x base salary for Mr. Eccleshare, 3x base salary for Messrs. Wells and Coleman and Ms. Feldman, and 1x base salary for Mr. Dilger. Executives will have five years from January 1, 2020 to become compliant.

Annual Incentive Plan

For 2020, we will use Adjusted EBITDA as the financial performance metric instead of OIBDAN, and we will continue to use individual performance goals.

SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company results, the majority of the total compensation opportunity that our Worldwide CEO and other NEOs receive is “at-risk” and dependent upon future performance.

Consistent with Clear Channel Outdoor’s overall executive compensation philosophy, NEOs are rewarded for their strong leadership and individual performance, while providing them with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Eccleshare, approximately 80% of his annualized total direct compensation opportunity (base salary, target annual incentive award and the annualized[1] value of recent equity grants) is at-risk, as shown below. This is aligned with our media industry peers. On average, the annualized[1] total direct compensation “at risk” for our NEOs other than Mr. Eccleshare is approximately 65%.

The majority of annualized total direct compensation for our NEOs — approximately 80% for our President and Worldwide CEO and on average 65% for our other NEOs — is “at-risk” based on the achievement of specific performance goals and stock price performance.

Worldwide CEO	Other NEOs (average)

[1]

Long-term incentives are presented on an “annualized” basis, which better reflects our intended targeted 2019 compensation mix. These annualized values reflect the sum of the full grant date fair value of October 15, 2019 grants, which were annual grants, plus the value of May 22, 2019 and June 3, 2019 grants, which were one-time grants, spread over four and three years, respectively.

28 Notice and Proxy Statement 2020

ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2019, the at-risk components of our ongoing executive compensation program were designed as follows:

Element	Objective	Time Horizon	Metrics	Cash or Equity
Annual Incentive Plan (Short-term)	Reward achievement of annual Company, business unit and/or individual performance goals	1 year	70% based on achievement of Plan OIBDAN[2] 30% based on other qualitative individual performance objectives	Cash
Restricted Stock Units (RSUs) (Long-term)	Promote executive retention Reinforce ownership in the Company	3 years[1]	Stock price appreciation and continued employment	Equity
Performance Stock Units (PSUs) (Long-term)	Reward long-term shareholder value creation Emphasizes long-term view	3 years[1]	Relative Total Shareholder Return (TSR) performance	Equity

[1]	Due to the timing of the 2019 annual grant, the time horizon for the vesting of the October 15, 2019 equity awards was 2.5 years.

[2]

Plan OIBDAN is defined as operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as Depreciation and amortization; Impairment charges; and Other operating income (expense), net.; excluding bonus expenses.

COMPENSATION FACTORS AND GOVERNANCE

The Compensation Committee applies a number of governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to assure the alignment of executive and stockholder interests.

What We Do	What We Don’t Do

✓  Deliver a significant portion of executive compensation through performance-based at-risk pay

✓  Maintain a peer group for benchmarking pay

✓  Set challenging short- and long-term incentive objectives

✓  Provide strong oversight to monitor our equity share usage and avoid excessive levels of dilution

✓  Require stock ownership by executives, with minimum ownership levels defined by role

✓  Have double-trigger change-in-control arrangements

✓  Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

✓  Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of our employees

✓  Consult with an independent consultant on compensation levels and practices

×   No across-the-board base salary increases

×   No guaranteed bonus payments

×   No uncapped incentives under our annual incentive award plan

×   No hedging or pledging of equity

×   No re-pricing of stock options

×   No new tax gross ups upon a change of control

×   No excessive perquisites

×   No supplemental executive retirement plans

Notice and Proxy Statement 2020 29

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders and as a newly independent Company, we welcome input on our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our NEOs, the Compensation Committee considers stockholder input including the advisory “say-on-pay” vote at our annual meeting.

The Company has historically held its say-on-pay vote once every three years. In May 2017, Clear Channel Outdoor held a stockholder advisory vote on the compensation of Clear Channel Outdoor’s NEOs. More than 99% of the votes cast approved the compensation of Clear Channel Outdoor’s NEOs. Our next say-on-pay advisory vote will occur at our annual meeting of stockholders this year.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors administers the executive compensation program for all NEOs, as well as other executives within the Company. While Clear Channel Outdoor management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies and programs.

The following table outlines the process the post-Separation Compensation Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance, and does not promote undue risk taking.

STEP 1: Input on Compensation		STEP 2: Compensation Committee Decisions		STEP 3: Compensation Committee Oversight

In October of each year, management, including the Worldwide Chief Executive Officer, provides recommendations to the Compensation Committee on the compensation of the NEOs. The Worldwide Chief Executive Officer does not make recommendations on his own pay.

These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the NEO’s role, contributions and performance in achieving Company performance, and long-term potential.

(See more below on the Board’s independent compensation consultant.)

»

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant. Subsequently, the Compensation Committee determines the NEOs’ compensation, ensuring that it is aligned with our compensation philosophy.

All aspects of the Worldwide Chief Executive Officer’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant.

»

For the coming year, the Compensation Committee will review and approve:

•  Objectives for each named executive officer

•  Variable pay target opportunities for annual incentive awards

•  Performance metrics for the annual incentive award

Subsequently, each year in the spring, the Compensation Committee will review and approve long-term equity incentive grants and related performance metrics.

The Compensation Committee ensures that performance metrics are consistent with the financial, operational and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

30 Notice and Proxy Statement 2020

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Though the Compensation Committee has ultimate responsibility for compensation-related decisions, we retain Willis Towers Watson as an independent consultant on executive compensation matters. Willis Towers Watson also served as an independent consultant and bankruptcy adviser to iHeartMedia’s Compensation Committee during the pendency of their Chapter 11 cases. Willis Towers Watson provides market analyses and recommendations that inform the Compensation Committee’s decisions, shares updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by management to the Compensation Committee, and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), the Compensation Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the Compensation Committee.

ROLE OF THE EXECUTIVE COMPENSATION PEER GROUP

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies. In 2019, in connection with becoming an independent company, we worked with our independent compensation consultant Willis Towers Watson to update our peer group. Our peer group review consisted of a multi-dimensional analysis whereby we selected companies determined to be:

Clear Channel Outdoor’s revenues are positioned near the 50th percentile of our peer group. We generally target total compensation packages for NEOs to reflect the 50th percentile of our peer group of companies when financial and operational goals are achieved.

•	Similar in size (primarily revenue and market capitalization) and complexity to Clear Channel Outdoor

•	In the media or similar industry, including broadcasting, outdoor advertising, marketing/advertising and publishing

•	In competition with Clear Channel Outdoor for executive talent

Our peer group will be regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee approved the following peer group for 2019:

2019 Executive Compensation Peer Group

AMC Networks, Inc. Entercom Communications Corp. Gannett Co., Inc. Gray Television, Inc. Lamar Advertising Company (REIT) MDC Partners, Inc.	Meredith Corporation Nexstar Media Group, Inc. New Media Investment Group, Inc. Nielson Holdings plc Outfront Media Quad/Graphics, Inc.	Sinclair Broadcast Group, Inc. Sirius XM Holdings, Inc. TEGNA, Inc. The New York Times Company Tribune Media Company

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.

Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning our compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

Notice and Proxy Statement 2020 31

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

CCOH’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of CCOH’s executive compensation and their purpose:

Element	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the media industry and broader market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Provides a stable and reliable source of income
Short-Term Incentive — Annual Incentive Plan	Encourage focus on performance that achieves specific short-term goals	Cash	• Performance-based reward tied to achievement of short-term (annual) corporate, business unit and/or individual performance goals • Pays only if threshold performance levels or above are met
Long-Term Incentive — Restricted Stock Units (RSUs)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Links value to stock price
Long-Term Incentive — Performance Stock Units (PSUs)	Reward long-term stockholder value creation and emphasize a long-term view	Equity

•   Performance-based rewards tied to achievement of long-term Total Shareholder Return (TSR) goals

•   Vests only if threshold performance levels or above are met

•   Aligns executive and stockholder interests

•   Links value to stock price and emphasizes relative outperformance of shareholder returns

Other Benefits	Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefit

•   401(k) retirement plan available to all employees

•   Broad-based benefits available to all employees

•   Private medical insurance and contributions to a private pension plan for Mr. Eccleshare, who is a citizen of the United Kingdom

•   Limited perquisites

Severance Agreements	Protects the Company and NEOs from certain termination events	Benefit

•   Facilitates an orderly transition in the event of management changes

•   Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

•   Provides confidentiality, non-compete and non-solicit protections

32 Notice and Proxy Statement 2020

ANALYSIS OF 2019 COMPENSATION DECISIONS

Prior to May 1, 2019, all compensation decisions for Clear Channel Outdoor’s NEOs (other than Messrs. Pittman, Bressler and Coleman) were made by the Compensation Committee of Clear Channel Outdoor as constituted prior to the Separation, and compensation decisions for Mr. Coleman were made by iHeartMedia’s Compensation Committee. The Compensation Committee of Clear Channel Outdoor had no involvement in recommending or approving any compensation for Messrs. Pittman and Bressler or for Mr. Coleman prior to May 1, 2019. Effective May 1, 2019, in connection with the Separation, Mr. Coleman was appointed as Clear Channel Outdoor’s Chief Financial Officer.

Base Salary

We establish base salaries for NEOs that reflect each executive’s experience, expertise and the complexity of their role, as well as current competitive compensation data. The Compensation Committee reviews base salaries of our NEOs annually, and approves increases considering factors such as performance and market competitiveness.

2019 Base Salary Decisions

Effective January 1, 2019, Ms. Feldman received a 3.6% base salary merit increase, which represented her first base salary increase since joining the Company in 2016.

Effective May 1, 2019, all NEOs received base salary increases in connection with their new roles with the independent company post-Separation, taking into account competitive market data for their new role.

	2018 Salary	2019 Salary		Percent Change
C. William Eccleshare	$1,000,000	$1,250,000	[1]	25.0%
Brian D. Coleman	$600,000	$650,000		8.3%
Scott R. Wells	$750,000	$900,000		20.0%
Lynn A. Feldman	$415,000	$500,000	[2]	20.5%
Jason A. Dilger	$313,500	$370,000		18.0%

[1]	Mr. Eccleshare’s salary increase was applied retroactively to January 1, 2019.

[2]	Ms. Feldman received a base salary increased on January 1, 2019 from $415,000 to $430,000; and an additional based salary increase on May 1, 2019 to $500,000.

2020 Base Salary Decisions

Effective February 4, 2020, Ms. Feldman received a base salary increase of 20%, which was applied retroactively to January 1, 2020, to move her salary toward the 50th percentile of our peer group and to reflect her strong performance in her role. Ms. Feldman’s increase was contingent upon her agreeing to extend the term of her employment contract.

	2019 Salary	2020 Salary	Percent Change
C. William Eccleshare	$1,250,000	$1,250,000	0%
Brian D. Coleman	$650,000	$650,000	0%
Scott R. Wells	$900,000	$900,000	0%
Lynn A. Feldman	$500,000	$600,000	20.0%
Jason A. Dilger	$370,000	$370,000	0%

Notice and Proxy Statement 2020 33

Annual Incentive Plan

The 2015 Executive Incentive Plan (the “annual incentive plan”) provides NEOs the opportunity to earn rewards based on the achievement of annual corporate and individual performance goals set by the Compensation Committee. Each named executive officer has a target award opportunity, with no minimum (that is, the actual payment could be 0%) and a maximum as follows:

•	Chief Executive Officer: 145% of his target opportunity

•	All other NEOs: 200% of their target opportunity

Actual target awards are based on:

After the end of the fiscal year, the Compensation Committee determines the earned amounts by measuring the level of achievement of the OIBDAN-based performance goals and the individual performance goals. No award is earned under the OIBDAN performance goal if a minimum threshold of performance (90% of the applicable target OIBDAN for each individual) is not achieved, and the maximum amount is earned only if the performance is at or above a maximum level (115% of the applicable target OIBDAN for each individual). The Compensation Committee may, at its discretion, reduce the awards earned for the OIBDAN objective and/or individual performance goals, as applicable.

Annual Incentive Plan Financial Measure

We define OIBDAN as operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as depreciation and amortization, impairment charges and other operating income (expense), net. For purposes of the annual incentive plan, OIBDAN excludes bonus expenses.

We have historically used OIBDAN as the financial performance metric under the annual incentive plan. For 2020, we will use Adjusted EBITDA as the financial performance metric instead of OIBDAN.

34 Notice and Proxy Statement 2020

For 2019, annual incentive plan objectives were established by the pre-Separation Compensation Committee at the beginning of the fiscal year for CCOA. Both the CCOA and CCOH annual incentive plan objectives were formally approved by the post-Separation Compensation Committee.

The financial objectives for our NEOs reflect their roles pre- and post-Separation, as follows:

•	Mr. Eccleshare’s financial objective was based on Clear Channel Outdoor (CCOH) OIBDAN for the entire calendar year.

•

Mr. Coleman participated in the iHeartMedia Key Employee Incentive Plan before the Separation, so the January through April portion of his bonus is allocated to us from iHeartMedia; those allocated amounts are reflected in the Summary Compensation Table that follows. The annual incentive plan objectives included below reflect Mr. Coleman’s objectives under the Clear Channel Outdoor annual incentive plan after the Separation.

•	Mr. Wells’ financial objective was based on CCOA OIBDAN for the entire calendar year.

•

Ms. Feldman’s financial objective was based on achievement of CCOA OIBDAN before the Separation. After the Separation, her financial objective was based on achievement of Clear Channel Outdoor and CCOA OIBDAN (with the weighting split 35% on each) The annual incentive plan objectives included below reflect Ms. Feldman’s objectives under the Clear Channel Outdoor annual incentive plan after the Separation.

•

Mr. Dilger’s financial objective was based on achievement of CCOA OIBDAN under the Management Incentive Plan (MIP) before the Separation. OIBDAN under the MIP is defined as operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as depreciation and amortization, impairment charges and other operating income (expense), net. After the Separation, his financial objective was based on achievement of Clear Channel Outdoor and CCOA OIBDAN (with the weighting split 35% on each). The annual incentive plan objectives included below reflect Mr. Dilger’s objectives under the Clear Channel Outdoor annual incentive plan after the Separation.

The table below shows the NEOs’ 2019 annual incentive plan objectives, including the post-Separation financial metrics, individual performance objectives, weighting and final rating for each objective as approved by the post-Separation Compensation Committee. In recognition of their extraordinary efforts in preparing Clear Channel Outdoor to transition to a separate stand alone company during a period of considerable uncertainty, the Compensation Committee approved achievement of individual performance goals in excess of target for certain of the NEOs.

Annual Incentive Plan Objectives and Award Results

NEO	Annual Incentive Plan Objectives	Incentive Plan Weighting	Actual vs. Target Achievement
C. William Eccleshare	CCOH OIBDAN	70%	73.5%
	• Lead and support CCOH separation from iHM • Stabilize and align the organization against key strategic priorities • Strategy and Investor Relations • Ensure the CCOH’s capital structure supports its strategic objectives • Increase OOH visibility and usage by delivering innovative data and channel solutions • Remain focused on compliance and regulation	30%	150%
Brian D. Coleman	CCOH OIBDAN	70%	73.5%
	• Lead Company through separation activities • Manage capital structure and ensure adequate corporate liquidity • Operational excellence through ensuring that the company’s financial units collaborate, managing investor relations strategy & leading all M&A activities	30%	200%

Notice and Proxy Statement 2020 35

NEO	Annual Incentive Plan Objectives	Incentive Plan Weighting	Actual vs. Target Achievement
Scott R. Wells	CCOA OIBDAN	70%	144.3%
	• Lead organization through separation and new Board on-boarding while ensuring strategic footprint growth • Return top account group to growth • Increase OOH visibility and usage by delivering innovative data and channel solutions • Drive local sales growth (after multiple strong years) • Bring LA digital ordinance to completion and begin rebuilding west side digital • Drive winning culture and high talent standards	30%	100%
Lynn A. Feldman	CCOH OIBDAN / CCOA OIBDAN	35% /35%	117.4%
	• Refine legal team structure • Develop relevant training to assist business • Successfully manage legal tasks related to separation from iHeart • Transition off TSA • Establish new Board of Director meetings, communication, practices, etc. • Establish new CCO legal structure • Delivery of legal services in customer friendly fashion	30%	200%
Jason A. Dilger	CCOH OIBDAN / CCOA OIBDAN	35% /35%	117.4%
	• Lead accounting and business services teams through separation activities • Establish new corporate accounting teams • Provide operational excellence across global accounting functions including financial and regulatory reporting and internal controls • Support capital market transactions and other corporate initiatives • Develop enhancements of transactional support functions Broaden and maintain business service functions	30%	125%

As a result of strong business performance across the Americas offset by below-target International performance during these time periods, along with the achievement of their individual performance objectives, NEOs were awarded the following annual incentive awards, paid in February 2020.

2019 Annual Incentive Award (paid in February 2020)

	Pre-Separation January 1 – April 30, 2019				After Separation May 1 – December 31, 2019				Total 2019 Award
	Target as a % of Base Salary	Target Award Opportunity[1]	Actual as a % of Target	Actual Amount Awarded	Target as a % of Base Salary	Target Award Opportunity[1]	Actual as a % of Target	Actual Amount Awarded
C. William Eccleshare	110%	$452,055	96%	$435,975	$110%	$922,945	96%	$890,116	$1,326,091
Brian D. Coleman	n/a [2]	$253,468	100%	$253,468	$100%	$436,301	111%	$486,227	$739,695
Scott R. Wells	100%	$246,575	131%	$323,107	$100%	$604,110	131%	$791,614	$1,114,721
Lynn A. Feldman	60%	$84,822	161%	$136,596	$80%	$268,493	136%	$365,796	$502,392
Jason A. Dilger[3]	45%	$54,740	129%	$70,743	$60%	$149,014	114%	$169,489	$240,232

[1]	Prorated based on actual salary earned during that period.

[2]	Mr. Coleman’s target was a dollar amount ($253,468) rather than a percent of base salary.

[3]	Mr. Dilger’s award from January 1 – April 30, 2019 was based on the Management Incentive Plan (MIP) for non-executive employees, which also uses an OIBDAN target.

36 Notice and Proxy Statement 2020

Retention and Signing Bonuses

To support retention of our NEOs pre- and post-Separation, several of them received retention or signing bonuses in 2019.

As a continued part of his employment agreement, which was last signed on March 1, 2019, Mr. Eccleshare received a retention bonus on January 1, 2020, subject to his continued employment through June 30, 2020, in the amount of $875,000. In the event Mr. Eccleshare’s employment ends on or before June 30, 2020, he agrees to repay the full after-tax value of the retention bonus within 10 days. This bonus was intended to support his retention during a time of significant uncertainty.

Mr. Coleman received a signing bonus of $12,500 immediately following the signing of his employment contract. Ms. Feldman received a signing bonus of $17,500 immediately following the signing of her employment contract.

Clear Channel Outdoor Holdings Supplemental Incentive Plan

The Clear Channel Outdoor Holdings (CCOH) supplemental incentive plan (SIP) was intended to provide additional bonus opportunities as an incentive to the NEOs to contribute to the growth, profitability and increased stockholder value of CCOH and for the retention of such executives. In 2018, Mr. Eccleshare participated in the SIP with an incentive opportunity of $300,000, based on achieving certain additional performance objectives established by Clear Channel Outdoor’s pre-Separation Compensation Committee for Mr. Eccleshare with respect to Clear Channel Outdoor’s business.

Of the $300,000 SIP bonus earned with respect to 2018 performance, $100,000 was paid at the end of February 2019, $100,000 was paid at the end of February 2020, and the remaining $100,000 will be paid at the same time as the annual incentive bonus payment in 2021 if Mr. Eccleshare remains employed on the applicable payment dates.

In addition, on February 20, 2019, Mr. Eccleshare was paid the third of three $90,000 installments pursuant to his earned 2016 SIP bonus. He was also paid the second of three $100,000 installments pursuant to his earned 2017 SIP bonus. The final $100,000 installment of the 2017 SIP bonus was paid at the end of February 2020.

Equity Grants

Equity grants help to align executive interests with those of our stockholders. The Compensation Committee considers Company performance, individual performance, long-term potential and market practice when determining the value and type of equity. With the Separation of Clear Channel Outdoor, we had an opportunity to evaluate our equity grants to ensure they support the objectives of our business, align with market practice, and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation.

Because we separated from iHeartMedia on May 1, 2019, the first post-Separation annual equity grant was made on October 15, 2019. In future years, we intend to follow a standard practice of making annual equity grants in the first half of the year. Beginning with the October 2019 grant, we introduced a new long-term incentive program made up of 50% restricted stock units (RSUs) and 50% performance stock units (PSUs). The following criteria are evaluated for each of our NEOs when determining the value of their annual equity award:

•	Performance over the long term;

•	Performance during the prior year;

•	Long-term potential;

•	Retention considerations; and

•	Market practices for comparable positions.

Notice and Proxy Statement 2020 37

	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Definition	Clear Channel Outdoor shares that vest upon meeting time-based vesting conditions	Clear Channel Outdoor shares that are earned by the executive upon achieving Relative Total Shareholder Return (TSR) performance goals and time-based vesting conditions
Value	Clear Channel Outdoor stock price at vesting	Clear Channel Outdoor stock price at vesting
% of Equity Grant	50%	50%
Performance Metric	Time	Relative Total Shareholder Return (TSR)
Vesting	One-third annually (on the anniversary of the grant) over three years[1]	0% to 150% after three-year performance period based on achievement of performance goal[2]

[1]	October 2019 grant will vest over 2.5 years with the first tranche vesting in April 2020.

[2]	October 2019 grant performance is based on Relative TSR from October 1, 2019 through March 31, 2022, with payout within 60 days of the performance period conclusion.

2019 Equity Compensation Decisions

On May 22, 2019, Mr. Coleman and Ms. Feldman received one-time equity grants with a fair market value of $546,022 and $218,410, respectively. These equity grants were made up of restricted stock units that vest 50% on the third anniversary of the grant and the remaining 50% on the fourth anniversary of the grant. The terms of these equity grants were provided for in the employment agreements they negotiated with the pre-Separation Compensation Committee. The grants were one-time awards in recognition of their new roles post-Separation and their extraordinary efforts supporting the transition to a separate stand alone company. The post-Separation Compensation Committee approved the making of the grants in accordance with their respective employment agreements.

On June 3, 2019, Mr. Eccleshare received a one-time equity grant with a fair market value of $5,929,549 with 75% of this grant in stock options and 25% in restricted stock units (RSUs). Both the stock options and RSUs will vest in three equal installments on December 31, 2019, 2020 and 2021. The terms of the equity grant were provided for in the employment agreement he negotiated with the pre-Separation Compensation Committee. The grant was a one-time award in recognition of his new role as Worldwide Chief Executive Officer and his leadership through the transition to a separate stand alone company. The post-Separation Compensation Committee approved the making of the grant in accordance with his employment agreement.

On October 15, 2019, Messrs. Eccleshare, Wells, Coleman and Dilger and Ms. Feldman received annual equity grants. The value received was based on the named executive officer’s performance over the long term and during the prior year, their long-term potential and retention considerations, and market practices for comparable positions. The equity grants consisted of 50% RSUs and 50% PSUs. The RSUs vest in three equal installments on April 1 of 2020, 2021 and 2022. The PSUs are earned based on Relative Total Shareholder Return (TSR) achievement against the S&P 600 Index, and the entire earned percent vests on April 1, 2022. With this grant, we are moving closer to market median grant values for each individual’s position.

38 Notice and Proxy Statement 2020

The following table shows the aggregate grant date fair values for all long-term incentive awards granted in 2019 to our NEOs:

	Stock Options	RSUs	PSUs	Total
C. William Eccleshare[1]	$4,500,000	$2,179,549	$750,000	$7,429,549
Brian D. Coleman[2]		$951,022	$405,000	$1,356,022
Scott R. Wells		$600,000	$599,998	$1,199,998
Lynn A. Feldman[2]		$533,410	$314,998	$848,408
Jason A. Dilger		$67,500	$67,499	$134,999

[1]	Includes June 3, 2019 one-time equity grant awarded to reflect Mr. Eccleshare’s new role at Clear Channel Outdoor, as provided for in his employment agreement.

[2]	Includes May 22, 2019 one-time equity grant awarded to reflect their new roles post-Separation, as provided in their their respective employment agreements.

Using Relative Total Shareholder Return (TSR) as the PSU Performance Metric

Relative TSR compared to the S&P 600 Index was selected as the performance metric for PSU awards because it rewards long-term stockholder value creation, aligning the interests of our executives and stockholders. The TSR of Clear Channel Outdoor will be measured at the end of the performance period and compared to the TSR of the companies in the S&P 600 Index.

The TSR calculation for Clear Channel Outdoor and each of the S&P 600 constituents will be based on the average stock price of each company over the 20 trading days following the beginning of the performance period, and the average stock price of each company over the 20 trading days prior to the end of the performance period (defined at grant). Based on the payout scale of the plan, the percentile rank translates into a payout percentage. The target number of shares is then multiplied times the payout percent to determine the earned number of shares that will be distributed to the participant once the award is vested.

PSU Vesting for Equity Grants Determined by Relative TSR Performance

Pursuant to the PSUs granted on October 15, 2019, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the 2.5-year performance period from October 1, 2019 to March 31, 2022:

Total Shareholder Return Relative to S&P 600

	Performance Goal	Performance Vesting Percentage
Below Threshold Level	<30th Percentile relative to S&P 600	0%
Threshold Level	30th Percentile relative to S&P 600	50%
Target Level	60th Percentile relative to S&P 600	100%
Maximum Level	90th Percentile relative to S&P 600	150%

Note: straight line interpolation is used to determine the performance vesting percentage between threshold and maximum.

Notice and Proxy Statement 2020 39

Vesting of Performance-Based Options

On March 3, 2015, Mr. Wells was granted an option to purchase 338,600 shares of the common stock under the Clear Channel Outdoor 2012 Stock Incentive Plan. Fifty percent of the award vested over time, and fifty percent of the award has performance-based vesting (the “Performance Options”). On February 3, 2020, the performance criteria for half of the Performance Options was met because CCOA met an OIBDAN target of $471 million, resulting in the vesting of 84,650 Performance Options.

EXECUTIVE BENEFITS AND PERQUISITES

In 2019, we provided retirement benefits to our NEOs, except Mr. Eccleshare, through Company matching contributions to the 401(k) retirement savings plan as well as access to health, disability and life insurance programs, which are the same plans available to all U.S. employees.

Mr. Eccleshare, who is a citizen of the United Kingdom, participates in a private pension plan (not sponsored by Clear Channel Outdoor) and, pursuant to his employment agreement, is entitled to have the Company contribute a portion of his salary to the private pension plan. The pension plan provides pension income at retirement based upon contributions made during the employee’s years of participation. Mr. Eccleshare is required to make contributions to this scheme in order for the Company to make contributions (or provide cash benefits to him as salary in lieu of such contributions). He also receives a car allowance in the United Kingdom, and tax services and gross-up. In addition, because he is a citizen of the United Kingdom, Clear Channel Outdoor provides private medical insurance benefits and supplemental life insurance to Mr. Eccleshare.

The Company has a furnished apartment in New York City that Mr. Wells uses when he is working in our corporate office in New York. We also pay for Mr. Wells’ travel expenses between his home in Massachusetts and New York City, and certain other expenses, including transportation and non-working meals, while he is working in New York City. These amounts are included under “Other Compensation” in the Summary Compensation Table based on SEC guidance.

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Guidelines

Our new stock ownership guidelines, effective January 1, 2020, require all NEOs and other members of the Executive Team with a base salary of at least $500,000 to hold a minimum number of shares of Clear Channel Outdoor stock while serving in their leadership position. The guidelines are intended to further align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience.

Shares counted toward meeting the requirement include direct owned shares (including after-tax vested RSUs) and unvested RSUs. Unvested stock options and unearned PSUs do not count toward meeting the requirement. The ownership value for each participant will be measured annually based on the closing stock price as of December 31.

Current executives have five years from January 1, 2020 to meet the ownership guideline requirements for their position. New hires and newly promoted executives will have five years from their hire/promotion date to meet their requirement. Executives who have not yet met their requirement will be evaluated on a case-by-case basis.

Named Executive Officer	Stock Ownership Guideline
C. William Eccleshare	5 times base salary
Brian D. Coleman	3 times base salary
Scott R. Wells	3 times base salary
Lynn A. Feldman	3 times base salary
Jason A. Dilger	1 times base salary

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits hedging and pledging of our securities by any employee, including our NEOs without the prior approval of our General Counsel’s office.

40 Notice and Proxy Statement 2020

SEVERANCE AGREEMENTS

Each named executive officer is entitled to certain payments and benefits in certain termination situations or upon a change in control. Severance agreements are provided based on competitive market practice and the Company’s desire to ensure some level of income continuity should an executive’s employment be terminated without cause. Clear Channel Outdoor believes that its severance arrangements facilitate an orderly transition in the event of changes in management. For further information on severance payments and benefits, see “Executive Compensation—Potential Post-Employment Payments”.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation Clear Channel Outdoor may deduct for Federal income tax purposes in any one year with respect to certain senior executives of Clear Channel Outdoor, which we referred to herein as the “Covered Employees.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2018, such that compensation paid to Clear Channel Outdoor’s covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to Clear Channel Outdoor and to the Covered Employees of various payments and benefits. To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and may award compensation that is not deductible to the extent consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

Clear Channel Outdoor accounts for stock-based payments, including awards under the 2012 Amended and Restated Stock Incentive Plan, in accordance with the requirements of FASB ASC Topic 718.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2019 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Thomas C. King (Chair)

Lisa Hammitt

Joe Marchese

Notice and Proxy Statement 2020 41

EXECUTIVE COMPENSATION TABLES

The Summary Compensation Table below provides compensation information for the years ended December 31, 2019, 2018 and 2017 for the principal executive officer, the principal financial officer, the next three most highly compensated executive officers serving during 2019, the former principal executive officer and the former principal financial officer (collectively, the “named executive officers”). As described below under “Certain Relationships and Related Party Transactions—Certain Relationships and Related Party Transactions Prior to the Separation—Corporate Services Agreement,” a portion of the compensation for 2019, 2018 and 2017 for Brian D. Coleman and Richard J. Bressler paid by iHeartMedia was allocated to us in recognition of their services provided to us. Those allocated amounts are reflected in the Summary Compensation Table below, along with any compensation that we or our subsidiaries provided to them directly. Mr. Pittman’s compensation was paid by iHeartMedia and was not allocated to us.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus(a) ($)		Stock Awards(b) ($)	Option Awards(b) ($)	Non-Equity Incentive Plan Compensation(c) ($)		All Other Compensation(d) ($)		Total ($)
C. William Eccleshare Chief Executive Officer(e)	2019	1,295,950	(f)	—		2,929,549	4,500,000	1,512,071		339,608		10,577,178
	2018	1,060,827	(f)	905,894		1,186,250	—	1,375,478		239,337		4,767,787
	2017	964,948	(f)	1,350,000		451,259	—	570,000		251,240		3,587,447

Brian D. Coleman	2019	519,393	(g)	12,500	(g)	1,356,022	—	595,294	(g)	2,152	(g)	2,485,362
Chief Financial Officer	2018	252,000	(g)	80,063	(g)	—	—	402,292	(g)	2,248	(g)	736,602
	2017	258,480	(g)	301,560	(g)	—	—	199,245	(g)	2,154	(g)	761,439

Scott R. Wells Chief Executive Officer – Americas division	2019	850,000		—		1,199,998	—	1,114,721		221,614		3,386,333
	2018	750,000		—		1,186,250	—	883,823		157,488		2,977,561
	2017	750,000		—		1,262,865	—	551,396		86,894		2,651,155

Lynn A. Feldman	2019	476,667		110,875		848,408	—	502,392		29,471		1,967,813
Executive Vice President, General Counsel and Secretary	2018	415,000		—		237,251	—	288,947		5,000		946,198
	2017	415,000		—		336,398	—	174,756		5,000		931,154

Jason A. Dilger Chief Accounting Officer	2019	351,167		75,000		134,999	—	240,232		17,027		818,425

Robert W. Pittman(h)	2019	—		—		—	—	—		—		—
Former Chief Executive Officer	2018	—		—		—	—	—		89,676		89,676
	2017	—		—		—	—	—		534,469		534,469

Richard J. Bressler(i)	2019	148,960	(g)	—		—	—	656,099	(g)	5,742		810,801
Former Chief Financial Officer	2018	420,360	(g)	464,148	(g)	—	—	1,891,177	(g)	55,384	(g)	2,831,068
	2017	427,920	(g)	1,073,366	(g)	—	—	1,440,664	(g)	571,919	(g)	3,513,869

(a)	The amounts reflect:

•

For Mr. Eccleshare, (1) for 2018, a cash payment of $905,894 as a 2018 retention award; (2) for 2017, a cash payment of $250,000 as an additional bonus award in respect of 2017 performance from Clear Channel Outdoor; and (3) for 2017, a cash payment of $1.1 million related to a severance payment Mr. Eccleshare would have been entitled to pursuant to his prior employment agreement.

•

For Mr. Coleman, for 2019, a cash payment pursuant to his new employment contract with Clear Channel Outdoor, and the portion allocated to CCOH of the following cash payments from iHeartMedia: (1) for 2018, the accelerated payment of the first quarterly bonus of $190,625 under the iHeartMedia, Inc. 2018 Key Employee Incentive Plan (the “iHeartMedia 2018 KEIP”); (2) for 2017, a cash payment of $300,000 as an additional bonus award in respect of 2017 performance; and (3) for 2017, a cash payment of $400,000 pursuant to iHeartMedia’s 2017 retention awards.

•	For Ms. Feldman, (1) for 2019, a cash payment of $17,500 pursuant to the first amendment to her employment contract, and (2) for 2019, a cash payment of $93,375 as a retention award.

•	For Mr. Dilger, a cash payment in 2019 of $75,000 as a retention award.

•

For Mr. Bressler, the portion allocated to CCOH of the following cash payments from iHeartMedia: (1) for 2018, the accelerated payment of the first quarterly bonus of $1,325,000 under the iHeartMedia 2018 KEIP; (2) for 2017, a cash payment of $1,260,00 as an additional bonus award in respect of 2017 performance; and (3) for 2017, a cash payment of $1,750,000 pursuant to iHeartMedia’s 2017 retention awards.

42 Notice and Proxy Statement 2020

See “Compensation Discussion and Analysis—Analysis of 2019 Executive Compensation Decisions—Annual Incentive Plan.”

(b)

The amounts shown in the Stock Awards column include the full grant date fair value of options, restricted stock, restricted stock units (“RSUs”) and performance stock units (“PSUs”) awarded to Messrs. Eccleshare, Coleman, Wells and Dilger and Ms. Feldman, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock awards and RSUs, the grant date fair value is based on the closing price of our Class A common stock (prior to the Separation) or common stock (from and after the Separation), as applicable, on the date of grant. For PSUs, the grant date fair value is based on a Monte Carlo valuation as of the grant date. The probable outcome for the PSUs awarded in 2019 was estimated at the target payout level, or 100%. The grant date fair value of PSUs awarded in 2019 assuming the target and maximum levels of performance are achieved are as follows:

Name	Grant Date Fair Value Assuming Target Performance ($)	Grant Date Fair Value Assuming Maximum Performance ($)
Mr. Eccleshare	$750,000	$1,125,000
Mr. Coleman	405,000	607,500
Mr. Wells	599,998	899,997
Ms. Feldman	314,998	472,497
Mr. Dilger	67,499	101,249

See “Grants of Plan-Based Awards” for additional details.

For further discussion of the assumptions made in valuation, see also Note 11-Stockholders’ Equity (Deficit) beginning on page 85 of our 2019 Annual Report on Form 10-K.

(c)	The amounts reflect:

•

For Mr. Eccleshare, (1) cash payments of $1,313,908 for 2019, $1,075,239 for 2018 and $300,000 for 2017 from Clear Channel Outdoor as annual incentive plan awards under the 2015 Executive Incentive Plan pursuant to pre-established performance goals; (2) for 2019, a cash payment in 2020 of (a) the final one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP bonus and (b) the second one-third ($100,000) of the $300,000 earned pursuant to the 2018 SIP bonus; (3) for 2018, a cash payment in 2019 of (a) the final one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus, (b) the second one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP bonus and (c) one-third ($100,000) of the $300,000 earned pursuant to the 2018 SIP bonus; and (4) for 2017, a cash payment in 2018 of (a) the final one-third ($80,000) of the $240,000 earned pursuant to the 2015 SIP bonus, (b) a second one-third ($90,000) of the $270,000 earned pursuant to the 2016 SIP bonus, and (c) one-third ($100,000) of the $300,000 earned pursuant to the 2017 SIP bonus. The remaining $100,000 of the 2018 SIP bonus will be paid in 2021 if Mr. Eccleshare remains employed at the payment date.

•

For Mr. Coleman, for 2019, a cash payment of $486,227 from Clear Channel Outdoor as an annual incentive plan award for the period from May 2019 through December 2019 under the 2015 Executive Incentive Plan pursuant to pre-established performance goals, and the portion allocated to Clear Channel Outdoor of: (1) for 2019, a cash payment of $253,468 from iHeartMedia as annual incentive plan award for the period from January through April 2019 under the iHeartMedia, Inc. 2019 Key Employee Incentive Plan (the “iHeartMedia 2019 KEIP”); (2) for 2018, (a) a cash payment of $632,837 from iHeartMedia as annual incentive plan awards for the second, third and fourth quarters of 2018 under the iHeartMedia 2018 KEIP and (b) an accelerated cash payment of $325,000 earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2018 and 2017; and (3) for 2017, (a) a cash payment of $300,000 from iHeartMedia as an annual incentive plan award under iHeartMedia’s 2015 Executive Incentive Plan pursuant to pre-established performance goals and (b) a cash payment of $162,500 earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2016.

•

For Mr. Wells, cash payments of $1,114,721 for 2019, $883,823 for 2018 and $551,396 for 2017 from Clear Channel Outdoor as annual incentive plan awards under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

•

For Ms. Feldman, cash payments of $502,392 for 2019, $288,947 for 2018 and $174,756 for 2017 from Clear Channel Outdoor as annual incentive plan awards under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

•

For Mr. Dilger, cash payments from Clear Channel Outdoor of an aggregate $240,232 for 2019 as an annual incentive plan award under the 2015 Executive Incentive Plan and the Management Incentive Plan pursuant to pre-established performance goals.

•

For Mr. Bressler, the portion allocated to Clear Channel Outdoor of: (1) for 2019, a cash payment of $1,761,813 from iHeartMedia as annual incentive plan award for the period from January through April 2019 under the iHeartMedia 2019 KEIP; (2) for 2018, (a) a cash payment of $4,398,735 from iHeartMedia as annual incentive plan awards for the second, third and fourth quarters of 2018 under the iHeartMedia 2018 KEIP and (b) an accelerated cash payment of $1,000,000 earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2018 and 2017; and (3) for 2017, (a) a cash payment of $540,000 from iHeartMedia as an annual incentive plan award under iHeartMedia’s 2015 Executive Incentive Plan pursuant to pre-established performance goals, (b) a cash payment of $500,000 earned pursuant to an iHeartMedia SIP bonus based on pre-established performance goals with respect to 2016 and (c) a cash payment of $3,000,000 from iHeartMedia as annual incentive plan awards for 2017 under the iHeartMedia, Inc. 2017 Key Employee Incentive Plan.

(d)	As described below, for 2019 the All Other Compensation column reflects:

•

amounts we contributed under our 401(k) plan as a matching contribution for the benefit of Messrs. Wells and Dilger and Ms. Feldman in the United States or payments in lieu of pension contributions for the benefit of Mr. Eccleshare in the United Kingdom;

•	personal tax services paid by us for Mr. Eccleshare;

Notice and Proxy Statement 2020 43

•	tax gross-ups on tax services for Mr. Eccleshare;

•	legal expenses for Mr. Eccleshare;

•	the cost of private medical insurance for the benefit of Mr. Eccleshare;

•	the cost of premiums for a supplemental life insurance benefit for Mr. Eccleshare;

•	automobile allowances and transportation expenses for the benefit of Mr. Eccleshare in the United Kingdom;

•	the cost of housing and related expenses in New York City for the benefit of Mr. Wells;

•	the cost of transportation related to commuting for the benefit of Mr. Wells; and

•	accrued dividends paid on Clear Channel Outdoor restricted shares that vested during 2019 for Messrs. Wells and Dilger and Ms. Feldman.

For 2019, the All Other Compensation column also reflects the allocation to us pursuant to the Corporate Services Agreement of (1) amounts iHeartMedia contributed under the 401(k) plan as a matching contribution for the benefit of Messrs. Coleman and Bressler, (2) amounts reimbursed for car service expenses incurred by Mr. Bressler, and (3) the amount iHeartMedia contributed for the personal use of the Company aircraft by Mr. Bressler.

Mr. Eccleshare is a citizen of the United Kingdom. The amounts reported for Mr. Eccleshare for 2019 that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £1=$1.2760 for the year ended December 31, 2019.

	Eccleshare	Coleman	Wells	Feldman	Dilger	Pittman	Bressler
Plan contributions (or payments in lieu thereof)	$185,777	$2,152	$5,000	$5,000	$5,000	$—	$1,862
Aircraft usage	—	—	—	—	—	—	$3,516
Tax services	$39,399	—	—	—	—	—	—
Tax services tax gross-up	$34,938	—	—	—	—	—	—
Legal fees	$14,359	—	—	—	—	—	—
Private medical insurance	$31,444	—	—	—	—	—	—
Supplemental life insurance benefit	$10,722	—	—	—	—	—	—
Automobile allowance/ transportation	$22,968	—	—	—	—	—	—
Car service expense	—	—	—	—	—	—	$364
Housing & related expenses	—	—	$63,214	—	—	—	—
Commuting expenses	—	—	$21,968	—	—	—	—
Accrued Dividends	—	—	$131,432	$24,471	$12,027	—	—
Total	$339,608	$2,152	$221,614	$29,471	$17,027	$—	$5,742

Pursuant to his employment agreement, Mr. Eccleshare receives certain tax and other benefits.

Except as described below with respect to aircraft usage, the value of all benefits included in the All Other Compensation column is based on actual costs. For a description of the items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

The value of the apartment made available to Mr. Wells is based on annual rent and related expenses paid by Clear Channel Outdoor, and the value of his travel and other expenses for 2019 is based on actual costs to Clear Channel Outdoor. The value of Mr. Wells’ travel and other expenses for 2018 and 2017 is estimated based on the number of business days he spent in New York City.

Prior to the Separation, from time to time, Mr. Bressler used aircrafts owned or leased by iHeartMedia, pursuant to iHeartMedia’s Aircraft Policy. The value of personal aircraft usage reported above is based on iHeartMedia’s direct variable operating costs. This methodology calculates an average variable cost per hour of flight. iHeartMedia applies the same methodology to aircraft that are covered by contracts with an outside aircraft management company under which iHeartMedia reimburses the aircraft management company for costs that would otherwise be incurred directly by iHeartMedia (including crew salaries, insurance, fuel and hangar rent) and pays them a monthly management fee for the oversight and administrative services that would otherwise have to be provided by iHeartMedia. On certain occasions, an executive’s spouse or other family members and guests may accompany the executive on a flight and the additional direct operating cost incurred in such situations is included under the foregoing methodology.

(e)

The summary compensation information presented above for Mr. Eccleshare reflects his service for Clear Channel Outdoor during the relevant periods, as well as his service as a director of Clear Media Limited, as described in footnote (f) below. Mr. Eccleshare is a citizen of the United Kingdom and compensation amounts reported for him in the Summary Compensation Table that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rates of £1=$1.2760, £1=$1.3333, and £=$1.2878 for the years ended December 31, 2019, 2018 and 2017, respectively.

(f)

The amounts in the Salary column for Mr. Eccleshare include his base salary for his service as an officer of ours, as well as amounts paid for his service as a director of Clear Channel Outdoor’s majority-owned subsidiary, Clear Media Limited. Clear Media Limited is listed on the Hong Kong Stock Exchange. The amounts paid for the periods during which he served as a director of Clear Media Limited are set forth in the table below. The amounts reflected in the table have been converted from Hong Kong dollars to U.S. dollars using the average exchange rate of HK$1=$0.1276 for the year ended December 31, 2019, HK$1=$0.1276 for the year ended December 31, 2018 and HK$1=$0.1283 for the year ended December 31, 2017.

	2019	2018	2017
C. William Eccleshare	$57,434	$25,520	$25,660

44 Notice and Proxy Statement 2020

(g)

As described below under “Certain Relationships and Related Party Transactions—Certain Relationship and Related Party Transactions Prior to the Separation—Corporate Services Agreement,” a subsidiary of iHeartMedia provided, among other things, certain executive officer services to us prior to the Separation. Pursuant to the Corporate Services Agreement, based on our revenue as a percentage of iHeartCommunications; total revenue for Mr. Coleman and our OIBDAN as a percentage of iHeartCommunications’ total OIBDAN for Mr. Bressler, we were allocated 43.03% and 34.27% of certain amounts for Mr. Coleman and Mr. Bressler, respectively, for the period of January 2019 through April 2019, 42.00% and 35.03% of certain amounts for Mr. Coleman and Mr. Bressler, respectively, for 2018 and 43.08% and 35.66% of certain amounts for Mr. Coleman and Mr. Bressler, respectively, for 2017. For Messrs. Coleman and Bressler, allocated amounts are determined by applying the applicable percentage against all of their iHeartMedia compensation for the periods presented. For Mr. Pittman, none of his 2019, 2018 and 2017 from iHeartMedia compensation was allocated to Clear Channel Outdoor.

The Summary Compensation Table above reflects these allocated amounts, as described below:

•

The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns presented above reflect the portion of the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation amounts allocated to us pursuant to the Corporate Services Agreement for Messrs. Coleman, Pittman and Bressler for the period from January 2019 through April 2019, and 2018 and 2017.

The tables below reflect 100% of the applicable Salary, Bonus, Non-Equity Incentive Plan Compensation amounts and All Other Compensation amounts paid by iHeartMedia to Messrs. Coleman, Pittman and Bressler, the allocated percentage of which is included in the Summary Compensation Table above for Messrs. Coleman and Bressler.

	iHeartMedia Salary
	January 1, 2019— April 30, 2019	2018	2017
Brian D. Coleman	$200,000	$600,000	$600,000
Robert W. Pittman	$400,000	$1,200,000	$1,200,000
Richard J. Bressler	$400,000	$1,200,000	$1,200,000

	iHeartMedia Bonus and Non-Equity Incentive Plan Compensation
	January 1, 2019— April 30, 2019	2018	2017
Brian D. Coleman	$253,468	$1,148,462	$1,162,500
Robert W. Pittman	$3,091,484	$11,043,535	$11,050,000
Richard J. Bressler	$1,761,813	$6,723,735	$7,050,000

	iHeartMedia All Other Compensation
	January 1, 2019— April 30, 2019	2018	2017
Brian D. Coleman	$5,000	$5,000	$5,000
Robert W. Pittman	$231,131	$839,071	$1,152,112
Richard J. Bressler	$15,418	$95,730	$602,889

(h)

Mr. Pittman ceased to be our Chief Executive Officer on May 1, 2019. Mr. Pittman’s compensation is paid by iHeartMedia and was not allocated to Clear Channel Outdoor. Accordingly, all of Mr. Pittman’s compensation for the period from January through April 2019 is reflected in iHeartMedia’s Summary Compensation Table for 2019.

(i)	Mr. Bressler ceased to be our Chief Financial Officer on May 1, 2019.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Messrs. Eccleshare, Coleman, Wells and Dilger and Ms. Feldman have employment agreements with us. Certain elements of their compensation are determined based on their respective employment agreements. The descriptions of the employment agreements set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Each of the employment agreements discussed below provides for severance payments as described under “—Potential Post-Employment Payments” in this proxy statement, which descriptions are incorporated herein by reference.

C. William Eccleshare

On March 1, 2019, Clear Channel Outdoor and C. William Eccleshare entered into a new employment agreement. The employment agreement became effective upon the effective date of the Separation (the “Effective Date”), at which time the employment agreement superseded and replaced Mr. Eccleshare’s existing employment agreement.

Notice and Proxy Statement 2020 45

On the Effective Date, Mr. Eccleshare began to serve as the Company’s Chief Executive Officer, succeeding Robert W. Pittman, who ceased to serve as the Chief Executive Officer on that date.

The term of the employment agreement will end on December 31, 2021, and thereafter will extend for an additional one-year period if Clear Channel Outdoor provides at least ninety (90) days prior written notice to Mr. Eccleshare that the employment agreement shall be extended. Mr. Eccleshare receives an annual base salary of $1,250,000 U.S. dollars (“Base Salary”). Clear Channel Outdoor (i) made a lump sum payment of $83,333, less applicable payroll taxes and other deductions, in respect of the period between January 1, 2019 and May 1, 2019 (such lump sum payment, the “Catch-Up Payment”), and (ii) contributed to Mr. Eccleshare’s pension plan (or pay as otherwise directed by Mr. Eccleshare, so long as such direction is consistent with past practice) an additional amount equal to the product of 0.15 multiplied by the amount of the Catch-Up Payment.

During the term of the employment agreement, Mr. Eccleshare is eligible to receive an annual performance bonus with a target of not less than 110% of Base Salary and the opportunity to earn up to 160% of Base Salary based on performance goals to be set by Clear Channel Outdoor. Mr. Eccleshare received a retention bonus payment (the “Second Retention Bonus Payment”) of $875,000 U.S. dollars in January 2020. If Mr. Eccleshare’s employment is terminated by Clear Channel Outdoor for Cause (as defined in the employment agreement) or by Mr. Eccleshare without Good Cause (as defined in the employment agreement) on or before June 30, 2020, then Mr. Eccleshare will repay to Clear Channel Outdoor within ten days of his termination 100% of the After Tax Value of the Second Retention Bonus Payment. For the purposes of the employment Agreement, “After-Tax Value” means the applicable portion of the retention bonus payment net of any and all taxes and social security contributions, determined taking into account any tax benefit available in respect of such repayment.

In 2019, Mr. Eccleshare received a one-time equity grant with an aggregate value of $6,000,000 U.S. dollars (the “2019 Equity Award Grant”). Seventy-five percent (75%) of the 2019 Equity Award Grant consists of stock options with a grant date fair value of $4,500,000 U.S. dollars and an exercise price based on the Volume Weighted Average Price of Clear Channel Outdoor stock for the fifteen trading days preceding the fifteen trading days following the Effective Date (the “Effective Date VWAP”). The remaining 25% of the 2019 Equity Award Grant consists of restricted stock units, with the number of shares of Clear Channel Outdoor stock subject to the restricted stock unit grant determined by dividing $1,500,000 U.S. dollars by the Effective Date VWAP and rounding down to the nearest whole number. One-third of the 2019 Equity Award Grant vested on December 31, 2019 and the remaining two-thirds will vest in equal annual installments on each of December 31, 2020 and December 31, 2021, if Mr. Eccleshare remains employed on each such annual vesting date.

Clear Channel Outdoor will continue to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous employment agreement. The Company also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. Mr. Eccleshare is eligible to receive health and life insurance benefits and paid vacation on a basis no less favorable than provided to our similarly-situated senior executives; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary. The Company also agreed to provide a £1500 monthly car allowance, reimburse Mr. Eccleshare for travel and entertainment related expenses, consistent with past practices pursuant to Company policy, and reimburse Mr. Eccleshare for up to four long-haul flights per calendar year for his wife when she accompanies him on Company business.

During Mr. Eccleshare’s employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions. During the term of the employment agreement, Mr. Eccleshare may continue as a trustee of Donmar Warehouse and as a non-executive director of Centaur Media Plc and Britvic Plc.

Brian D. Coleman

On the Effective Date, Clear Channel Outdoor and Brian D. Coleman entered into an employment agreement which superseded and replaced Mr. Coleman’s existing employment agreement.

The initial term of the employment agreement will end on April 30, 2023, and thereafter will extend for additional three year periods unless Clear Channel Outdoor or Mr. Coleman provides written notice of non-renewal of the employment agreement between October 1st and November 1st (the “Notice of Non-Renewal Period”) prior to the

46 Notice and Proxy Statement 2020

end of the then applicable employment period. Under the employment agreement, Mr. Coleman receives an annual base salary of $650,000, which is subject to increase at Clear Channel Outdoor’s discretion, and received a one-time signing bonus of $12,500 in 2019.

During the term of the employment agreement, Mr. Coleman is eligible to receive (i) an annual performance bonus with a target of not less than 100% of his base salary based on applicable performance goals to be set by Clear Channel Outdoor, (ii) a one-time long-term incentive opportunity with an approximate value of $500,000, to be allocated between stock options and restricted stock at the discretion of the Compensation Committee and (iii) additional long-term incentive opportunities, with an approximate value of $300,000 per award, to be allocated between stock options and restricted stock at the discretion of the Compensation Committee. Mr. Coleman is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

Clear Channel Outdoor may elect at any time prior to the Notice of Non-Renewal Period to place Mr. Coleman in a consulting status for 12 months (a “Consulting Period”). During a Consulting Period, Clear Channel Outdoor will limit its requests for services to allow Mr. Coleman to accept and perform non-competitive services, but his eligibility to participate in certain benefit plans may change or be terminated in accordance with such benefit plans, and any vacation benefits, long-term incentive awards or options shall not continue to vest or accrue. A Consulting Period under the employment agreement will be coextensive with and may extend the term of Mr. Coleman’s employment under the employment agreement, after which such employment period shall end.

During Mr. Coleman’s employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Coleman is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Coleman also is subject to customary confidentiality, work product and trade secret provisions.

Scott R. Wells

Effective March 3, 2015, Clear Channel Outdoor entered into an employment agreement with Mr. Wells. The employment agreement had an initial term (the “Initial Term”) that ended on March 2, 2019, and thereafter provides for automatic four-year extensions, unless either Clear Channel Outdoor or Mr. Wells gives prior notice electing not to extend the agreement.

On March 26, 2019, Clear Channel Outdoor and Mr. Wells entered into a First Amendment to Employment Agreement (the “Amendment”). The Amendment became effective upon the Separation of Clear Channel Outdoor from iHeartMedia. As amended, the employment agreement provides that (i) Mr. Wells’ base salary increased to $900,000 and (ii) upon a termination of Mr. Wells’ employment by Clear Channel Outdoor without Cause, non-renewal of the employment agreement by Clear Channel Outdoor or termination of employment by Mr. Wells for Good Reason, all of Mr. Wells’ unvested time vesting equity awards that are scheduled to vest within twelve months following the date of termination will vest in full on the date of termination (previously, only time-vesting options were eligible for such accelerated vesting), and any unvested performance vesting options will remain eligible to vest for three months following the date of termination.

Mr. Wells has the opportunity to earn an annual performance bonus for the achievement of financial and performance criteria established by Clear Channel Outdoor and approved in the annual budget. The target performance bonus that may be earned will be not less than 100% of Mr. Wells’ base salary amount (the “Target Bonus”). In addition to the annual bonus, Mr. Wells is also eligible for an additional long-term incentive opportunity (the “Long-Term Incentive Amount”) from Clear Channel Outdoor with an approximate value of $1,000,000 for each award, consistent with other comparable positions pursuant to the terms of the award agreement(s), taking into consideration demonstrated performance and potential, and subject to approval by the board of directors or the compensation committee of Clear Channel Outdoor, as applicable. The employment agreement also entitles Mr. Wells to participate in all employee welfare benefit plans in which other similarly situated employees of Clear Channel Outdoor may participate. Clear Channel Outdoor will reimburse Mr. Wells for the attorneys’ fees incurred by Mr. Wells in connection with the negotiation of the employment agreement and ancillary documents, up to a maximum reimbursement of $25,000 in the aggregate. The employment agreement also contains a customary confidentiality provision that survives Mr. Wells’ termination of employment, as well as customary non-competition and non-solicitation provisions that apply during employment and for the 12-month period thereafter.

As provided in the employment agreement, the compensation committee of the Clear Channel Outdoor Board approved an award by Clear Channel Outdoor, effective as of March 3, 2015, of options to purchase common

Notice and Proxy Statement 2020 47

stock having a value equal to $1,500,000 as of the award date (based on the Black-Scholes valuation method). Fifty percent of the award has performance-based vesting (the “Performance Vesting Options”) and fifty percent of the award vests over time (the “Time Vesting Options”). The Time Vesting Options vested in equal amounts on the first, second, third and fourth anniversaries of the Effective Date. Fifty percent of the Performance Vesting Options vested on February 3, 2020 based on the achievement of $472 million of OIBDAN for Clear Channel Outdoor Americas (“CCOA”) for 2019, which exceeded the performance hurdle of $471 million. The remaining fifty percent of the Performance Vesting Options will vest on the date that CCOA achieves certain financial and performance criteria, so long as Mr. Wells remains employed on the vesting date (except as set forth below in the event of a termination by Clear Channel Outdoor without Cause, if Mr. Wells terminates his employment for Good Reason or if Mr. Wells’ employment is terminated following Clear Channel Outdoor’s notice of non-renewal).

Lynn A. Feldman

On February 4, 2020, Lynn A. Feldman and the Company entered into a Second Amendment to Employment Agreement (the “Second Amendment”) to Ms. Feldman’s employment agreement dated June 27, 2016. Pursuant to the Second Amendment, the employment agreement was amended to, among other things: (i) extend the term of Ms. Feldman’s employment agreement to December 31, 2022, after which time such employment period will be automatically extended for additional two year periods unless either party gives prior written notice of non-renewal; (ii) increase Ms. Feldman’s annual base salary to $600,000; (iii) increase Ms. Feldman’s target bonus to 100% of her base salary; and (iv) increase the value of Ms. Feldman’s annual long term incentive grants to $300,000 for each award. The Second Amendment is effective as of January 1, 2020. Ms. Feldman is eligible for salary increases at the discretion of Clear Channel Outdoor based on Company performance and/or individual performance.

In 2016, Ms. Feldman received a one-time long term incentive grant with a value of no less than $400,000 under the CCOH 2012 Stock Incentive Plan, with 50% of the award in the form of stock options and 50% in the form of restricted stock of Clear Channel Outdoor. Pursuant to the employment agreement, Ms. Feldman is eligible to receive annual long term incentive grants with a value of no less than $300,000 for each award consistent with other comparable positions pursuant to the terms of the award agreement(s), taking into consideration demonstrated performance and potential, and the allocation of each award between stock options and restricted stock, subject to approval by the board of directors or the compensation committee of Clear Channel Outdoor, as applicable. Ms. Feldman is entitled to participate in all employee benefit plans and perquisites in which other similarly situated employees may participate.

In August 2018, Ms. Feldman was awarded a retention bonus of $186,750. The retention bonus vests and is payable as follows: (i) 50% of the retention bonus was paid in 2019 and (ii) 50% will be paid within 30 days of the termination date of the Transition Services Agreement, in each case subject to Ms. Feldman’s continued employment on such date.

Under the employment agreement, Ms. Feldman is required to protect the secrecy of confidential information of Clear Channel Outdoor and to assign certain intellectual property rights. She also is prohibited by the agreement from engaging in certain activities that compete with Clear Channel Outdoor Americas during employment and for twelve (12) months after her employment terminates, and she is prohibited from soliciting employees of Clear Channel Outdoor Americas for employment during employment and for twelve (12) months after termination of employment.

Jason A. Dilger

On May 1, 2019, Clear Channel Outdoor and Jason A. Dilger entered into an employment agreement.

The initial term of the employment agreement will end on April 30, 2022, and thereafter will automatically extend for additional three year periods unless Clear Channel Outdoor or Mr. Dilger provides written notice of non-renewal of the employment agreement between October 1st and November 1st (the “Notice of Non-Renewal Period”) prior to the end of the then applicable employment period. Under the employment agreement, Mr. Dilger receives an annual base salary of $370,000. Mr. Dilger is eligible for salary increases at the discretion of Clear Channel Outdoor based on Company performance and/or individual performance.

During the term of the employment agreement, Mr. Dilger is eligible to receive (i) an annual performance bonus with a target of not less than 60% of his base salary based on applicable performance goals to be set by Clear Channel Outdoor and (ii) long term incentive opportunities with an approximate value of $125,000 per award, to be

48 Notice and Proxy Statement 2020

allocated between stock options and restricted stock at the discretion of the Compensation Committee. Mr. Dilger is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

Clear Channel Outdoor may elect at any time prior to the Notice of Non-Renewal Period to place Mr. Dilger in a consulting status for 12 months (a “Consulting Period”). During a Consulting Period, Clear Channel Outdoor will limit its requests for services to allow Mr. Dilger to accept and perform non-competitive services, but his eligibility to participate in certain benefit plans may change or be terminated in accordance with such benefit plans, and any vacation benefits, long-term incentive awards or options shall not continue to vest or accrue. A Consulting Period under the employment agreement will be coextensive with and may extend the term of Mr. Dilger’s employment under the employment agreement.

During the term of Mr. Dilger’s employment and for 12 months thereafter, Mr. Dilger is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with Clear Channel Outdoor’s other senior executives. Mr. Dilger also is subject to customary confidentiality, work product and trade secret provisions.

Notice and Proxy Statement 2020 49

GRANTS OF PLAN-BASED AWARDS

Stock Incentive Plans

Clear Channel Outdoor grants equity incentive awards to named executive officers and other eligible participants under its 2012 Amended and Restated Stock Incentive Plan. The 2012 Amended and Restated Stock Incentive Plan is intended to facilitate the ability of Clear Channel Outdoor to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The 2012 Amended and Restated Stock Incentive Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, deferred stock rights and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to Clear Channel Outdoor or its subsidiaries.

The 2012 Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, except that the entire Board has sole authority for granting and administering awards to non-employee directors. The Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2012 Amended and Restated Stock Incentive Plan. The Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the 2012 Amended and Restated Stock Incentive Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plan

As discussed above, named executive officers also are eligible to receive awards under the Annual Incentive Plan. See “Compensation Discussion and Analysis—Analysis of 2019 Executive Compensation Decisions—Annual Incentive Plan” for a more detailed description of the Annual Incentive Plan and the grant of awards to the named executive officers thereunder.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2019. As described below under “Certain Relationships and Related Party Transactions Prior to the Separation—Corporate Services Agreement,” iHeartMedia provided us with, among other things, certain executive officer services prior to the Separation. A portion (43.03% and 34.27%) of the annual incentive awards provided by our parent entities to Messrs. Coleman and Bressler, respectively, with respect to the period from January 2019 through April 2019 was allocated to us in recognition of their services provided to us. Those allocated amounts are reflected in the Grants of Plan-Based Awards table below.

Grants of Plan-Based Awards During 2019

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise of Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards(a) ($)
C. William Eccleshare	N/A(b)	—	1,375,000	2,000,000	—	—	—	—	—	—	—
	6/3/19(c)	—	—	—	—	—	—	293,542	—	—	1,429,549
	6/3/19(d)	—	—	—	—	—	—	—	2,189,781	$5.11	4,500,000
	10/15/19(e)	—	—	—	—	—	—	312,500	—	—	750,000
	10/15/19(e)	—	—	—	157,563	315,126	472,689	—	—	—	750,000

Brian D. Coleman	N/A(b)	—	109,067	163,602	—	—	—	—	—	—	—
	N/A(b)	—	436,301	872,602	—	—	—	—	—	—	—
	5/22/19(f)	—	—	—	—	—	—	104,602	—	—	546,022
	10/15/19(g)	—	—	—	—	—	—	168,750	—	—	405,000
	10/15/19(g)	—	—	—	85,084	170,168	255,252	—	—	—	405,000

Scott R. Wells	N/A(b)	—	850,685	1,701,370	—	—	—	—	—	—	—
	10/15/19(h)	—	—	—	—	—	—	250,000	—	—	600,000
	10/15/19(h)	—	—	—	126,050	252,100	378,150	—	—	—	599,998

50 Notice and Proxy Statement 2020

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise of Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards(a) ($)

Lynn A. Feldman	N/A(b)	—	353,315	706,630	—	—	—	—	—	—	—
	5/22/19(f)	—	—	—	—	—	—	41,841	—	—	218,410
	10/15/19(i)	—	—	—	—	—	—	131,250	—	—	315,000
	10/15/19(i)	—	—	—	66,176	132,352	198,528	—	—	—	314,998

Jason A. Dilger	N/A(b)	—	203,754	407,508	—	—	—	—	—	—	—
	10/15/19(j)	—	—	—	—	—	—	28,125	—	—	67,500
	10/15/19(j)	—	—	—	14,181	28,361	42,542	—	—	—	67,499

Robert W. Pittman	N/A(b)	—	—	—	—	—	—	—	—	—	—

Richard J. Bressler	N/A(b)	—	656,099	984,149	—	—	—	—	—	—	—

(a)

The amounts in the table reflect the full grant date fair value of options, RSUs and PSUs computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. The grant date fair value of time-vesting RSUs is based on the closing price of our common stock on the date of grant. The grant date fair value of PSUs is based on a Monte Carlo valuation as of the grant date assuming achievement at the target payout level, or 100%. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 11-Stockholders’ Equity (Deficit) beginning on page 85 of our 2019 Annual Report on Form 10-K.

(b)

Messrs. Eccleshare, Wells and Dilger and Ms. Feldman received cash incentive awards from Clear Channel Outdoor under the Annual Incentive Plan. Messrs. Coleman and Bressler received a cash incentive award from iHeartMedia under the iHeartMedia 2019 KEIP for the period from January 2019 through April 2019. The amounts shown for Messrs. Coleman and Bressler which were paid under the iHeartMedia 2019 KEIP reflect the allocated portion of their respective cash incentive awards based on the achievement of pre-established performance goals. In addition, Mr. Coleman received a cash incentive award from Clear Channel Outdoor under the Annual Incentive Plan for the period from May 2019 through December 2019.    As described in footnote (h) to the Summary Compensation Table above, Mr. Pittman’s cash incentive award from iHeartMedia for 2019 was not allocated pursuant to the Corporate Services Agreement. For further discussion of the 2019 cash incentive awards, see “Compensation Discussion and Analysis—Analysis of 2019 Executive Compensation Decisions—Annual Incentive Plan.”

(c)	On June 3, 2019, Mr. Eccleshare received a grant of 293,542 RSUs, which vest in three equal installments on each of December 31, 2019, December 31, 2020 and December 31, 2021.

(d)

On June 3, 2019, Mr. Eccleshare received a grant of 2,189,781 options to purchase common stock, which vest in three equal installments on each of December 31, 2019, December 31, 2020 and December 31, 2021.

(e)

On October 15, 2019, Mr. Eccleshare received (1) 312,500 time-vesting RSUs, which vest in three equal installments on each of April 1, 2020, April 1, 2021, and April 1, 2022, and (2) 315,126 PSUs (at target), which will be earned between 0%—150% of the Company’s total shareholder return relative to a peer group (“Relative TSR”) over a performance period commencing on October 1, 2019 and ending on March 31, 2022.

(f)	On May 22, 2019, Mr. Coleman and Ms. Feldman received grants of 104,602 and 41,841 of time-vesting RSUs, respectively. The RSUs vest in two equal installments on each of May 22, 2022 and May 22, 2023.

(g)

On October 15, 2019, Mr. Coleman received (1) 168,750 time-vesting RSUs, which vest in three equal installments on each of April 1, 2020, April 1, 2021, and April 1, 2022, and (2) 170,168 PSUs (at target), which will be earned between 0%—150% of Relative TSR over a performance period commencing on October 1, 2019 and ending on March 31, 2022.

(h)

On October 15, 2019, Mr. Wells received (1) 250,000 time-vesting RSUs, which vest in three equal installments on each of April 1, 2020, April 1, 2021, and April 1, 2022, and (2) 252,100 PSUs (at target), which will be earned between 0%—150% of Relative TSR over a performance period commencing on October 1, 2019 and ending on March 31, 2022.

(i)

On October 15, 2019, Ms. Feldman received (1) 131,250 time-vesting RSUs, which vest in three equal installments on each of April 1, 2020, April 1, 2021, and April 1, 2022, and (2) 132,352 PSUs (at target), which will be earned between 0%—150% of Relative TSR over a performance period commencing on October 1, 2019 and ending on March 31, 2022.

(j)

On October 15, 2019, Mr. Dilger received (1) 28,125 time-vesting RSUs, which vest in three equal installments on each of April 1, 2020, April 1, 2021, and April 1, 2022, and (2) 28,361 PSUs (at target), which will be earned between 0%—150% of Relative TSR over a performance period commencing on October 1, 2019 and ending on March 31, 2022.

For further discussion of the equity awards, see “Compensation Discussion and Analysis—Analysis of 2019 Executive Compensation Decisions—Equity Grants.”

Notice and Proxy Statement 2020 51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2019.

Outstanding Equity Awards at December 31, 2019

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option	Option	Number of Shares or Units of Stock That		Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
Name	(#) Exercisable		(#) Unexercisable		Exercise Price ($)	Expiration Date	Have Not Vested (#)		Have Not Vested(a) ($)	Not Vested (#)		Have Not Vested(a) ($)
C. William Eccleshare	22,500		—		$1.16	2/24/2020	—		—	—		—
	63,583		—		$1.43	9/10/2020	—		—	—		—
	15,360		—		$4.78	12/13/2020	—		—	—		—
	90,000		—		$6.09	2/21/2021	—		—	—		—
	90,000		—		$5.02	3/26/2022	—		—	—		—
	729,927	(b)	1,459,854	(b)	$5.11	6/3/2029	—		—	—		—
	—		—		—	—	12,500	(c)	35,750	—		—
	—		—		—	—	2,096	(d)	5,995	—		—
	—		—		—	—	221,729	(e)	634,145	—		—
	—		—		—	—	195,694	(f)	559,685	—		—
	—		—		—	—	312,500	(g)	893,750	—		—
	—		—		—	—	—		—	315,126	(h)	901,260

Brian D. Coleman	—		—		—	—	104,602	(i)	299,162	—		—
	—		—		—	—	168,750	(j)	482,625	—		—
	—		—		—	—	—		—	170,168	(h)	486,680

Scott R. Wells	169,300	(k)	169,300	(k)	$6.85	3/3/2025	—		—	—		—
	37,764		—		$7.71	6/15/2025	—		—	—		—
	19,240	(l)	6,414	(l)	$5.69	6/3/2026	—		—	—		—
	—		—		—	—	41,118	(m)	$117,597	—		—
	—		—		—	—	208,333	(n)	$595,832	—		—
	—		—		—	—	221,729	(o)	$634,145	—		—
	—		—		—	—	250,000	(p)	$715,000	—		—
	—		—		—	—	—		—	252,100	(h)	$721,006

Lynn A. Feldman	8,282	(q)	2,761	(q)	$5.54	7/7/2026	—		—	—		—
	—		—		—	—	16,722	(r)	47,825	—		—
	—		—		—	—	41,667	(s)	119,168	—		—
	—		—		—	—	44,346	(t)	126,830	—		—
	—		—		—	—	41,841	(u)	119,665	—		—
	—		—		—	—	131,250	(v)	375,375	—
	—		—		—	—	—		—	132,352	(h)	378,527

Jason A. Dilger	23,006		—		$1.51	8/5/2021	—		—	—		—
	2,778		—		$4.65	4/10/2023	—		—	—		—
	2,778		—		$5.85	4/4/204	—		—	—		—
	3,776		—		$7.71	6/15/2025	—		—	—		—
	2,308	(w)	770	(w)	$5.69	6/3/2026	—		—	—		—
	—		—		—	—	4,934	(x)	14,111	—		—
	—		—		—	—	18,213	(y)	52,089	—		—
	—		—		—	—	18,500	(z)	52,910	—		—
	—		—		—	—	28,125	(aa)	80,438	—		—
	—		—		—	—	—		—	28,361	(h)	81,112

Robert W. Pittman	—		—		—	—	—		—	—		—

Richard J. Bressler	—		—		—	—	—		—	—		—

(a)	Market value is based upon the closing sale price of Clear Channel Outdoor common stock on December 31, 2019 of $2.86.

(b)

Mr. Eccleshare’s grant of options to purchase 2,189,781 shares of common stock vested one-third on December 31, 2019 and the remaining two-thirds will vest in equal installments on each of December 31, 2020 and December 31, 2021

52 Notice and Proxy Statement 2020

(c)	Mr. Eccleshare’s unvested RSU award representing 12,500 shares of common stock will vest on September 21, 2020.

(d)	Mr. Eccleshare’s unvested RSU award representing 2,096 shares of common stock will vest on September 21, 2020.

(e)	Mr. Eccleshare’s unvested RSU award representing 221,729 shares of common stock will vest 50% on each of September 12, 2021 and September 12, 2022.

(f)	Mr. Eccleshare’s unvested RSU award representing 195,694 shares of common stock will vest 50% on each of December 31, 2020 and December 31, 2021.

(g)	Mr. Eccleshare’s unvested RSU award representing 312,500 shares of common stock will vest in three equal annual installments beginning April 1, 2020.

(h)

The PSUs granted on October 15, 2019 will vest, if at all, based on the Company’s total shareholder return relative to the Company’s peer group (the “Relative TSR”) over a performance period commencing on October 1, 2019 and ending on March 31, 2022. As of December 31, 2019, the Company’s achievement level of Relative TSR was between threshold and target levels of performance. Accordingly, the number of shares reported in the table reflect amounts based on target performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(i)	Mr. Coleman’s unvested restricted stock award representing 104,602 shares of common stock will vest 50% on each of May 22, 2022 and May 22, 2023.

(j)	Mr. Coleman’s unvested RSU award representing 168,750 shares of common stock will vest in three equal annual installments beginning on April 1, 2020.

(k)

Mr. Wells’ grant of time-vesting options to purchase 169,300 shares of common stock vested in four equal annual installments beginning on March 2, 2016. Mr. Wells’ grant of performance-based options to purchase 169,300 shares of common stock vested 50% on February 3, 2020 based upon the achievement of an OIBDAN target, and 50% remain subject to vesting based upon achievement of OIBDAN targets.

(l)	Mr. Wells’ grant of options to purchase 25,654 shares of common stock vests in four equal installments beginning June 3, 2017.

(m)	Mr. Wells’ unvested restricted stock award representing 41,118 shares of common stock will vest on June 3, 2020.

(n)	Mr. Wells’ unvested restricted stock award representing 208,333 shares of common stock will vest 50% on each of September 7, 2020 and 50% on September 7, 2021.

(o)	Mr. Wells’ unvested restricted stock award representing 221,729 shares of common stock will vest 50% on each of September 12, 2021 and September 12, 2022.

(p)	Mr. Wells’ unvested RSU award representing 250,000 shares of common stock will vest in three equal annual installments beginning on April 1, 2020.

(q)	Ms. Feldman’s grant of options to purchase 11,043 shares of common stock vest in four equal annual installments beginning July 7, 2017.

(r)	Ms. Feldman’s unvested restricted stock award representing 16,722 shares of common stock will vest on July 7, 2020

(s)	Ms. Feldman’s unvested restricted stock award representing 41,667 shares of common stock will vest 50% on each of September 7, 2020 and 50% on September 7, 2021.

(t)	Ms. Feldman’s unvested restricted stock award representing 44,346 shares of common stock will vest 50% on each of September 12, 2021 and September 12, 2022.

(u)	Ms. Feldman’s unvested restricted stock award representing 41,841 shares of common stock will vest 50% on each of May 22, 2022 and May 22, 2023.

(v)	Ms. Feldman’s unvested RSU award representing 131,250 shares of common stock will vest in three equal annual installments beginning on April 1, 2020.

(w)	Mr. Dilger’s grant of options to purchase 3,078 shares of common stock vests in four equal annual installments beginning on June 3, 2017.

(x)	Mr. Dilger’s unvested restricted stock award representing 4,934 shares of common stock will vest on June 3, 2020.

(y)	Mr. Dilger’s unvested restricted stock award representing 18,213 shares of common stock will vest 50% on each of September 7, 2020 and September 7, 2021

(z)	Mr. Dilger’s unvested restricted stock award representing 18,500 shares of common stock will vest 50% on each of September 12, 2021 and September 12, 2022.

(aa)	Mr. Dilger’s unvested restricted stock unit award representing 28,125 shares of common stock will vest in three equal annual installments beginning on April 1, 2020.

Notice and Proxy Statement 2020 53

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2019.

Option Exercises and Stock Vested During 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
C. William Eccleshare	164,907	443,867	183,031	654,179
Brian D. Coleman	—	—	—	—
Scott R. Wells	—	—	152,268	736,330
Lynn A. Feldman	—	—	52,016	244,345
Jason A. Dilger	—	—	7,226	35,993
Robert W. Pittman	—	—	—	—
Richard J. Bressler	—	—	—	—

(a)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(b)

Represents the value of the exercised options, calculated by multiplying (1) the number of shares to which the option exercise related by (2) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(c)	Represents the gross number of shares acquired on vesting of restricted shares or RSUs, without taking into account any shares withheld to satisfy applicable tax obligations.

(d)

Represents the value of the vested restricted shares or RSUs calculated by multiplying (1) the number of vested restricted shares or restricted stock units by (2) the closing price on the vesting date.

PENSION BENEFITS

Clear Channel Outdoor does not sponsor any pension plans in which the named executive officers participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Clear Channel outdoor does not sponsor any non-qualified deferred compensation plans in which the named executive officers participate.

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for Messrs. Eccleshare, Coleman, Wells and Dilger and Ms. Feldman, using an assumed December 31, 2019 trigger event for each scenario.

C. William Eccleshare

Termination due to Death. If Mr. Eccleshare’s employment is terminated by his death, Clear Channel Outdoor will pay/provide to his designee or, if no person is designated, to Mr. Eccleshare’s estate: (i) his unpaid base salary, if any, that was earned through the termination date but not otherwise previously paid (“Accrued Base Salary”), (ii) the annual bonus and bonus under the SIP, if any (the “Additional Bonus”), that Mr. Eccleshare earned with respect to the calendar year prior to the calendar year that includes the termination date (to the extent not paid as of the date of termination), which shall be paid at the time such annual bonus or Additional Bonus is payable in accordance with the employment agreement (the “Unpaid Prior Year Bonus”), (iii) a pro-rata portion, if any, of the annual bonus for the calendar year that includes the termination date (calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year and payable only if an annual bonus would have otherwise been earned for such calendar year had Mr. Eccleshare remained employed until the end of such calendar year), to be paid at the time such annual bonus would otherwise be required to be paid in accordance with the employment agreement (the “Pro-Rata Bonus”), (iv) any unreimbursed business expenses and any payments or benefits required to be paid or provided under applicable employee benefit plans or equity plans, which shall be paid

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or provided in accordance with the terms of such plans and/or policies (the “Accrued Obligations”), and (v) accelerated vesting with respect to any portion of his 2019 equity award that is not vested as of the termination date, which accelerated vesting shall occur on the termination date (the “2019 Equity Award Acceleration”).

Termination due to Disability. If Mr. Eccleshare is unable to perform the essential functions of his full-time position for more than 180 consecutive days in any 12 month period, Clear Channel Outdoor may terminate his employment. If Mr. Eccleshare’s employment is terminated due to disability, Clear Channel Outdoor will pay to Mr. Eccleshare, or, in the event of Mr. Eccleshare’s legal incapacity, to the individual who holds a power of attorney on behalf of Mr. Eccleshare, any Accrued Base Salary and Accrued Obligations. In addition, if Mr. Eccleshare or his attorney in fact signs a settlement and release agreement (a “Release”), which will include terms reasonably acceptable to Clear Channel Outdoor and Mr. Eccleshare (provided that, for the avoidance of doubt, such Release will include a release by Mr. Eccleshare of claims against Clear Channel Outdoor), then Clear Channel Outdoor will pay/provide to Mr. Eccleshare or the attorney in fact any Unpaid Prior Year Bonus, any Pro-Rata Bonus and the 2019 Equity Award Acceleration, such payments or benefits to be made in accordance with the terms of the Release.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Eccleshare’s employment for Cause, Clear Channel Outdoor will pay to Mr. Eccleshare any Accrued Base Salary and any Accrued Obligations. If termination for Cause occurs before June 30, 2020, Mr. Eccleshare will be required to repay to Clear Channel Outdoor the Second Retention Bonus Payment and any portion of the 2019 Equity Award Grant that is not vested as of the termination date shall be forfeited on the date of termination.

Termination by Clear Channel Outdoor without Cause / Termination by Mr. Eccleshare for Good Cause / Failure of Clear Channel Outdoor to offer to extend the employment period. Mr. Eccleshare’s employment may be terminated at any time by Clear Channel Outdoor without Cause by giving Mr. Eccleshare not less than six (6) months prior written notice. If Clear Channel Outdoor terminates Mr. Eccleshare’s employment without Cause, if Mr. Eccleshare terminates employment for Good Cause or if Clear Channel Outdoor fails to offer to extend the employment period, Clear Channel Outdoor will pay/provide to Mr. Eccleshare: (i) any Accrued Base Salary, (ii) any Accrued Obligations and (iii) any amount due during any notice period, garden leave or suspension period. In addition, if Mr. Eccleshare signs the Release, and subject to Mr. Eccleshare’s compliance with his non-competition and non-solicitation agreements, Clear Channel Outdoor will also pay/provide to Mr. Eccleshare: (A) any Unpaid Prior Year Bonus, (B) any Pro-Rata Bonus, (C) the 2019 Equity Award Acceleration and (D) payment of an aggregate amount equal to Mr. Eccleshare’s Base Salary, multiplied by 2.3, and reduced by the total amount of remuneration previously paid to Mr. Eccleshare during any notice period, garden leave or suspension period, which aggregate amount shall be paid in equal installments in accordance with Clear Channel Outdoor’s normal payroll practices for a period of twelve (12) months following the date of such termination (the amounts in (D), the “Continued Salary Payments”), such payments to be made in accordance with the terms of such Release.

Termination by Mr. Eccleshare Without Good Cause / Failure of Mr. Eccleshare to Accept Extension of the Employment Period. Mr. Eccleshare’s employment may be terminated at any time by Mr. Eccleshare without Good Cause by giving the Board not less than ninety (90) days prior written notice. In the event that Mr. Eccleshare terminates employment without Good Cause or Mr. Eccleshare fails to affirmatively accept in writing Clear Channel Outdoor’s extension of the employment period within thirty (30) days after when such extension is offered by Clear Channel Outdoor to him, Clear Channel Outdoor shall pay Mr. Eccleshare any Accrued Base Salary, any Accrued Obligations and, only if Clear Channel Outdoor provides notice of a garden leave or payment in lieu of notice after Mr. Eccleshare has provided notice of termination without Good Cause, any amount due during any garden leave or notice period. Mr. Eccleshare may be required to repay to Clear Channel Outdoor the Second Retention Bonus Payment, and any portion of the 2019 Equity Award Grant that is not vested as of the termination date shall be forfeited on the date of termination.

If Mr. Eccleshare is in breach of his post-employment obligations or covenants, then Mr. Eccleshare will forfeit any right to the pro-rata portion of his continued salary payments described above.

Under the agreement, “Cause” means one or more of the following reasons, as determined by the Board reasonably and in good faith: (i) conduct by Mr. Eccleshare constituting a material act of willful misconduct in connection with the performance of his duties; (ii) continued, willful and deliberate non-performance by Mr. Eccleshare of his duties hereunder (other than by reason of Mr. Eccleshare’s physical or mental illness, incapacity or disability) where such non-performance has continued for more than fifteen (15) business days following written notice of such non-performance; (iii) Mr. Eccleshare’s refusal or failure to follow lawful and reasonable directives consistent with

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Mr. Eccleshare’s job responsibilities where such refusal or failure has continued for more than fifteen (15) business days following written notice of such refusal or failure; (iv) a criminal conviction of, or a plea of nolo contendere by, Mr. Eccleshare for a felony or material violation of any securities law, including, without limitation, conviction of fraud, theft, or embezzlement or a crime involving moral turpitude; (v) a material breach by Mr. Eccleshare of any of the provisions of the agreement or (vi) a material violation by Mr. Eccleshare of Clear Channel Outdoor’s employment policies regarding harassment.

Under the agreement, “Good Cause” means (i) a change in Mr. Eccleshare’s reporting line; (ii) a material change in Mr. Eccleshare’s titles, duties or authorities; (iii) a reduction in Mr. Eccleshare’s Base Salary or target annual bonus, other than an across-the-board reduction applicable to all senior executive officers of Clear Channel Outdoor; (iv) a required relocation of more than fifty (50) miles of Mr. Eccleshare’s primary place of employment as of the effective date of the agreement; it being understood, however, that Mr. Eccleshare may be required to travel on business to other locations as may be required or desirable in connection with the performance of his duties specified in the agreement; or (v) a material breach by Clear Channel Outdoor of the terms of the agreement.

Brian D. Coleman

Termination due to Death. If Mr. Coleman’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Coleman is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, Clear Channel Outdoor may terminate his employment. If Mr. Coleman’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Coleman’s employment for Cause, Clear Channel Outdoor will pay to Mr. Coleman his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Mr. Coleman for Good Cause. If Clear Channel Outdoor terminates Mr. Coleman’s employment without Cause or does not renew the agreement, or if Mr. Coleman terminates for Good Cause, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Coleman, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Coleman’s current base salary for twelve (12) months. Further, Mr. Coleman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Coleman is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Notwithstanding anything to the contrary set forth in any equity award agreements, any unvested Clear Channel Outdoor equity awards will vest in full on the date of termination.

Non-Renewal by Mr. Coleman. If Mr. Coleman gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then current employment period, and if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Coleman an amount equal to his pro-rata base salary through the end of the then current employment period.

If Mr. Coleman is in breach of any post-employment obligations or covenants, or if Mr. Coleman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

Under the agreement, “Cause” is defined as Mr. Coleman’s: (1) willful misconduct; (2) willful and repeated failure to perform his duties (other than due to disability); (3) willful and repeated failure to follow lawful directives;

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(4) felony conviction, a plea of nolo contendere to a felony by Mr. Coleman, or other conduct that has or would result in material injury to Clear Channel Outdoor; (5) a material breach of his employment agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies made known to Mr. Coleman.

The term “Good Cause” includes: (1) a change in reporting lines such that Mr. Coleman no longer reports directly to our Chief Executive Officer; (2) a required relocation of Mr. Coleman’s offices to a location more than 50 miles from the San Antonio metropolitan area; (3) Clear Channel Outdoor’s continued breach of the terms of the agreement after being provided written notice of such breach by Mr. Coleman; (4) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by Clear Channel Outdoor in light of compensation for similarly situated employees; (5) a substantial and unusual reduction in responsibilities or authority; or (6) a reduction in Mr. Coleman’s base salary or annual bonus target.

Scott R. Wells

Termination due to Death. If Mr. Wells’ employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Mr. Wells but not yet reimbursed and any other payments required under applicable employee benefit plans (collectively, the “Accrued Obligations”).

Termination due to Disability. If Mr. Wells is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, Clear Channel Outdoor may terminate his employment. If Mr. Wells’ employment is terminated, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor for Cause. If Mr. Wells’ employment is terminated by Clear Channel Outdoor for Cause, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor without Cause, Non-renewal by Clear Channel Outdoor or Termination by Mr. Wells for Good Reason. If Clear Channel Outdoor terminates Mr. Wells’ employment without Cause or does not renew the agreement, or if Mr. Wells terminates employment for Good Reason, then Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. In addition, if Mr. Wells signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor: (i) Clear Channel Outdoor will pay Mr. Wells, in periodic payments in accordance with ordinary payroll practices and deductions, his current base salary for eighteen (18) months (the “Severance Payments” or “Severance Pay Period”); (ii) Mr. Wells will be eligible for a pro-rata bonus (“Pro-Rata Bonus”), calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Wells will receive such Pro-Rata Bonus only if Mr. Wells would have earned the bonus had Mr. Wells remained employed through the end of the applicable calendar year. Calculation and payment of the bonus, if any, shall be pursuant to the plan in effect during the termination year; (iii) Clear Channel Outdoor will pay Mr. Wells a separation bonus in an amount equal to the target bonus to which Mr. Wells would be entitled for the year in which his employment terminates, payable in a lump sum; (iv) Clear Channel Outdoor will pay Mr. Wells in a lump sum an amount equal to the product of (A) twelve (12) and (B) the COBRA premiums Mr. Wells would be required to pay if he elected pursuant to COBRA to continue the health benefits coverage he had prior to the termination date (less the amount that Mr. Wells would have to pay for such coverage as an active employee) (the “COBRA Payment”), less applicable federal and state withholdings and all other applicable deductions; and (v) any unvested time vesting options scheduled to vest within the twelve (12) month period following the date of termination shall vest in full on the date of termination. Any unvested performance vesting options shall remain eligible to vest for the three (3) month period following the date of termination.

Non-Renewal By Mr. Wells. If Mr. Wells gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. If the termination date is before the end of the then current employment period, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Wells an amount equal to Mr. Wells’ pro-rata base salary through the end of the then current employment period.

If Mr. Wells is in breach of any post-employment obligations or covenants, or if Mr. Wells is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, severance payments shall cease.

Under the agreement, “Cause” is defined as Mr. Wells’: (1) willful misconduct; (2) willful refusal or repeated failure to perform his duties (other than due to disability); (3) willful refusal or repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other criminal conduct that has or would result in material injury to Clear

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Channel Outdoor’s reputation; (5) a material breach of his employment agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies that has or would result in material injury to Clear Channel Outdoor.

The term “Good Reason” includes: (1) a material reduction in Mr. Wells’ base compensation; (2) a required relocation of Mr. Wells’ residence to a location more than 35 miles from its current location; (3) a material reduction in duties, authority or responsibilities; (4) a requirement that Mr. Wells report to any person of lesser authority than the Chief Executive Officer of Clear Channel Outdoor; or (5) a material breach by Clear Channel Outdoor of the terms of the employment agreement.

Lynn A. Feldman

Termination due to Death. If Ms. Feldman’s employment is terminated by her death, Clear Channel Outdoor will pay to her designee or, if no designee, to her estate her accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Ms. Feldman is unable to perform the essential functions of her full-time position for more than 180 days in any 12 month period, Clear Channel Outdoor may terminate her employment. If Ms. Feldman’s employment is terminated due to disability, she will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment for Cause, Clear Channel Outdoor will pay to Ms. Feldman her accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Ms. Feldman for Good Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment without Cause, or if Ms. Feldman terminates for Good Cause, Clear Channel Outdoor will pay her accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. If Clear Channel Outdoor does not renew the agreement, Clear Channel Outdoor will pay her accrued and unpaid base salary through the end of the employment period, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Ms. Feldman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Ms. Feldman, in periodic payments in accordance with ordinary payroll practices and deductions, Ms. Feldman’s current base salary for twelve (12) months. Further, Ms. Feldman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Ms. Feldman is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

Non-Renewal by Ms. Feldman. If Ms. Feldman gives notice of non-renewal of the agreement in accordance with the terms of the agreement, Clear Channel Outdoor will pay her accrued and unpaid base salary through the end of the then current employment period, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans.

If Ms. Feldman is in breach of any post-employment obligations or covenants, or if Ms. Feldman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

Under the agreement, “Cause” is defined as Ms. Feldman’s: (1) willful misconduct; (2) material non-performance of her duties (other than due to disability); (3) repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Ms. Feldman, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of her employment agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies.

The term “Good Cause” includes: (1) a material and substantial diminution of duties or responsibilities or Ms. Feldman’s removal as Executive Vice President and/or General Counsel; (2) a required relocation of Ms. Feldman’s principal place of work to a location more than 30 miles from Ms. Feldman’s current location in New York, NY; or (3) a significant reduction in Ms. Feldman’s base salary or annual bonus target.

58 Notice and Proxy Statement 2020

Jason A. Dilger

Termination due to Death. If Mr. Dilger’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Dilger is unable to perform the essential functions of his full-time position for more than 180 days in any 12 month period, Clear Channel Outdoor may terminate his employment. If Mr. Dilger’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Dilger’s employment for Cause, Clear Channel Outdoor will pay to Mr. Dilger his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor. If Clear Channel Outdoor terminates Mr. Dilger’s employment without Cause or does not renew the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Dilger, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Dilger’s current base salary for twelve (12) months. Further, Mr. Dilger will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Dilger is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

Non-Renewal by Mr. Dilger. If Mr. Dilger gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then current employment period, and if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Dilger an amount equal to his pro-rata base salary through the end of the then current employment period.

If Mr. Dilger is in breach of any post-employment obligations or covenants, or if Mr. Dilger is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

Under the agreement, “Cause” is defined as Mr. Dilger’s: (1) willful misconduct; (2) non-performance of duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Dilger, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of his employment agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies.

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

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Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination with “Cause”	Termination without “Cause” or Resignation for “Good Cause” or “Good Reason”		Termination due to “Disability”		Termination due to Death		Retirement or Resignation without “Good Cause” or “Good Reason”		“Change in Control” without Termination(b)	“Change in Control” with Termination
C. William Eccleshare	Cash payment	$—	$4,401,091	(c)	$1,526,091	(d)	$1,526,091	(d)	$308,219	(e)	$—	$5,276,091	(f)
	Vesting of equity awards(g)	—	559,685		2,354,695		3,030,585		297,917		41,745	3,030,585
	TOTAL	$—	$4,960,776		$3,880,786		$4,556,676		$606,136		$41,745	$8,306,676

Brian D. Coleman	Cash payment	$—	$1,389,695	(h)	$—		$—		$—		$—	$1,389,695	(h)
	Vesting of equity awards(g)	—	$1,268,467		969,305		969,305		—		—	1,268,467
	TOTAL	$—	$2,658,162		$969,305		$969,305		$—		$—	$2,658,162

Scott R. Wells	Cash payment	$—	$1,389,695	(i)	$—		$—		$—		$—	$1,389,695	(i)
	Cash value of benefits(j)	—	9,116		—		—		—		—	9,116
	Vesting of equity awards(g)	—	653,847		1,436,006		1,436,006		—		—	2,783,581
	TOTAL	$—	$3,978,369		$1,436,006		$1,436,006		$—		$—	$6,108,103

Lynn A. Feldman	Cash payment	$—	$1,002,392	(h)	$—		$—		$—		$—	$1,002,392	(h)
	Vesting of equity awards(g)	—	—		753,902		753,902		—		—	1,167,389
	TOTAL	$—	$1,002,392		$753,902		$753,902		$—			$2,169,781

Jason A. Dilger	Cash payment	$—	$610,232	(h)	$—		$—		$—		$—	$610,032	(h)
	Vesting of equity awards(g)	—	—		161,550		161,550		—		—	280,660
	TOTAL	$—	$610,232		$161,550		$161,550		$—		$—	$890,892

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2019.

(b)

Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the named executive officers that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)

Represents the sum of (1) 2.3 times Mr. Eccleshare’s base salary at termination, (2) Mr. Eccleshare’s annual bonus base on actual performance for the year ended December 31, 2019, and (3) $200,000 previously earned pursuant to the 2018 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(d)

Represents the sum of (1) Mr. Eccleshare’s annual bonus based on actual performance for the year ended December 31, 2019 and (2) $200,000 previously earned pursuant to the 2018 SIP bonus, pursuant to Mr. Eccleshare’s employment agreement.

(e)

Represents base salary during the 90-day notice period that is required under Mr. Eccleshare’s employment agreement if Clear Channel Outdoor exercises its right to immediately terminate Mr. Eccleshare following his resignation without Good Cause.

(f)

Represents the sum of (1) 2.3 times Mr. Eccleshare’s base salary at termination, (2) Mr. Eccleshare’s annual bonus based on actual performance for the year ended December 31, 2019, (3) $200,000 previously earned pursuant to the 2018 SIP bonus, and (4) acceleration of the $875,000 Second Retention Bonus payment, pursuant to Mr. Eccleshare’s employment agreement.

(g)

Amounts reflect the value of unvested Clear Channel Outdoor equity awards held by the respective named executive officers on December 31, 2019, that are subject to accelerated vesting. This value is based upon the closing price of Clear Channel Outdoor’s common stock on December 31, 2019 of $2.86, but it excludes stock options with an exercise price exceeding the closing price of Clear Channel Outdoor’s common stock on December 31, 2019. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(h)

Represents the sum of (1) 1.0 times the named executive officer’s base salary at termination and (2) the named executive officer’s annual bonus based on actual performance for the year ended December 31, 2019 pursuant to the named executive officer’s employment agreement.

(i)

Represents the sum of (1) 1.5 times Mr. Wells’ base salary at termination, (2) Mr. Wells’ annual bonus based on actual performance for the year ended December 31, 2019, and (3) his annual target bonus for the year ended December 31, 2019, pursuant to Mr. Wells’ employment agreement.

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(j)

The values associated with the continued provision of health benefits are based on COBRA premiums for health insurance less the amount Mr. Wells would have paid to continue the same coverage if he remained employed) for the 12 months following termination, pursuant to Mr. Wells’ employment agreement.

PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. C. William Eccleshare, our Chief Executive Officer. For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $47,033; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $10,577,178.

Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 225 to 1.

Explanation of Our Pay Ratio Disclosure

Mr. Eccleshare was appointed our CEO effective May 1, 2019 upon consummation of the Separation. Prior to May 1, 2019, Mr. Eccleshare served as Chief Executive Officer of Clear Channel International. Although Mr. Eccleshare did not serve as our CEO for the full fiscal year, his base salary, annual bonus targets and equity compensation arrangements did not change on the date of his appointment as our CEO. Accordingly, we did not annualize Mr. Eccleshare’s compensation for our pay ratio calculation and instead used his total compensation for 2019 as reported in the Summary Compensation Table for our pay ratio calculation.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

1.	We selected December 31, 2019, which is within the last three months of 2019, as the date upon which we would identify the median employee.

2.	We determined that, as of December 31, 2019, our employee population consisted of approximately 5,929 individuals working at Clear Channel Outdoor and its consolidated subsidiaries.

3.

Of our employee population as of December 31, 2019, 1,708 were U.S. employees and 4,221 were non-U.S. employees. We excluded employees who are located in the jurisdictions set forth below from the determination of median employee, under the de minimis exception in the SEC rules.

Country	Number of Employees
Estonia, Lithuania, and Latvia	24
Ireland	51
Total Excluded Employees	75

In total, the excluded employees represented 1.3% of our combined U.S. and non-U.S. workforce as of December 31, 2019.

4.

For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the twelve-month period ended December 31, 2019.

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5.

We gathered our total cash compensation information for the twelve-month period ended December 31, 2019 from payroll records of each of our business units and applied this compensation measure consistently to all our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee. Amounts in foreign currency were converted from local currency to U.S. dollars using the average daily exchange rate of each country’s respective currency to U.S. dollars for the twelve months ended December 31, 2019.

6.

Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $47,033. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether Clear Channel Outdoor’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning Clear Channel Outdoor’s compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks to Clear Channel Outdoor.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on Clear Channel Outdoor.

DIRECTOR COMPENSATION

The individuals who served as members of our Board during 2019 are set forth in the table below. Only our independent directors are compensated for serving as directors of Clear Channel Outdoor.

On April 30, 2019, our board of directors approved a director compensation program for independent directors providing for an annual retainer of $75,000 in cash and $150,000 in equity (provided that the first of such annual equity grants will be $100,000 in equity and $150,000 in equity thereafter). The equity will be in the form of RSUs and will be granted annually beginning in 2019, with vesting prior to the subsequent year’s annual meeting of stockholders. Directors have the option to choose to receive up to 100% of their retainer in RSUs.

Non-independent directors do not receive additional fees for meeting attendance. The Chair of our board of directors (as long as the Chair is not an employee) receives an annual fee of $50,000, the Chair of the Audit Committee receives an annual fee of $25,000, the Chair of the Compensation Committee receives an annual fee of $20,000 and the Chair of the Nominating and Corporate Governance Committee will receive an annual fee of $10,000. Members of the Audit Committee (other than the Chair) receive an annual fee of $15,000, members of the Compensation Committee (other than the Chair) receive an annual fee of $10,000 and members of the Nominating and Corporate Governance Committee (other than the Chair) receive an annual fee of $7,500.

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Option Awards(a) ($)	Total ($)
John Dionne	73,125	216,731	—	289,856
Lisa Hammitt	69,375	216,731	—	286,106
Andrew Hobson	75,000	216,731	—	291,731
Thomas King	71,250	216,731	—	287,981
Joe Marchese	—	291,909	—	291,909
W. Benjamin Moreland	—	318,321	—	318,321
Mary Teresa Rainey	75,753	216,731	—	292,484
Jinhy Yoon	—	—	—	—
Blair E. Hendrix(b)	—	—	—	—
Daniel G. Jones(b)	—	—	—	—
Paul Keglevic(b)	156,747	—	—	156,747
Vicente Piedrahita(b)	—	—	—	—
Olivia Sabine(b)	—	—	—	—
Harvey L. Tepner(b)	131,962	—	—	131,962
Dale W. Tremblay(b)	146,868	—	—	146,868

(a)

Amounts in the Stock Awards and Option Awards columns reflect the full grant date fair value of stock and options awarded under our 2012 Amended and Restated Stock Incentive Plan during 2019, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

On May 23, 2019, each of Messrs. Dionne, Hobson, King, Marchese and Moreland and Mses. Hammitt and Rainey received an initial equity grant of 20,920 shares of Clear Channel Outdoor common stock, which were vested immediately. They each also received a 2019 annual equity grant of 20,920 time-vesting RSUs which vested 100% on January 1, 2020.

In addition, Messrs. Marchese and Moreland elected to receive their annual retainer and Committee fees in the form of time-based RSUs. Mr. Marchese received 14,513 RSUs and Mr. Moreland received 19,612 RSUs. Each award vested one-third on July 1, 2019, October 1, 2019 and January 1, 2020.

For the restricted stock awards, the grant date fair value is based on the closing price of our common stock on the date of grant.

For further discussion of the assumptions made in valuation, see also Note 11-Stockholders’ Equity (Deficit) beginning on page 85 of our 2019 Annual Report on Form 10-K.

(b)	Messrs. Hendrix, Jones, Keglevic, Piedrahita, Tepner and Tremblay and Ms. Sabine ceased serving on our Board on May 1, 2019 upon the Separation.

As of March 23, 2020, Mr. Tremblay held stock options representing 37,644 shares of common stock.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2019 relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-Average exercise price of outstanding options, warrants and rights(1)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Plan Category	(A)		(B)	(C)
Equity Compensation Plans approved by security holders(2)	12,558,678	(3)	$5.38	17,653,440
Equity Compensation Plans not approved by security holders	—		—	—
Total	12,558,678		$5.38	17,653,440

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.

(2)

Represents the 2005 Stock Incentive Plan and the 2012 Amended and Restated Stock Incentive Plan. The 2005 Stock Incentive Plan automatically terminated (other than with respect to outstanding awards) upon stockholder approval of the 2012 Stock Incentive Plan at our Annual Meeting of Stockholders on May 18, 2012 and, as a result, there are no shares available for grant under the 2005 Stock Incentive Plan.

(3)

This number includes shares subject to outstanding awards granted, of which 4,872,438 shares are subject to outstanding options, 5,412,620 shares are subject to outstanding time-based RSUs and 2,273,620 shares are subject to outstanding PSUs, assuming a maximum level of performance is achieved. 2,946,459 shares subject to outstanding restricted stock awards have been excluded. The numbers in columns (A) and (C) differ from the numbers presented in the corresponding columns in the table in Item 12 of our 2019 Annual Report on Form 10-K, in which the shares subject to outstanding PSUs were in advertently included at the target level of performance instead of the maximum.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires Clear Channel Outdoor’s directors, executive officers and beneficial owners of more than 10% of any class of equity securities of Clear Channel Outdoor to file reports of ownership and changes in ownership with the SEC.

To our knowledge, based solely on review of the reports filed electronically with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2019, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that Mr. Coleman was late in filing a Form 4 to report one transaction.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During 2019, Messrs. King and Marchese and Ms. Hammitt served as the members of our Compensation Committee. There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2019 and as of the date of this proxy statement. During 2019, no member of our Compensation Committee simultaneously served as an executive officer of Clear Channel Outdoor. No member of our Compensation Committee had a relationship with us that requires disclosure under Item 404 of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS IN CONNECTION WITH THE SEPARATION

Following the Separation, Clear Channel Outdoor and iHeartMedia operate separately, each as an independent public company. Prior to the Separation, Clear Channel Outdoor and iHeartMedia entered into a Settlement and Separation Agreement (the “Separation Agreement”) and several other agreements to effect the Merger (as defined below) and the Separation and provide a framework for Clear Channel Outdoor’s relationship with iHeartMedia after the Separation. These agreements govern the relationships between Clear Channel Outdoor and iHeartMedia subsequent to the completion of the Separation. In addition to the Separation Agreement, these agreements include:

•	the Merger Agreement;

•	the Transition Services Agreement;

•	the New Tax Matters Agreement;

•	the New EBIT Agreement; and

•	the iHeartCommunications Line of Credit.

Separation Agreement

On March 27, 2019, Clear Channel Outdoor (previously known as Clear Channel Holdings, Inc. and previously the parent company of Clear Channel Outdoor Holdings, Inc.), Clear Channel Outdoor Holdings, Inc. (which merged with and into Clear Channel Outdoor in the Merger) (“Old CCOH”), iHeartMedia and iHeartCommunications entered into the Separation Agreement governing the terms of the separation of Clear Channel Outdoor as the surviving corporation under the Merger and each subsidiary of Clear Channel Outdoor after giving effect to a series of transactions to effect the Separation (the “Transactions” and Clear Channel Outdoor together with its subsidiaries, the “Outdoor Group”) from iHeartMedia and each of its subsidiaries immediately after giving effect to the Transactions (iHeartMedia together with its subsidiaries, the “iHeart Group”).

The Separation Agreement identified assets transferred to and liabilities assumed by each of the Outdoor Group and the iHeart Group as part of the Separation. Pursuant to the Separation Agreement, on or before the date of the closing of the Merger Agreement (the “Closing Date”), (i) the iHeart Group assigned, transferred, conveyed and delivered to iHeartCommunications, and iHeartCommunications transferred to the relevant member of the Outdoor Group, any and all direct or indirect title and interest in the assets that are primarily related to or used primarily in connection with the business of the Outdoor Group (the “Outdoor Business” and such assets, the “Outdoor Assets”), excluding certain excluded assets, and (ii) each relevant member of the Outdoor Group transferred to the relevant member of the iHeart Group any and all direct or indirect title and interest in the assets of the business conducted by the iHeart Group, including the radio business (the “iHeart Business” and such assets, the “iHeart Assets”).

At the same time as the transfer of the Outdoor Assets from the iHeart Group to the Outdoor Group, the members of the Outdoor Group assumed the liabilities associated with the Outdoor Business, subject to certain exceptions as set forth in the Separation Agreement. At the same time as the transfer of the iHeart Assets from the Outdoor Group to the iHeart Group, the members of the iHeart Group assumed the liabilities associated with the iHeart Business, subject to certain exceptions as set forth in the Separation Agreement.

The Separation Agreement provided for cancellation of the note payable by iHeartCommunications to the Company (the “Due from iHeartCommunications Note”) and that any agreements or licenses requiring royalty payments to the iHeart Group by the Outdoor Group for trademarks or other intellectual property terminated effective as of December 31, 2018. It also provided for (i) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018, which was equal to $21.6 million as of that date and (ii) the waiver of the set-off value of any royalties and IP license fees owed to iHeartCommunications equal to approximately $31.8 million from March 14, 2018 through December 31, 2018, such that the resulting intercompany balance on such date was $10.2 million in favor of Clear Channel Outdoor. Pursuant to an amendment to the Separation Agreement, Clear Channel Outdoor offset the $149.0 million amount owed to us by the iHeart Group on May 1, 2019 by

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$52.1 million (which is the additional intercompany liability incurred from January 1, 2019 through March 31, 2019), resulting in a total net payment to the Company of approximately $107.0 million on May 1, 2019 (including the $10.2 million payment discussed above). iHeartCommunications paid Clear Channel Outdoor the intercompany liability incurred from April 1, 2019 through May 1, 2019 of $8.8 million after the Separation. In addition, pursuant to the Separation Agreement, Clear Channel Outdoor received (i) the trademarks listed on the schedules to the Separation Agreement and (ii) reimbursement of the reasonable expenses of legal counsel and financial advisors incurred on or prior to May 1, 2019 of the Board of Directors or the special committee of Clear Channel Outdoor’s Board of Directors, in each case, to the extent incurred in connection with the Separation.

The Separation Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Outdoor Business with the Outdoor Group and financial responsibility for the obligations and liabilities of the iHeart Business remaining business with the iHeart Group. The Separation Agreement also contains certain non-solicitation and non-competition covenants.

The Merger Agreement

On March 27, 2019, Clear Channel Outdoor and Old CCOH entered into an Agreement and Plan of Merger (the “Merger Agreement”). On May 1, 2019, pursuant to the Merger Agreement, the Merger was consummated, and Old CCOH merged with and into Clear Channel Outdoor, with Clear Channel Outdoor surviving the Merger and changing its name to “Clear Channel Outdoor Holdings, Inc.” In the Merger, shares of Class A Common Stock of Old CCOH (“Old CCOH Class A Common Stock”) (other than shares of Old CCOH Class A Common Stock held by the Company or any direct or indirect wholly-owned subsidiary of the Company) converted into an equal number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The shares of Old CCOH Class A Common Stock held by the Company were canceled and retired, and no shares of Common Stock were exchanged for such shares. The shares of the Company’s common stock outstanding immediately before the Merger, all held by iHeartCommunications, converted into a number of shares of Common Stock equal to the number of shares of Old CCOH Class A Common Stock held by the Company immediately before the Merger. As a result, immediately after the Merger, the Company had a single class of common stock, the pre-Merger CCOH Class A common stockholders (other than the Company and its subsidiaries) owned the same percentage of the Company that they owned of Old CCOH immediately before the Merger, which is approximately 10.9%, and all of the remaining 325,726,917 outstanding shares of Common Stock were held directly by iHeartCommunications. On May 1, 2019, following the Merger, the Common Stock held by iHeartCommunications was transferred by iHeartCommunications to certain holders of claims in the iHeart Chapter 11 Cases pursuant to the plan of reorganization in the iHeart Chapter 11 Cases (the “iHeartMedia Plan of Reorganization”), other than 31,269,762 shares retained by iHeartCommunications to be distributed to two affiliated claimholders pursuant to two warrants issued by iHeartCommunications, which warrants were fully exercised on July 18, 2019.

Following the consummation of the Merger, the shares of Common Stock of the Company began trading on the New York Stock Exchange at the opening of the market on May 2, 2019 under the symbol “CCO,” which is the same trading symbol used by Old CCOH.

The Transition Services Agreement

On the Effective Date, iHeartMedia, iHeartMedia Management Services, Inc. (“iHM Management Services”), iHeartCommunications and Old CCOH entered into a transition services agreement (the “Transition Services Agreement”), and Clear Channel Outdoor, as the corporation surviving the Merger, succeeded to Old CCOH’s rights and obligations under the Transition Services Agreement. Pursuant to the Transition Services Agreement, iHM Management Services has agreed to provide, or to cause any member of the iHeart Group to provide, us with certain administrative and support services and other assistance which we will utilize in the conduct of our business as such business was conducted prior to the Separation, for one year from the Effective Date (subject to certain rights we hold to extend up to one additional year, as described below). The transition services include, among other things, (a) treasury, payroll and other financial related services, (b) certain executive officer services, (c) human resources and employee benefits, (d) legal and related services, (e) information systems, network and related services, (f) investment services and (g) procurement and sourcing support.

The charges for the transition services are generally consistent with the former Corporate Services Agreement described below. The allocation of cost is based on various measures depending on the service provided, which measures include relative revenue, employee headcount, number of users of a service or other factors. We may

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request an extension of the term for all services or individual services for one-month periods for up to an additional 12 months, and the price for transition services provided during such extended term will be increased for any service other than those identified in the schedules to the Transition Services Agreement as an “IT Service” or any other service the use and enjoyment of which requires the use of another IT Service.

We may terminate the Transition Services Agreement with respect to all or any individual service, in whole or in part, upon 30 days’ prior written notice, provided that any co-dependent services must be terminated concurrently.

For the year ended December 31, 2019, charges for the various transition services provided to us by the iHeart Group, collectively, under the Transition Services Agreement totaled $8.7.

The New EBIT Agreement

On the Effective Date, Clear Channel Outdoor entered into a new EBIT program agreement (the “New EBIT Agreement”). Under the New EBIT Agreement, the Outdoor Group allows the iHeart Group to use any domestic display the Outdoor Group believes would otherwise be unsold to promote the iHeartMedia radio business, provided that such displays do not promote any advertisers or sponsors of the iHeart Group. The iHeart Group’s ad copy is subject to Clear Channel Outdoor’s prior written approval (not to be unreasonably withheld, conditioned or delayed). There is no cost for the use of these displays, provided that (i) the iHeart Group pays the out-of-pocket costs and expenses incurred by the Outdoor Group for the production, installation and removal of signage advertising and (ii) the iHeart Group shall purchase the vinyl and poster materials through the Outdoor Group and its approved vendors at the Outdoor Group’s negotiated cost, without any mark-up or fee by the Outdoor Group. The iHeart Group’s use of otherwise unsold displays under the New EBIT Agreement is subject to, among other things, iHeartCommunications meeting a minimum spending commitment of $2.0 million in cash sales on Outdoor Group inventory each calendar year following the date of the New EBIT Agreement. The New EBIT Agreement will terminate concurrently with the Transition Services Agreement, provided that either party may terminate the New EBIT Agreement upon 60 days written notice.

New Tax Matters Agreement

On the Effective Date, iHeartMedia, iHeartCommunications, iHeart Operations, Inc., Clear Channel Outdoor, Old CCOH and Clear Channel Outdoor, LLC, entered into a new tax matters agreement (the “New Tax Matters Agreement”) to allocate the responsibility of the iHeart Group, on the one hand, and the Outdoor Group, on the other, for the payment of taxes arising prior and subsequent to, and in connection with, the Separation.

The New Tax Matters Agreement requires that iHeartMedia and iHeartCommunications indemnify Clear Channel Outdoor and its subsidiaries, and their respective directors, officers and employees, and hold them harmless, on an after-tax basis, from and against (i) any taxes other than transfer taxes or indirect gains taxes imposed on iHeartMedia or any of its subsidiaries (other than Clear Channel Outdoor and its subsidiaries) in connection with the Separation, (ii) any transfer taxes and indirect gains taxes arising in connection with the Separation, and (iii) 50% of the amount by which the amount of taxes (other than transfer taxes or indirect gains taxes) imposed on Clear Channel Outdoor or any of its subsidiaries in connection with the Separation that are paid to the applicable taxing authority on or before the third anniversary of the Separation of Clear Channel Outdoor exceeds $5 million, provided that, the obligations of iHeartMedia and iHeartCommunications to indemnify Clear Channel Outdoor and its subsidiaries with respect to these taxes (other than transfer taxes or indirect gains taxes) imposed on Clear Channel Outdoor or any of its subsidiaries in connection with the Separation will not exceed $15 million. In addition, if iHeartMedia or its subsidiaries use certain tax attributes of Clear Channel Outdoor and its subsidiaries (including net operating losses, foreign tax credits and other credits) and such use results in a decrease in the tax liability of iHeartMedia or its subsidiaries, then iHeartMedia is required to reimburse Clear Channel Outdoor for the use of such attributes based on the amount of tax benefit realized. The New Tax Matters Agreement provides that any reduction of the tax attributes of Clear Channel Outdoor and its subsidiaries as a result of cancellation of indebtedness income realized in connection with the iHeart Chapter 11 Cases is not treated as a use of such attributes (and therefore does not require iHeartMedia or iHeartCommunications to reimburse Clear Channel Outdoor for such reduction).

The New Tax Matters Agreement also requires that (i) Clear Channel Outdoor indemnify iHeartMedia for any income taxes paid by iHeartMedia on behalf of Clear Channel Outdoor and its subsidiaries or, with respect to any income tax return for which Clear Channel Outdoor or any of its subsidiaries joins with iHeartMedia or any of subsidiaries in filing a consolidated, combined or unitary return, the amount of taxes that would have been incurred by

Notice and Proxy Statement 2020 67

Clear Channel Outdoor and its subsidiaries if they had filed a separate return, and (ii) except as described in the preceding paragraph, Clear Channel Outdoor indemnify iHeartMedia and its subsidiaries, and their respective directors, officers and employees, and hold them harmless, on an after-tax basis, from and against any taxes other than transfer taxes or indirect gains taxes imposed on Clear Channel Outdoor or any of its subsidiaries in connection with the Separation.

Any tax liability of Clear Channel Outdoor attributable to any taxable period ending on or before the date of the completion of the Separation, other than any such tax liability resulting from Clear Channel Outdoor being a successor of Old CCOH in connection with the Merger or arising from the operation of the business of Old CCOH and its subsidiaries after the Merger, will not be treated as a liability of Old CCOH and its subsidiaries for purposes of the New Tax Matters Agreement. Old CCOH’s obligations and rights under the New Tax Matters Agreement were assumed by Clear Channel Outdoor in the Merger (subject to the note above regarding tax liability of Clear Channel Outdoor for taxable periods ending on or before the date of the completion of the Separation).

iHeartCommunications Line of Credit

On the Effective Date, Clear Channel Outdoor, LLC and Clear Channel International, Ltd., subsidiaries of Clear Channel Outdoor (collectively, the “Borrowers”) and iHeartCommunications entered into a revolving loan agreement governing a revolving credit facility that provides for borrowings of up to $200 million (the “iHeartCommunications Line of Credit”). The facility was scheduled to mature on May 1, 2022 and was terminable by the Borrowers earlier at their option.

Borrowings under the iHeartCommunications Line of Credit bore interest at the U.S. prime rate, provided that if any event of default occurred and was continuing, at the option of iHeartCommunications, interest would accrue at the rate of the prime rate plus 2.0% per annum.

On July 30, 2019, in connection with the closing of an offering of common stock, the iHeartCommunications Line of Credit was terminated. At the time, no borrowings were outstanding thereunder, and there were no early termination penalties payable in connection with the termination of the iHeartCommunications Line of Credit.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS PRIOR TO THE SEPARATION

iHeartMedia

Prior to the Separation, Clear Channel Outdoor was an indirect subsidiary of iHeartMedia.

Prior to the Separation, each of Blair E. Hendrix and Robert W. Pittman were directors of iHeartMedia and iHeartCommunications at the time they served on the Clear Channel Outdoor’s pre-Separation Board of Directors. In addition, prior to the Separation, Richard J. Bressler, C. William Eccleshare, Scott D. Hamilton, Steven J. Macri, Robert W. Pittman and Robert H. Walls, Jr. served as executive officers of Clear Channel Outdoor and executive officers of iHeartMedia and iHeartCommunications. Blair E. Hendrix and Olivia Sabine, two members of Clear Channel Outdoor’s pre-Separation Board of Directors, were employed as a managing director and an executive vice president, respectively, of Bain Capital Private Equity, L.P. (“Bain Capital”), one of our former sponsors, at the time they served on Clear Channel Outdoor’s pre-Separation Board of Directors. Daniel G. Jones and Vicente Piedrahita, two members of Clear Channel Outdoor’s pre-Separation Board of Directors, were employed as a managing director and a principal, respectively, of Thomas H. Lee Partners, L.P. (“THL” and together with Bain, the “Former Sponsor Entities”), one of our former sponsors. Prior to the Separation, entities controlled by the Former Sponsor Entities held shares representing a majority (whether measured by voting power or economic interest) of the equity of iHeartMedia.

iHeart Chapter 11 Proceedings

On March 14, 2018, the iHeartMedia and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed the iHeart Chapter 11 Cases in the Bankruptcy Court. Pursuant to first day motions filed with the Bankruptcy Court, the Bankruptcy Court authorized iHeartMedia to continue to provide services to us in the ordinary course of business, including, among other things, with respect to the then existing Corporate Services Agreement. The iHeart Plan of Reorganization was confirmed by the Bankruptcy Court on January 22, 2019. On the Effective Date, the conditions to the effectiveness of the iHeartMedia Plan of Reorganization were satisfied and the Debtors emerged from the iHeart Chapter 11 Cases. The iHeartMedia Plan of Reorganization provided for a release of all claims that have been asserted, could have been asserted or ever could be asserted with respect to the iHeart Chapter 11 Cases and the actions brought by or on behalf of GAMCO Asset Management Inc. and Norfolk County Retirement System, both individually and on behalf of the putative class of our public shareholders.

Prior to the Separation, Clear Channel Outdoor had entered into a number of agreements setting forth various matters governing our relationship with iHeartMedia and iHeartCommunications, including agreements providing for certain administrative and support services, treatment of tax matters, certain compensation and employee benefit issues and cross-licensing of intellectual property. Each of these agreements was terminated on May 1, 2019 in connection with the Separation.

Master Agreement

Clear Channel Outdoor was a party to a master agreement (the “Master Agreement”) with iHeartCommunications. Among other things, the Master Agreement set forth agreements that governed our pre-Separation relationship with iHeartCommunications in respect of, among other things, (i) auditors and audits, annual financial statements and accounting; (ii) exchange of information; (iii) indemnification; (iv) dispute resolution processes; and (v) certain other covenants. In addition, the Master Agreement included restrictive covenants that, among other things, restricted our ability to take certain actions.

The Master Agreement terminated on May 1, 2019 in connection with the Separation.

Corporate Services Agreement

Clear Channel Outdoor was a party to a corporate services agreement (the “Corporate Services Agreement”) with iHeartCommunications to provide us certain administrative and support services and other assistance. Pursuant to the Corporate Services Agreement, so long as iHeartCommunications owned greater than 50% of the total voting power of Clear Channel Outdoor’s common stock, then an affiliate of iHeartCommunications (referred to as iHeartCommunications for purposes of this description) provided Clear Channel Outdoor with such services and other assistance which we were obligated to accept.

The charges for the corporate services generally were intended to allow iHeartCommunications to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit.

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The Corporate Services Agreement provided that iHeartCommunications made available to Clear Channel Outdoor, and Clear Channel Outdoor was obligated to utilize, certain executive officers of iHeartCommunications to serve as Clear Channel Outdoor’s executive officers. iHeartCommunications charged an allocable portion of the compensation and benefits costs of such persons based on a ratio of our financial performance to the financial performance of iHeartCommunications. The compensation and benefits costs allocated to us include such executives’ base salary, bonus and other standard employee benefits, but exclude equity-based compensation. See footnote (g) to the Summary Compensation Table for additional information regarding the allocations. For the period from January 1, 2019 through April 30, 2019, charges for the corporate and executive services provided to Clear Channel Outdoor by iHeartCommunications under the Corporate Services Agreement totaled $10.2 million.

The Corporate Services Agreement terminated on May 1, 2019 in connection with the Separation and concurrently with the termination, the Transition Services described above became effective.

Tax Matters Agreement

Clear Channel Outdoor and iHeartCommunications were party to a tax matters agreement (the “Tax Matters Agreement”) to allocate the responsibility of iHeartCommunications and its subsidiaries, on the one hand, and we and our subsidiaries, on the other, for the payment of taxes resulting from filing tax returns on a combined, consolidated or unitary basis.

With respect to tax returns in which we or any of our subsidiaries are included in a combined, consolidated or unitary group with iHeartCommunications or any of its subsidiaries for Federal, state or local tax purposes, we made payments to iHeartCommunications pursuant to the Tax Matters Agreement equal to the amount of taxes that would be paid if we and each of our subsidiaries included in such group filed a separate tax return. We also reimbursed iHeartCommunications for the amount of any taxes paid by it on our behalf with respect to tax returns that included only us or any of our subsidiaries for Federal, state or local tax purposes, which tax returns are prepared and filed by iHeartCommunications. With respect to certain tax items, such as foreign tax credits, alternative minimum tax credits, net operating losses and net capital losses, that are generated by us or our subsidiaries, but are used by iHeartCommunications or its subsidiaries when a tax return is filed on a combined, consolidated or unitary basis for Federal, state or local tax purposes, we were reimbursed by iHeartCommunications as such tax items are used.

The Tax Matters Agreement was replaced with the New Tax Matters Agreement on May 1, 2019 in connection with the Separation.

Employee Matters Agreement

Clear Channel Outdoor was party an employee matters agreement (the “Employee Matters Agreement”) with iHeartCommunications covering certain compensation and employee benefit issues, including employee participation in iHeartCommunications employee plans.

The Employee Matters Agreement terminated on May 1, 2019 in connection with the Separation.

Trademarks

Clear Channel Outdoor was party a trademark license agreement (the “Trademark License Agreement”) with a subsidiary of iHeartMedia that entitled Clear Channel Outdoor to use (1) on a nonexclusive basis, the “Clear Channel” trademark and the Clear Channel “outdoor” trademark logo with respect to day-to-day operations of our business worldwide and on the Internet, and (2) certain other Clear Channel marks in connection with our business. The Trademark License Agreement terminated as of January 1, 2019 in connection with the Separation.

Products and Services Provided between iHeartMedia and Clear Channel Outdoor

In 2019, Clear Channel Outdoor and iHeartMedia engaged in transactions in the ordinary course of our respective businesses. These transactions included Clear Channel Outdoor providing billboard and other advertising space to iHeartMedia at rates we believe would be charged to a third party in an arms-length transaction.

Clear Channel Outdoor sells advertising space on its billboards to iHeartMedia and to radio stations owned by iHeartMedia. The majority of these agreements are leasing transactions as they convey to iHeartMedia the right to control the use of Clear Channel Outdoor’s advertising structures for a stated period of time. For the year ended December 31, 2019, Clear Channel Outdoor recorded $4.5 million in revenue for these advertisements.

70 Notice and Proxy Statement 2020

Additionally, in accordance with the Master Agreement with iHeartCommunications, prior to the Separation, Clear Channel Outdoor allowed iHeartCommunications to use, without charge, Americas’ displays that Clear Channel Outdoor believes would otherwise be unsold. This arrangement is continuing throughout the term of the Transition Services Agreement. iHeartCommunications carries the cost of producing the advertising, and Clear Channel Outdoor carries the costs of installing and removing this advertising. For the year ended December 31, 2019, the value of these arrangements was $6.0 million.

Cash Management Notes

Prior to the Separation, we maintained accounts that represent net amounts due to or from iHeartCommunications, which was recorded as “Due from/to iHeartCommunications” on our consolidated balance sheets. The accounts represented our revolving promissory note issued by us to iHeartCommunications and the Due from iHeartCommunications Note, in each case in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances. The accounts accrued interest pursuant to the terms of the promissory notes and were scheduled to mature on May 15, 2019. Included in the accounts were the net activities resulting from day-to-day cash management services provided by iHeartCommunications. Such day-to-day cash management services related only to Clear Channel Outdoor’s cash activities and balances in the U.S. and excluded any cash activities and balances of our non-U.S. subsidiaries. As a result of the $855.6 million allowance on the Due from iHeartCommunications Note recognized during the fourth quarter of 2017 and the $21.3 million reserve recognized in relation to interest incurred during the pre-petition period in the three months ended March 31, 2018, the outstanding principal amount of $1,031.7 million was reduced to $154.8 million as of December 31, 2018 on our consolidated balance sheet.

Pursuant to an order entered by the Bankruptcy Court in the iHeart Chapter 11 Cases, as of March 14, 2018, the balance of the Due from iHeartCommunications Note immediately prior to the commencement of the iHeart Chapter 11 Cases was frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note were instead reflected in a new intercompany balance that accrued interest at a rate equal to the interest under the Due from iHeartCommunications Note.

On May 1, 2019, the Due From iHeartCommunications Note terminated in connection with the Separation and iHeartMedia’s emergence from Bankruptcy. Pursuant to the Settlement Agreement, we recovered $149.0 million in respect of our claim under the Due from iHeartCommunications Note, which was partially offset by certain other payments as described under “—Relationships and Related Party Transactions in Connection with the Separation—Settlement Agreement.”

Commercial Transactions

As described above, we were previously an indirect subsidiary of iHeartMedia, and entities controlled by Bain Capital and THL held shares of iHeartMedia’s stock representing a majority (whether measured by voting power or economic interest) of the equity of iHeartMedia. One of the directors on the pre-Separation Clear Channel Outdoor Board of Directors also served as a director of iHeartMedia and was affiliated with Bain Capital and three of the other directors on the pre-Separation Clear Channel Outdoor Board of Directors were affiliated with Bain Capital or THL.

We are a global advertising company providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays in more than 31 countries across Asia, Europe, Latin America and North America. The Former Sponsor Entities have investments in many companies. As a result of our worldwide reach, the nature of our business and the breadth of investments by the Former Sponsor Entities, it was not unusual for us to engage in ordinary course of business transactions with entities in which the Former Sponsor Entities

During 2019, we provided ordinary course of business advertising services and/or received ordinary course of business services relating to our businesses exceeding $120,000 in value with respect to two companies in which Bain Capital and/or THL directly or indirectly owns a greater than 10% equity interest during the time in which iHeartMedia and the Former Sponsor Entities were related parties. These transactions were negotiated on an arms-length basis and, in the aggregate, we were paid approximately $0.3 million by these entities and we paid approximately $1.1 million to these entities with respect to these transactions from January 1, 2019 through April 30, 2019.

Notice and Proxy Statement 2020 71

POLICY ON REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

We have adopted formal written policies and procedures for the review, approval or ratification of certain related party transactions involving us and one of our executive officers, directors or nominees for director, or owner of more than 5% of any class of our voting securities, and which may be required to be reported under the SEC disclosure rules. Such transactions must be pre-approved by the Audit Committee of our Board (other than the directors involved, if any) or by a majority of disinterested directors. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting to approve or ratify a particular transaction, then the Board has delegated authority to the Chair of the Audit Committee to approve or ratify such transactions. The Chair of the Audit Committee reports to the Audit Committee any transactions reviewed by him or her pursuant to this delegated authority at the next Audit Committee meeting. The primary consideration with respect to the approval of related party transactions is the overall fairness of the terms of the transaction to us. The related party transactions described above in this proxy statement were ratified or approved by the Audit Committee or a special committee of the disinterested directors pursuant to these policies and procedures.

72 Notice and Proxy Statement 2020

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns the Audit Committee’s activities regarding oversight of Clear Channel Outdoor’s financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except to the extent Clear Channel Outdoor specifically incorporates this Report by reference therein.

The Audit Committee is comprised solely of independent directors and it operates under a written charter adopted by the Board. The charter reflects standards set forth in SEC regulations and NYSE rules. In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The full text of the Audit Committee’s charter can be found on Clear Channel Outdoor’s website at www.investor.clearchanneloutdoor.com.

As set forth in more detail in the charter, the Audit Committee assists the Board in its general oversight of Clear Channel Outdoor’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of Clear Channel Outdoor’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the independent registered public accounting firm that serves as Clear Channel Outdoor’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of Clear Channel Outdoor’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. Subject to the consent of our corporate parent, the Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace Clear Channel Outdoor’s independent auditor. The Audit Committee also reviews the risk management and compliance processes and internal controls over financial reporting and the results of the internal and external audit work with regard to the adequacy and appropriateness of Clear Channel Outdoor’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees Clear Channel Outdoor’s internal compliance programs.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of Clear Channel Outdoor’s financial statements, the Audit Committee met with both management and Clear Channel Outdoor’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

Notice and Proxy Statement 2020 73

With respect to Clear Channel Outdoor’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, and received from the independent auditors their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that Clear Channel Outdoor’s audited financial statements be included in Clear Channel Outdoor’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE
Andrew Hobson, Chair
John Dionne
Mary Teresa Rainey

74 Notice and Proxy Statement 2020

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by Clear Channel Outdoor with respect to the years ended December 31, 2019 and 2018:

	Years Ended December 31,
(In thousands)	2019	2018
Audit Fees(a)	$5,662	$5,509
Audit-Related Fees(b)	62	74
Tax Fees(c)	1,376	930
All Other Fees(d)	60	45
Total Fees for Services	$7,160	$6,558

(a)

Audit Fees include professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits required internationally, services associated with documents filed with the SEC and in connection with securities offerings and private placements, work performed by tax professionals in connection with the audit or quarterly reviews and accounting consultation and research work necessary to comply with financial reporting and accounting standards.

(b)

Audit-Related Fees include assurance and related services not reported under annual Audit Fees that reasonably relate to the performance of the audit or review of our financial statements and are not reported under Audit Fees, including attest and agreed-upon procedures services not required by statute or regulations, information systems reviews, due diligence related to mergers and acquisitions and employee benefit plan audits required internationally.

(c)

Tax Fees include professional services rendered for tax compliance and tax planning advice provided domestically and internationally, except those provided in connection with the audit or quarterly reviews. Of the $1,376,300 in Tax Fees and $930,000 in Tax Fees with respect to 2019 and 2018, respectively, $26,100 and $48,500, respectively, was related to tax compliance services.

(d)	All Other Fees include fees for products and services other than those in the above three categories. This category includes permitted corporate finance services and certain advisory services.

Clear Channel Outdoor’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to Clear Channel Outdoor is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Clear Channel Outdoor by its independent auditor. The Chair of the Audit Committee may represent the entire committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

Notice and Proxy Statement 2020 75

PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. As described above in the Compensation Discussion and Analysis section of this proxy statement, we believe that compensation of our named executive officers should be directly and materially linked to operating performance. The fundamental objective of our compensation program is to attract, retain, and motivate top quality executives through compensation and incentives which are competitive with the various labor markets and industries in which we compete for talent and which align the interests of our executives with the interests of our stockholders.

Overall, we have designed our compensation program to:

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing in this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Securities Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at our annual meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the 2020 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.

This resolution, commonly referred to as a “say-on-pay” resolution, is advisory, which means that the vote is not binding on Clear Channel Outdoor, our Board or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather is related to the overall compensation of our named executive officers, as described in this proxy statement pursuant to the rules of the SEC. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation above. Properly submitted proxies will be so voted unless stockholders specify otherwise.

76 Notice and Proxy Statement 2020

PROPOSAL 3: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Clear Channel Outdoor for the year ending December 31, 2020.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but ultimately may determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as the independent registered public accounting firm without stockholder approval whenever the Audit Committee deems termination necessary or appropriate.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2020. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Notice and Proxy Statement 2020 77

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of stockholders in 2021 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Secretary of Clear Channel Outdoor no later than December 2, 2020, and must otherwise comply with the SEC’s rules. Proposals should be sent to: Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

If you intend to present a proposal at the annual meeting of stockholders in 2021, or if you want to nominate one or more directors at the annual meeting of stockholders in 2021, you must comply with the advance notice provisions of Clear Channel Outdoor’s bylaws. If you intend to present a proposal at the annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above. Our Secretary must receive the notice not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders. This means that, for our 2021 annual meeting, our Secretary must receive the notice no earlier than January 19, 2021 and no later than February 18, 2021. You may contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

Neither Clear Channel Outdoor’s management nor the Board knows of any other business to be brought before the annual meeting other than the matters described above. If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

GENERAL

The cost of soliciting proxies will be borne by Clear Channel Outdoor. Following the original mailing of the proxy soliciting material, regular employees of Clear Channel Outdoor may solicit proxies by mail, telephone, facsimile, e-mail and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties. Clear Channel Outdoor expects to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Clear Channel Outdoor and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Clear Channel Outdoor Holdings, Inc., Investor Relations, 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 or by calling (210) 832-3700. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial owner at a shared address to which a single copy of the proxy statement was delivered.

An electronic copy of Clear Channel Outdoor’s Annual Report on Form 10-K filed with the SEC on February 27, 2020 is available free of charge at Clear Channel Outdoor’s website at www.investor.clearchanneloutdoor.com. A paper copy of the Form 10-K is also are available without charge to stockholders upon written request to: Investor Relations, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

78 Notice and Proxy Statement 2020

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

OIBDAN and net debt are non-GAAP financial measures. We have historically used OIBDAN, among other measures, to evaluate its operating performance. We believed it helps improve investors’ ability to understand the Company’s operating performance and made it easier to compare our results with other companies that have different capital structures or tax rates. In the first quarter of 2020, we will begin to present Adjusted EBITDA in lieu of OIBDAN. We present change in net debt because it helps improves investors’ understanding of changes in our capital structure. Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of OIBDAN, the Company’s ability to fund its cash needs. In addition, OIBDAN may not be comparable to similarly titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.

We present revenue growth and OIBDAN growth, excluding the impact from movement in foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. Revenue growth and OIBDAN growth, excluding the impact from movement in foreign exchange rates, are calculated by converting the current period’s revenue and OIBDAN in local currency to U.S. dollars using average foreign exchange rates for the prior period.

As required by the SEC rules, set forth below are reconciliations of (i) Americas OIBDAN excluding the impact from movement in foreign exchange rates, and Americas OIBDAN to Americas operating income, the most directly comparable measure reported under GAAP, and (ii) consolidated net debt to consolidated total debt, the most directly comparable measure reported under GAAP.

Reconciliation of Operating income (loss) to OIBDAN and OIBDAN excluding effects of foreign exchange rates

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating income, net	Operating income (loss)
Years Ended December 31, 2019
Americas	$507,234	$2	$507,236	$—	$160,386	$—	$—	$346,850
International	212,284	(8,815)	203,469	—	138,651	—	—	64,818
Corporate	(130,822)	2,251	(128,571)	15,770	10,287	—	—	(154,628)
Impairment charges	—	—	—	—	—	5,300	—	(5,300)
Other operating income, net	—	—	—	—	—	—	(1,162)	1,162

Consolidated	$588,696	$(6,562)	$582,134	$15,770	$309,324	$5,300	$(1,162)	$252,902

Years Ended December 31, 2018
Americas	$465,001	$—	$465,001	$—	$166,806	$—	$—	$298,195
International	263,118	—	263,118	—	148,199	—	—	114,919
Corporate	(143,573)	—	(143,573)	8,517	3,947	—	—	(156,037)
Impairment charges	—	—	—	—	—	7,772	—	(7,772)
Other operating income, net	—	—	—	—	—	—	(2,498)	2,498

Consolidated	$584,546	$—	$584,546	$8,517	$318,952	$7,772	$(2,498)	$251,803

Reconciliation of Debt to Net Debt

(In millions)	Year Ended December 31, 2019	Year Ended December 31, 2018
Total debt	$5,084.0	$5,277.3
Plus: Mandatorily-redeemable preferred stock	44.9	—
Less: Cash and cash equivalents	(398.9)	(182.5)
Net Debt	$4,730.1	$5,094.9

*	Amounts may not sum due to rounding.

Notice and Proxy Statement 2020 79

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 Clear Channel Outdoor Holdings, Inc. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.envisionreports.com/cco or delete QR code and control # scan the QR code — login details are Δ≈ located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/cco Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors + 01 - John Dionne 02 - Andrew Hobson 03 - Joe Marchese Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain 2. Approval of the advisory (non-binding) resolution on executive compensation For Against Abstain 3. 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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1PCF 456565 MMMMMMM + 037QKJ MMMMMMMMMMMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 Clear Channel Outdoor Holdings, Inc. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.envisionreports.com/cco or delete QR code and control # scan the QR code — login details are Δ≈ located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/cco Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors + 01 - John Dionne 02 - Andrew Hobson 03 - Joe Marchese Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain 2. Approval of the advisory (non-binding) resolution on executive compensation For Against Abstain 3. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2020 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1PCF 456565 MMMMMMM + 037QKJ MMMMMMMMM

The 2020 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. will be held on Tuesday May 19, 2020, 9:00 am Eastern Time, virtually via the internet at www.meetingcenter.io/266328988. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is CCO2020. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2020. The Proxy Statement and the Annual Report are available at: www.envisionreports.com/cco Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cco q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Clear Channel Outdoor Holdings, Inc. + 2020 Meeting of Stockholders – May 19, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints C. William Eccleshare, Brian D. Coleman and Lynn A. Feldman, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Clear Channel Outdoor Holdings, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held virtually at 9:00 A.M. Eastern Time on May 19, 2020, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 3. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +The 2020 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. will be held on Tuesday May 19, 2020, 9:00 am Eastern Time, virtually via the internet at www.meetingcenter.io/266328988. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is CCO2020. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2020. The Proxy Statement and the Annual Report are available at: www.envisionreports.com/cco Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cco q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Clear Channel Outdoor Holdings, Inc. + 2020 Meeting of Stockholders – May 19, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints C. William Eccleshare, Brian D. Coleman and Lynn A. Feldman, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Clear Channel Outdoor Holdings, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held virtually at 9:00 A.M. Eastern Time on May 19, 2020, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 3. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +